UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule
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Executive Compensation

2024 BUILT TO LEAD NOTICE OF ANNUAL MEETING OF STOCKHOLDERS & PROXY STATEMENT

DEAR STOCKHOLDERS, In 2023, T-Mobile showed everyone what it looks like to serve customers better than anyone else in our industry with the best network, best value and best experiences. This unique strategy led us to achieve phenomenal customer AND financial results. Again. To record our highest share of industry postpaid phone net adds since the merger — while completing the largest and most successful merger integration in wireless history — is nothing short of amazing! Our solid performance led to industry-leading growth in service revenues and cash flow, which are strong indicators of value creation for our stockholders. We continued to invest in our network by extending our 5G leadership and were recognized by independent experts Ookla and OpenSignal as the best in the country for overall network leadership. Having the broadest, deepest and most advanced 5G network in the U.S. also enabled us to expand our dependable and affordable high-speed internet service. We added 2.1 million High-Speed Internet customers in 2023, another industry best! Our massively successful Phone Freedom Un-carrier move offers customers what they want: the flexibility and freedom to upgrade their devices every two years, or as soon as every year. By focusing on earning customers’ loyalty, we posted our lowest annual postpaid phone churn rate in company history — and have the tools in place to hit the lowest churn in our industry over time. Building on this momentum, we expanded our share in strategically important market segments like Enterprise and Government, smaller markets and rural areas, and top 100 markets. And once again, J.D. Power awarded us top honors for customer service. In addition to our impressive business results, we used our network, resources and scale for good to make a meaningful impact in communities across the country. We’re proud to have connected nearly 6 million students through Project 10Million and our other education initiatives, providing $6.4 billion in products and services in the last few years. And we have provided nearly 800,000 first responders with free unlimited talk, text and smartphone data through our Connecting Heroes commitment, with plans to deepen our investment even further in the years to come. Our unique formula is setting us up for continued growth and innovation as we transform T-Mobile into a deeply data-informed, AI-enabled, digital-first company that gives customers the best possible experience. We’re entering a period of enormous value creation in what promises to be the most exciting chapter ever in the Un-carrier story, and WE WON’T STOP! Sincerely, MIKE SIEVERT President and Chief Executive Officer April 26, 2024

Notice of Annual Meeting of Stockholders

DATE: June 12, 2024	TIME: 9:00 a.m. PDT	LOCATION: Online only at www.virtualshareholdermeeting.com/TMUS2024

AGENDA:

◾	Elect 14 director nominees named in the Proxy Statement to the Company’s Board of Directors;

◾	Ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024; and

◾	Consider any other business that is properly brought before the Annual Meeting or any continuation, adjournment or postponement of the Annual Meeting.

Record Date: You can vote your shares if you were a stockholder of record at the close of business on April 16, 2024.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to virtually attend the Annual Meeting, please vote as soon as possible by internet, by telephone or by signing and returning your proxy card if you received a paper copy of the proxy card by mail.

The Annual Meeting will be held solely by means of remote communication, in a virtual only format. You can virtually attend the Annual Meeting at the meeting time by visiting www.virtualshareholdermeeting.com/TMUS2024 and entering the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card or on the instructions that accompany your proxy materials. The Annual Meeting will begin promptly at 9:00 a.m. PDT. Online check-in will begin at 8:45 a.m. PDT, and you should allow ample time for the online check-in procedures. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the phone numbers displayed on the meeting website on the meeting date. Once admitted to the Annual Meeting, you may submit questions, vote or view our list of stockholders by following the instructions that will be available on the meeting website.

We encourage you to vote as promptly as possible, even if you plan to attend the virtual meeting.

By Order of the Board of Directors, Timotheus Höttges Chairman of the Board of Directors April 26, 2024	Broady R. Hodder Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 12, 2024

The Proxy Statement and Annual Report to Stockholders are available at

https://t-mobile.com/Proxy2024 and https://www.proxyvote.com.

Cautionary Statement Regarding Forward-Looking Statements

This Proxy Statement includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including information concerning our future results of operations, are forward-looking statements. These forward-looking statements are generally identified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “could” or similar expressions. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties that may cause actual results to differ materially from the forward-looking statements, including unexpected delays, difficulties, and expenses in executing against our environmental, climate, diversity and inclusion or other “Environmental, Social, and Governance (ESG)” targets, goals and commitments outlined in this document, including, but not limited to, our efforts to reduce our greenhouse gas emissions, as well as changes in laws or regulations affecting us, such as changes in cybersecurity, data privacy, environmental, safety and health laws, and other risks as disclosed in our most recent annual report on Form 10-K and other filings with the Securities and Exchange Commission (the “SEC”), include, among others, the following: competition, industry consolidation and changes in the market for wireless communications services and other forms of connectivity; criminal cyberattacks, disruption, data loss or other security breaches; our inability to take advantage of technological developments on a timely basis; our inability to retain or motivate key personnel, hire qualified personnel or maintain our corporate culture; system failures and business disruptions, allowing for unauthorized use of or interference with our network and other systems; the scarcity and cost of additional wireless spectrum, and regulations relating to spectrum use; challenges in modernizing our existing applications and systems; the impacts of the actions we have taken and conditions we have agreed to in connection with the regulatory proceedings and approvals of our merger with Sprint Corporation (“Sprint”) pursuant to a Business Combination Agreement with Sprint and the other parties named therein (as amended, the “Business Combination Agreement”) and the other transactions contemplated by the Business Combination Agreement, including the acquisition by DISH Network Corporation (“DISH”) of the prepaid wireless business operated under the Boost Mobile and Sprint prepaid brands (excluding the Assurance brand Lifeline customers and the prepaid wireless customers of Shenandoah Personal Communications Company LLC and Swiftel Communications, Inc.), including customer accounts, inventory, contracts, intellectual property and certain other specified assets, and the assumption of certain related liabilities (collectively, the “Prepaid Transaction”), the complaint and proposed final judgment agreed to by us, Deutsche Telekom AG (“Deutsche Telekom”), Sprint, SoftBank Group Corp. (“SoftBank”) and DISH with the U.S. District Court for the District of Columbia, which was approved by the Court on April 1, 2020, as amended on October 23, 2023, the proposed commitments filed with the Secretary of the Federal Communications Commission (“FCC”), which we announced on May 20, 2019, certain national security commitments and undertakings, and any other commitments or undertakings entered into, including, but not limited to, those we have made to certain states and nongovernmental organizations (collectively, the “Government Commitments”), and the challenges in satisfying the Government Commitments in the required time frames and the significant cumulative costs incurred in tracking and monitoring compliance over multiple years; adverse economic, political or market conditions in the U.S. and international markets, including changes resulting from increases in inflation or interest rates, supply chain disruptions and impacts of geopolitical instability, such as the Ukraine-Russia and Israel-Hamas wars and further escalations thereof; sociopolitical volatility and polarization; our inability to manage the ongoing arrangements entered into in connection with the Prepaid Transaction, and known or unknown liabilities arising in connection therewith; the timing and effects of any future acquisition, divestiture, investment, or merger involving us; any disruption or failure of our third parties (including key suppliers) to provide products or services for the operation of our business; our substantial level of indebtedness and our inability to service our debt obligations in accordance with their terms; changes in the credit market conditions, credit rating downgrades or an inability to access debt markets; the risk of future material weaknesses we may identify or any other failure by us to maintain effective internal controls, and the resulting significant costs and reputational damage; any changes in regulations or in the regulatory framework under which we operate; laws and regulations relating to the handling of privacy and data protection; unfavorable outcomes of and increased costs from existing or future regulatory or legal proceedings; difficulties in protecting our intellectual property rights or if we infringe on the intellectual property rights of others; our offering of regulated financial services products and exposure to a wide variety of state and federal regulations; new or amended tax laws or regulations or administrative interpretations and judicial decisions affecting the scope or application of tax laws or regulations; our wireless licenses, including those controlled through leasing agreements, are subject to renewal and may be revoked; our exclusive forum provision as provided in our Fifth Amended and Restated Certificate of Incorporation; interests of Deutsche Telekom, our controlling stockholder, which may differ from the interests of other stockholders; the dollar amount authorized for our stockholder return program may not be fully utilized, and our share repurchases and dividend payments pursuant thereto may fail to have the desired impact on stockholder value; and future sales of our common stock by Deutsche Telekom and SoftBank and our inability to attract additional equity financing outside the United States due to foreign ownership limitations by the FCC. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. T-Mobile does not undertake, and expressly disclaims any duty, to update any statements contained herein, whether as a result of new information, new developments, or otherwise, except to the extent that disclosure may be required by law. In addition, some of the statements contained in this Proxy Statement may rely on third-party information and projections that management believes to be reputable; however, T-Mobile does not independently verify or audit this information, and any inaccuracies or deviations in such information and projections may materially impact our ability to execute on our strategy, achieve our goals, or otherwise adversely impact our business.

This Proxy Statement contains ESG-related statements based on hypothetical scenarios and assumptions as well as estimates that are subject to a high level of uncertainty, and these statements should not necessarily be viewed as being representative of current or actual risk or performance, or forecasts of expected risk or performance. In addition, historical, current, and forward-looking environmental and social-related statements may be based on standards for measuring progress that are still developing, and internal controls and processes that continue to evolve. For example, our disclosures based on existing standards may change due to revisions in framework requirements, availability of information, changes in our business or applicable government policies, or other factors which may be beyond our control. Forward-looking and other statements in this document may also address our corporate responsibility and sustainability progress, plans, and goals. Our inclusion of such ESG-related information herein or in other documents is not necessarily “material” under the federal securities laws for SEC reporting purposes, even if we use the word “material” or “materiality” in relation to those statements, but is informed by various ESG standards and frameworks (including standards for the measurement of underlying data), and the interests of various stakeholders. These standards continue to evolve, often quickly, including for matters outside of our control; our disclosures are inherently dependent on the methodology and data used, and there can be no guarantee that such disclosures will necessarily reflect or be consistent with the preferred practices or interpretations of particular stakeholders, either currently or in future. Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

Proxy Statement Summary	1

Corporate Governance at T-Mobile	5

About the Board of Directors	6

Annual Board and Committee Evaluations	8

How to Communicate with our Board	8

Board Committees and Related Matters	9

Risk Oversight	13

Director Compensation	15

Director Nomination, Selection and Qualifications	17

Environmental, Social, and Governance Practices	20

Proposal 1 - Election of Directors	28

Executive Officers	36

Proposal 2 - Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2024	39

Changes in Certifying Accountant	39

Required Vote	39

Pre-Approval Process	40

Fees Paid to Deloitte & Touche LLP	40

Audit Committee Report	40

Executive Compensation	42

Compensation Discussion and Analysis	42

Compensation Committee Report	54

Executive Compensation Tables	55

Pay Ratio	68

Pay Versus Performance	69

Security Ownership of Principal Stockholders and Management	72

Transactions with Related Persons and Approval	74

Related Person Transactions	74

Related Person Transaction Policy	74

Transactions with Deutsche Telekom and SoftBank	75

Questions and Answers About the Annual Meeting and Voting	81

Other Information and Business	84

Appendix A – Reconciliation of Non-GAAP Financial Measures	A-1

THIS SUMMARY HIGHLIGHTS INFORMATION YOU WILL FIND IN THIS PROXY STATEMENT. AS IT IS ONLY A SUMMARY, PLEASE REVIEW THE COMPLETE PROXY STATEMENT BEFORE YOU VOTE.

Annual Meeting Information
	DATE AND TIME: June 12, 2024 at 9:00 a.m. PDT	LOCATION: Online only at www.virtualshareholder meeting.com/TMUS2024	RECORD DATE: April 16, 2024	PROXY MAIL DATE: On or about April 26, 2024

How to Vote	BY INTERNET: Visit the website listed on your proxy card	BY PHONE: Call the telephone number on your proxy card	BY MAIL: Sign, date and return your proxy card in the enclosed envelope	AT THE ANNUAL MEETING: Vote electronically at the virtual Annual Meeting

Voting:	Each share of common stock is entitled to one vote for each director nominee and one vote for the other proposal to be voted on.

Admission:	You can virtually attend the Annual Meeting at the meeting time by visiting www.virtualshareholdermeeting.com/TMUS2024 and entering the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card or on the instructions that accompany your proxy materials. The Annual Meeting will begin promptly at 9:00 a.m. PDT. Online check-in will begin at 8:45 a.m. PDT, and you should allow ample time for the online check-in procedures.

Annual Meeting Agenda and Vote Recommendations:

Matter		Board Vote Recommendation	Page Reference (for more details)

Proposal 1	Election of Directors	FOR	28

Proposal 2	Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2024	FOR	39

In this Proxy Statement, “we,” “our,” “us,” “T-Mobile” and the “Company” refer to T-Mobile US, Inc. as a standalone company prior to April 1, 2020, the date we completed the Sprint Combination (as defined below), and after April 1, 2020, refer to the combined company as a result of the Sprint Combination. “Annual Meeting” refers to the 2024 Annual Meeting of Stockholders. We first made this Proxy Statement and form of proxy card available to stockholders on or about April 26, 2024.

■ PROXY STATEMENT 2024	1

Proxy Statement Summary

Good Corporate Governance Practices

Governance is real at T-Mobile. We became a publicly traded company in 2013 with a significant stockholder, Deutsche Telekom, following a business combination with MetroPCS Communications, Inc. (the “Metro Combination”). On April 1, 2020, we completed the merger with Sprint in an all-stock transaction (the “Sprint Combination” or the “Merger”). In connection with the Sprint Combination, on April 1, 2020, Deutsche Telekom and SoftBank entered into a Proxy, Lock-up and ROFR Agreement (the “Proxy Agreement”).

Pursuant to that certain Letter Agreement, dated as of February 20, 2020, by and among the Company, Deutsche Telekom and SoftBank, the Company issued 48,751,557 additional shares of T-Mobile common stock to SoftBank on December 28, 2023.

As a result of the Proxy Agreement, as of March 31, 2024, Deutsche Telekom has voting control over approximately 57.9% of the outstanding T-Mobile common stock, including approximately 7.8% of shares of the outstanding T-Mobile common stock held by SoftBank.

Deutsche Telekom has the right to designate 10 of our directors. As a result, we have stockholder representation on our Board. The Nominating and Corporate Governance Committee has the right to designate three of our directors, all of whom are independent based on the applicable NASDAQ and SEC rules. Directors approach each Board decision with a mindset that is intellectually independent from management. In addition, our Board has structured our corporate governance program to promote the long-term interest of stockholders, strengthen the Board’s and management’s accountability and help build public trust in the Company.

Unclassified Board and Annual Election of Directors

Annual Board and Committee Self-Evaluations

14 Director Nominees

No Poison Pill

Separation of Chairman and Chief Executive Officer Roles

Stockholder Right to Call Special Meeting and Act by Written Consent

Lead Independent Director

Anti-Hedging, Anti-Short Sale and Anti-Pledging Policies

Independent Chairs of the Audit, Compensation and Nominating and Corporate Governance Committees

Executive Compensation Driven by Pay for Performance

Regular Executive Sessions of Independent Directors

Stock Ownership Guidelines for Executive Officers and Directors

Comprehensive Risk Oversight by the Board and its Committees

SEC- and Nasdaq-compliant Clawback Policy Covering Incentive Payments

2	PROXY STATEMENT 2024 ■

Proxy Statement Summary

T-MOBILE DELIVERS INDUSTRY-LEADING GROWTH IN CUSTOMERS, SERVICE REVENUES AND CASH FLOW IN 2023

Our differentiated growth strategy drove industry-best postpaid net account additions of 1.3 million,1 postpaid net customer additions of 5.7 million, and High Speed Internet net customer additions of 2.1 million in 2023. We ended 2023 with a record high total customers of 119.7 million.

Our customer growth translated into industry-leading financial growth in 2023, enabling us to return $14.0 billion to stockholders through a combination of share repurchases and dividends. In 2023, our Total service revenues were $63.2 billion, Postpaid service revenues were $48.7 billion, Net income was $8.3 billion, Core Adjusted EBITDA was $29.1 billion, Net cash provided by operating activities was $18.6 billion, and Adjusted Free Cash Flow was $13.6 billion.

At the end of 2023, our 5G network covered more than 330 million people (98% of Americans), and our Ultra Capacity 5G covered more than 300 million people nationwide.

Our stock price has increased by 88.3% from April 1, 2020 (the closing date of the Sprint Combination) to December 31, 2023.

Core Adjusted EBITDA and Adjusted Free Cash Flow are non-GAAP financial measures. Each of the non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with U.S. generally accepted accounting principles (“GAAP”). Reconciliations to the most directly comparable GAAP financial measures are provided in Appendix A to this Proxy Statement.

1	AT&T Inc. historically does not disclose postpaid net account additions.

■ PROXY STATEMENT 2024	3

Proxy Statement Summary

Executive Compensation Highlights – Paying for Performance

Our executive compensation program is aligned with our business strategy and is designed to attract and retain top talent, reward short-term and long-term business results and exceptional individual performance, and, most importantly, maximize stockholder value.

KEY FEATURES OF OUR EXECUTIVE COMPENSATION PROGRAM

WHAT WE DO

Emphasis on pay for performance

Independent compensation consultant

Executive and director stock ownership guidelines

Clawback policy covering incentive payments

Use of multiple performance measures and caps on potential incentive payments

Substantial majority of target total compensation is variable

Use of executive compensation statements (“tally sheets”)

Annual risk assessment of compensation programs

WHAT WE DON’T DO

No excise tax gross ups

No guaranteed bonuses

No plans that encourage excessive risk taking

No single-trigger payments or vesting of equity awards upon a change in control

No significant perquisites

No dividends paid on unearned or unvested equity awards

No hedging or pledging of stock

4	PROXY STATEMENT 2024 ■

T-Mobile is Committed to Good Corporate Governance

Our corporate governance practices and policies promote the long-term interests of our stockholders, strengthen the accountability of our Board and management and help build public trust.

Our Board has established a boardroom dynamic that encourages meaningful and robust discussions based on each director’s unique and diverse background, resulting in informed decision-making that seeks to maximize stockholder value and promotes stockholder interests. Directors exercise this thorough oversight of decisions regarding the Company’s strategy and outlook. The Board regularly reviews developments in corporate governance and updates its practices and governance materials as it deems necessary and appropriate.

Key Governance Materials

Certificate of Incorporation
Bylaws
Corporate Governance Guidelines
Director Selection Guidelines
Stockholders’ Agreement
Charter for Each Board Committee
Code of Business Conduct
Code of Ethics for Senior Financial Officers
Environmental Policy
Executive Incentive Compensation Recoupment Policy
Human Rights Statement
Speak Up Policy (f.k.a. Whistleblower Protection Policy)
Supplier Code of Conduct
Supplier Data Processing Requirements

These documents are available under the “Corporate Governance” section of our website at http://investor.t-mobile.com or are included in our filings with the SEC. In addition, our key Privacy Notices are available on our website at https://www.t-mobile.com/privacy-center.

■ PROXY STATEMENT 2024	5

Corporate Governance at T-Mobile

About the Board of Directors

GOVERNANCE FRAMEWORK AND CODE OF BUSINESS CONDUCT

Our Board has adopted Corporate Governance Guidelines that, together with our certificate of incorporation, our bylaws and the Second Amended and Restated Stockholders’ Agreement we entered into with Deutsche Telekom and SoftBank on June 22, 2020 (the “Stockholders’ Agreement”), provide a framework for the effective governance of the Company.

The Board also adopted our Code of Business Conduct, which establishes the standards of ethical conduct applicable to our directors, officers and employees. In addition, we have a Code of Ethics for Senior Financial Officers. In the event of a waiver by the Board of any provisions of the Code of Business Conduct or Code of Ethics for Senior Financial Officers applicable to directors or executive officers or any amendment thereto, we will promptly disclose the Board’s actions on our website.

OUR BOARD

Our Board currently consists of 14 directors. One of the directors is currently employed by the Company. We are required to have a “National Security Director” pursuant to our national security commitments entered into in connection with the Sprint Combination. Letitia A. Long currently serves in such capacity. Pursuant to our certificate of incorporation and the Stockholders’ Agreement, Deutsche Telekom has certain rights to designate director nominees and to have such designees serve on the committees of the Board. See “Transactions with Related Persons and Approval—Transactions with Deutsche Telekom and SoftBank—Stockholders’ Agreement” for more information.

WE ARE A CONTROLLED COMPANY WITH CERTAIN EXEMPTIONS

Deutsche Telekom has voting control, as of March 31, 2024, over approximately 57.9% of the outstanding shares of our common stock (including approximately 7.8% of the outstanding shares of common stock held by SoftBank over which Deutsche Telekom exercises voting control pursuant to the Proxy Agreement), and we are deemed a “controlled company” under the NASDAQ Stock Market LLC (“NASDAQ”) rules. These rules exempt “controlled companies,” like us, from certain corporate governance requirements, including: (i) that a majority of our Board be independent, (ii) that our Nominating and Corporate Governance Committee be composed entirely of independent directors, and (iii) that our Compensation Committee be composed entirely of independent directors.

DIRECTOR INDEPENDENCE

On an annual basis, our Board evaluates the independence of each director, including nominees for election to the Board, in accordance with NASDAQ rules and our Corporate Governance Guidelines. For certain types of relationships, NASDAQ rules require us to consider a director’s relationship with the Company, and also with any parent or subsidiary in a consolidated group with the Company, which includes Deutsche Telekom and its affiliates. Each of the following directors or director nominees is an “independent director” under NASDAQ rules and our Corporate Governance Guidelines:

■ Marcelo Claure ■ Srikant M. Datar* ■ James J. Kavanaugh*	■ Letitia A. Long ■ Teresa A. Taylor* ■ Kelvin R. Westbrook

*	The Board has determined that each member of the Audit Committee meets the heightened independence criteria applicable to audit committee members under NASDAQ and SEC rules.

BOARD LEADERSHIP

OUR CHAIRMAN AND OUR CHIEF EXECUTIVE OFFICER ROLES ARE SEPARATED

We believe that separating the roles of Chief Executive Officer and Chairman of the Board is appropriate for the Company and in the best interests of the Company and its stockholders at this time. Timotheus Höttges, Deutsche Telekom’s Chief Executive Officer, is the Chairman of the Board. Key responsibilities of our Chairman include:

▪	Managing the overall Board function

▪	Chairing all regular sessions of the Board

▪	Establishing the agenda for each Board meeting in consultation with the lead independent director, our Chief Executive Officer and other senior management, as appropriate

▪	Assisting in establishing, coordinating and reviewing the criteria and methods for evaluating, at least annually, the effectiveness of the Board and its committees

6	PROXY STATEMENT 2024 ■

Corporate Governance at T-Mobile

Absent any changes to the Stockholders’ Agreement, which will require Deutsche Telekom’s approval, the Company does not foresee a possibility that the Chairman of the Board and CEO roles will be filled by a single individual. The separation of the offices allows Mr. Höttges to focus on management of Board matters and allows our Chief Executive Officer to focus on managing our business. Additionally, we believe the separation of the roles ensures the objectivity of the Board in its management oversight role, specifically with respect to reviewing and assessing our Chief Executive Officer’s performance. The Board believes that the current leadership structure chosen by the Board is conducive to the Board’s role in risk oversight. The Company would engage with stockholders prior to the Board making a decision to combine the Chairman and Chief Executive Officer roles, and would promptly publicly disclose such a decision by the Board.

WE HAVE A LEAD INDEPENDENT DIRECTOR

Our Board has also chosen to appoint a lead independent director. The lead independent director has significant authority, provides leadership for our independent directors, and strengthens the Board’s oversight of the Company’s business. Teresa A. Taylor is our current lead independent director. She also serves as the Chair of the Nominating and Corporate Governance Committee. Key responsibilities of our lead independent director include:

▪	Coordinating the activities of our independent directors

▪	Calling and presiding over the executive sessions of the independent directors

▪	Functioning as a liaison between the independent directors and the Chairman of the Board and/or the Chief Executive Officer

▪	Providing input on design of the Board

▪	Providing input on the flow of information to the Board, including the Board’s agenda and schedule

▪	Facilitating discussion among the independent directors on key issues and concerns outside of Board meetings, including with respect to risk management

▪	Chairing the annual stockholders’ meeting when the Chairman of the Board is not present

▪	When requested, representing the Board with internal and external audiences, including stockholders

BOARD MEETINGS AND DIRECTOR ATTENDANCE

Our Board meets regularly throughout the year. Committees typically meet prior to the Board meeting, and, depending on the schedule of the Board meeting, the Audit Committee holds additional meetings in connection with quarterly earnings releases. Directors are expected to attend all meetings of the Board and each committee on which they serve, as well as the Annual Meeting. At each regularly scheduled Board meeting (or more frequently if necessary), time is set aside for executive sessions where outside (non-management) directors meet without management present. In addition, our Corporate Governance Guidelines require the independent directors to meet at least twice each year in executive sessions, with the lead independent director presiding at such executive sessions.

▪	Our Board met five times during 2023

▪	Each director attended at least 75% of the total number of meetings of the Board and Board committees on which he or she served

▪	All directors who then served on the Board attended our 2023 annual meeting of stockholders

■ PROXY STATEMENT 2024	7

Corporate Governance at T-Mobile

Annual Board and Committee Evaluations

The Nominating and Corporate Governance Committee oversees the annual Board and committee self-evaluation process. In 2023, the Committee engaged an outside consultant to coordinate and provide insight on the annual self-evaluation process.

THE BOARD IS COMMITTED TO A COMPREHENSIVE SELF-EVALUATION PROCESS TO REVIEW THE BOARD’S AND EACH COMMITTEE’S OVERALL EFFECTIVENESS.

BOARD EVALUATION PROCESS

1

BEGIN EVALUATION PROCESS

The Chair of the Nominating and Corporate Governance Committee initiates, with the assistance of the Corporate Secretary, the annual evaluation process by engaging an outside evaluation consultant.

2

EVALUATION

Working closely with management, the outside consultant distributes comprehensive questionnaires to each director soliciting feedback on the Board’s and each relevant committee’s effectiveness, covering topics such as:

Strategic Oversight Scope & Content of Presentations	Risk Management Succession Planning

3

ANALYSIS

The outside consultant reviews the responses and prepares an executive summary for the Board and each committee, which includes an overview of director responses and guidance on any material issues. The Chair of the Nominating and Corporate Governance Committee reviews the reports together with management and works directly with the consultant to evaluate the findings.

4

RESULTS AND FINDINGS

The Nominating and Corporate Governance chair, with assistance from the outside consultant, presents the results and findings to the Board. Each committee reviews the committee results and findings.

FOLLOW UP

Results requiring additional consideration are addressed at subsequent board and committee meetings and reported back to the Board, where appropriate.

How to Communicate With Our Board

You may contact the Chairman of the Board, the Board as a whole, the lead independent director, or any individual director as follows:

T-Mobile US, Inc. The Board of Directors c/o Corporate Secretary 3655 131st Avenue SE Bellevue, WA 98006	After receipt, communications will generally be forwarded to the Chairman of the Board, the whole Board, the lead independent director or specific directors as the Corporate Secretary deems appropriate based on the content of, and the matters raised in, the communications. Communications that are unrelated to the duties and responsibilities of the Board or are unduly hostile, threatening, potentially illegal or similarly unsuitable will not be forwarded. Responses to letters and any communications that are excluded are maintained by the Company and are available to any director upon request.

8	PROXY STATEMENT 2024 ■

Corporate Governance at T-Mobile

Board Committees and Related Matters

Our Board has six standing committees: Audit, CEO Selection, Compensation, Executive, Nominating and Corporate Governance and Transaction. The CEO Selection and Transaction Committees were formed upon the Sprint Combination. The Board makes committee and committee chair assignments annually at its meeting immediately following the annual meeting of stockholders, although further changes may be made from time to time as deemed appropriate by the Board.

Each committee has a Board-approved charter, which is reviewed annually by the respective committee. Recommended changes, if any, are submitted to the Board for approval. Each committee may retain and compensate consultants or other advisors as necessary for it to carry out its duties, without consulting with or obtaining the approval of the Board or the Company. A copy of the charter for each standing committee can be found on the Investor Relations section of our website at http://investor.t-mobile.com by selecting “Governance Documents” under the “Corporate Governance” tab.

Chair: Srikant M. Datar Additional Members: James J. Kavanaugh Teresa A. Taylor Meetings Held in 2023: 9

Audit Committee

As more fully described in its charter, the primary responsibilities of the Audit Committee are to:

▪   Assist the Board in oversight of the integrity of the Company’s financial statements and the accounting and financial reporting processes, disclosure controls and procedures and internal audit functions

▪   Directly appoint, compensate and retain our independent auditor, including the evaluation of the independent auditor’s qualifications, performance and independence

▪   Pre-approve the retention of the independent auditor for all audit and such non-audit services as the independent auditor is permitted to provide the Company and approve the fees for such services

▪   Discuss and oversee the Company’s financial risk assessment and risk management

▪   Develop and oversee compliance with the Code of Ethics for Senior Financial Officers

▪   Establish procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters

▪   Review and approve all related person transactions pursuant to the Company’s Related Person Transaction Policy

Our Board has determined that each member of the Audit Committee meets all of the requirements for audit committee members under applicable NASDAQ rules, and Messrs. Datar and Kavanaugh are also “audit committee financial experts” as defined in applicable SEC rules.

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Compensation Committee

As more fully described in its charter, the primary responsibilities of the Compensation Committee are to:

▪   Review and approve the Company’s overall executive compensation philosophy and its programs, policies and practices regarding the compensation of its executive officers at least annually

▪   Review and approve corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluate the Chief Executive Officer’s performance in light of those goals and objectives and determine and approve the Chief Executive Officer’s compensation

▪   Review and approve annual and long-term compensation for and all compensation arrangements to be entered into with the Company’s executive officers

▪   Oversee the development of succession plans for the Chief Executive Officer and senior management

▪   Assist the Board in reviewing the results of any stockholder advisory votes, or respond to other stockholder communications that relate to executive officer compensation, and consider whether to make or recommend adjustments to the Company’s policies and practices as a result of such votes or communications

▪   Review a report from management regarding potential material risks, if any, created by the Company’s compensation policies and practices

▪   Review and make recommendations to the Board with respect to compensation for non-employee members of the Board

▪   Review and make recommendations to the Board with respect to all Company equity compensation plans and oversee the administration of such plans

▪   Review, approve and administer any Company policy regarding the recoupment or clawback of compensation

▪   Oversee the Company’s strategies, initiatives and programs related to human capital management

▪   The Section 16 Subcommittee has the authority to approve all equity or equity-based awards granted to the Company’s officers who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), provided that if the Section 16 Subcommittee does not consist of at least two directors, the full Board shall have such authority.

Chair: Kelvin R. Westbrook Additional Members: Marcelo Claure Srinivasan Gopalan Christian P. Illek Raphael Kübler Meetings Held in 2023: 6 Section 16 Subcommittee: Kelvin R. Westbrook Marcelo Claure

Compensation Committee

THE COMPENSATION COMMITTEE HAS ENGAGED AN INDEPENDENT COMPENSATION CONSULTANT

The Compensation Committee has retained Mercer (a wholly owned subsidiary of Marsh & McLennan Companies, Inc.), a well-recognized employee benefits and compensation consulting firm, as its independent compensation consultant. Mercer assists the Compensation Committee in its evaluation of the compensation and benefits provided to the Chief Executive Officer and the other executive officers. Mercer generally attends Compensation Committee meetings at which executive officer compensation is discussed and provides information, research and analysis pertaining to executive compensation as requested by the Compensation Committee. Mercer also updates the Compensation Committee on market trends. During 2023, the aggregate fees for such services were approximately $316,000. In addition, Mercer provided services to the Company for investment and benefits consulting and retirement plan consulting, which services were approved by management. During 2023, the aggregate fees for such services were approximately $756,000.

∎  The Compensation Committee determined that Mercer is (and was, during 2023) independent and that its engagement does not (and did not, during 2023) present any conflicts of interest that would prevent Mercer from serving as an independent consultant to the Compensation Committee.

∎  Mercer also determined that it was independent from management and confirmed this in a written statement delivered to the Compensation Committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2023, the following individuals served on the Compensation Committee for all or part of the year: Messrs. Claure, Gopalan, Illek, Kübler, and Westbrook. No member of the Compensation Committee who served during 2023 was an officer or employee of the Company or any of its subsidiaries during the year, was formerly a Company officer or had any relationship otherwise requiring disclosure as compensation committee interlock pursuant to Item 407(e)(4) of Regulation S-K.

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Chair: Timotheus Höttges

Additional Members:

Marcelo Claure

Christian P. Illek

Thorsten Langheim

Teresa A. Taylor

Meetings Held in 2023: 0*

*Per the CEO Selection Committee’s

charter, the Committee meets as

often as it determines necessary

CEO Selection Committee

As more fully described in its charter, the primary responsibilities of the CEO Selection Committee are to:

▪   Select, appoint, hire, fire and recall from office the Chief Executive Officer of the Company

▪   Consult with SoftBank as required for certain decisions to fire and recall from office the Chief Executive Officer of the Company

Chair: Timotheus Höttges

Additional Members:

Marcelo Claure

Christian P. Illek

Raphael Kübler

Thorsten Langheim

G. Michael Sievert

Meetings Held in 2023: 0*

*Per the Executive Committee’s charter,

the committee meets as often as it

determines necessary

Executive Committee

As more fully described in its charter, the primary responsibilities of the Executive Committee are to:

▪   Monitor the Company’s operating performance relative to its operating objectives, strategy, plans and actions

▪   Provide management with feedback regarding the Company’s operating objectives, strategy, plans, and actions, as well as the Company’s operating performance

▪   Consider strategic operating goals, opportunities and risks

▪   Recommend changes to the Company’s operating objectives, strategy, plans, and actions for consideration by the Board, as appropriate

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Nominating and Corporate Governance Committee

As more fully described in its charter, the primary responsibilities of the Nominating and Corporate Governance Committee are to:

▪   Subject to the terms of the Company’s certificate of incorporation and the Stockholders’ Agreement, review, approve and recommend for Board consideration director candidates based on the director selection guidelines then in effect, and advise the Board with regard to the nomination or appointment of such director candidates

▪   Periodically review and make recommendations to the Board regarding the appropriate size, role and function of the Board

▪   Develop and oversee a process for an annual evaluation of the Board and its committees

▪   Monitor the process for preparing agendas for, organizing and running Board meetings (including the occurrence of regular executive sessions) in coordination with the Chairman of the Board and Chief Executive Officer

▪   Recommend to the Board, as appropriate, the number, type, functions, and structure of committees of the Board, and the chairperson of each such committee

▪   Oversees director succession planning

▪   Develop and oversee compliance with the Code of Business Conduct for all employees, officers and directors

▪   Discuss the Company’s risk assessment and risk management policies, as well as annually review the implementation and effectiveness of our compliance and ethics programs

▪   Periodically review the Company’s report on political and charitable contributions and other environmental, sustainability, and corporate social responsibility matters

▪   Periodically review and consult with management on the Company’s data privacy and information security programs, including cybersecurity

▪   Periodically review the Company’s director orientation program and recommend changes, as appropriate

▪   Monitor, plan and support continuing education activities of the directors

▪   Develop, update as necessary and recommend to the Board corporate governance principles and policies

Chair: Teresa A. Taylor Additional Members: Dominique Leroy Letitia A. Long Meetings Held in 2023: 7

Transaction Committee

As more fully described in its charter, the primary responsibilities of the Transaction Committee are to:

▪   Evaluate with the Company’s management and provide recommendations to the Board with respect to proposed strategic transactions for the Company and its businesses, including, but not limited to, mergers, acquisitions, divestitures, joint ventures, and other similar transactions

▪   Monitor the progress of pending and potential strategic transactions involving the Company, its businesses and its competitors

  Chair: Thorsten Langheim

  Additional Members:

  Marcelo Claure

  Srinivasan Gopalan

  Christian P. Illek

  G. Michael Sievert

  Kelvin R. Westbrook

  Meetings Held in 2023: 4

*Per the Transaction Committee’s charter, the committee meets as often as it determines necessary

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Risk Oversight

MANAGEMENT’S ROLE IN RISK OVERSIGHT

Management of the Company, including the Chief Executive Officer and other executive officers, is primarily responsible for managing the risks associated with the business, operations, and financial and disclosure controls. Management conducts a quarterly enterprise-wide risk assessment and considers financial, strategic, IT, cybersecurity, technology, operational, compliance, legal/regulatory, environmental, social, corporate governance (“ESG”) and reputational risks to the Company, including risks that are short-term, intermediate-term and/or long-term in nature. In addition, management conducts an annual fraud risk assessment and an annual compliance risk assessment. Periodically, the Company engages external third-party experts as part of the Company’s risk assessment, including assessment of future threats and trends, and risk mitigation processes. All enterprise risks that are considered are prioritized based on the magnitude of the potential impact to the Company. Risk trending is also evaluated, and management action plans and timelines are developed and tracked to address the immediacy of the risk assessed. The results of these assessments are considered in connection with the operational, financial, and business activities of the Company.

Management Maintains a Third-Party Risk Management Program

Management maintains a centralized Third-Party Risk Management Program to evaluate multiple aspects of risk related to doing business with third-party vendors and Mobile Virtual Network Operator partners, including, but not limited to, cybersecurity, geopolitical, privacy, financial, ESG, anti-corruption and fourth-party risks and risks relating to foreign ownership and compliance with national security commitments.

Management Maintains an Enterprise Risk and Compliance Committee

The Enterprise Risk and Compliance Committee oversees and governs the Company’s risk management, cybersecurity, ESG, and operational compliance activities, as well as provides a means of bringing risk issues to the attention of management. Responsibilities for risk management and compliance are distributed throughout various functional areas of the business, and the Enterprise Risk and Compliance Committee consists of representatives of our senior leadership team as well as leaders and other representatives from the enterprise risk organization, the enterprise compliance and ethics function, and subject matter experts from across the Company, such as our legal team. The committee is co-led by our Executive Vice President and Chief Financial Officer and Executive Vice President and General Counsel. It regularly meets and reviews the Company’s activities in these areas. The Enterprise Risk and Compliance Committee drives the identification, prioritization, and mitigation efforts of the Company’s most significant risks, enables coordinated actions across the Company, and informs the Senior Vice President, Internal Audit & Risk Management’s (the “Chief Audit Executive”) report to the Audit Committee and the Chief Compliance Officer’s report to the Nominating and Corporate Governance Committee.

Historically, the Information Security and Privacy Council oversaw the strategic governance and prioritization of the Company’s information security (including cybersecurity), privacy and national security initiatives. The Information Security and Privacy Council was co-chaired by the Chief Security Officer and Chief Privacy Officer and consisted of representatives of management and subject matter experts from across the Company. Over the last year, such oversight responsibilities have been shifted to the Enterprise Risk and Compliance Committee and the Transformation and Chief Information & Digital Officer is now a member of the committee, while the Chief Security Officer and the Chief Privacy Officer serve in an advisory capacity.

Transformation and Chief Information & Digital Officer Oversees the Company’s Information Technology Systems, Digital Capabilities, and Cybersecurity Practices

As part of the effort to elevate the Company’s cybersecurity capabilities and to reinforce a security-first mindset throughout T-Mobile business and operation functions, a new position, the Transformation and Chief Information & Digital Officer under the direction of the Company’s Chief Executive Officer was created in 2023. The Transformation and Chief Information & Digital Officer is responsible for overseeing the Company’s information technology systems, digital capabilities, and cybersecurity practices. The Chief Security Officer, under the direction of the Transformation and Chief Information & Digital Officer, is responsible for overseeing the cybersecurity organization and promoting a security-centric culture throughout our business and operational functions. The Chief Security Officer also oversees the cybersecurity risk management function, which identifies cybersecurity threats, assesses cybersecurity risks and supports the Transformation and Chief Information & Digital Officer and the Company in managing such risks. The Transformation and Chief Information & Digital Officer and the Chief Security Officer have the expertise to provide insights into the nature of cybersecurity threats, the Company’s readiness, and actions taken to mitigate such risks.

Management Maintains a Sustainability Steering Committee

To help drive sustainability outcomes across the business, we maintain a Sustainability Steering Committee that meets quarterly to discuss priority environmental sustainability topics and initiatives. Comprised of a cross-functional group of executives, the committee is responsible for setting the sustainability strategy for the Company, evaluating and approving enterprise-wide goals, and providing oversight, accountability and resource teams for driving progress against strategy. The committee is co-chaired by our Executive Vice President, Chief Communications and Corporate Responsibility Officer and our Executive Vice President and Chief Financial Officer. Key initiatives overseen by the committee are communicated through ESG updates to the Nominating and Corporate Governance Committee.

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THE BOARD’S ROLE IN RISK OVERSIGHT

Selective Delegation of Risk Oversight to Committees

Our directors have deep experience and expertise in strategic planning and execution. Through regular and special Board meetings, the Board engages with management in discussions about the Company’s financial and operational performance, competitive landscape, strategic goals, operational objectives and challenges and regulatory developments.

While the full Board has overall responsibility for risk oversight, the Board has delegated risk oversight responsibility for certain risks to committees of the Board. On a regular basis, reports of all committee meetings are presented to the Board, and the Board periodically conducts deep dives on key enterprise risks.

Audit Committee

The Audit Committee has primary responsibility for overseeing the Company’s various risk assessment, risk management policies, and procedures and controls. The Audit Committee considers and discusses policies with respect to risk assessment and risk management, including the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

To assist the Audit Committee with its risk assessment function, our Chief Audit Executive has a direct communication channel to the Audit Committee for purposes of reporting or discussing concerns and has regular meetings with the Audit Committee and/or its members. The Chief Audit Executive provides a quarterly enterprise-wide risk assessment (including risks relating to cybersecurity and privacy), annual fraud risk assessment, and SOX and Internal Audit reporting or assessments to the Audit Committee and updates the Audit Committee on significant issues raised by the Enterprise Risk and Compliance Committee. The Audit Committee discusses the potential impact of the Company’s risk exposures on the Company’s business, financial results, operations and reputation. The Company’s General Counsel provides periodic reports to the Audit Committee on the Company’s significant litigation matters.

As an integral part of the Company’s disclosure controls and procedures, the Audit Committee reviews enterprise risk assessments and fraud risk assessments, provides feedback to executive management and shares the risk assessments with the Board. The Audit Committee also has other responsibilities with respect to the Company’s financial and accounting compliance and complaint procedures, internal audit, SOX Compliance program and related person transactions, as more fully set out in its charter. Additionally, the Chief Compliance Officer also has a direct communication channel to the Audit Committee for purposes of discussing or reporting matters that could have a significant impact on the Company’s financial statements or may concern the integrity, adequacy, and effectiveness of the Company’s accounting and financial reporting processes and internal controls and external reporting policies and procedures.

CEO Selection Committee

The CEO Selection Committee oversees risks related to the selection, appointment, hiring, firing and recall from office of the Chief Executive Officer of the Company.

Compensation Committee

The Compensation Committee has certain responsibilities with respect to succession planning and the assessment of risk in connection with our compensation programs. The Compensation Committee periodically reviews with management an assessment of whether risks arising from the Company’s compensation policies and practices for all employees are reasonably likely to have a material adverse effect on the Company, as well as the means by which any potential risks may be mitigated, such as through governance and oversight and clawback policies. The Company designs the compensation programs to encourage appropriate risk-taking while discouraging behavior that may result in unnecessary or excessive business risk. In this regard, the following elements have been incorporated in our compensation programs for executive officers:

▪	Use of multiple metrics in the annual incentive plan and use of two long-term incentive vehicles (time-based and performance-based incentive awards) for executive officers

▪	Annual incentive award payouts capped at 200% of target

▪	Performance-based long-term incentive awards capped at 200% of target

▪	Emphasis on long-term and performance-based compensation

▪	The Compensation Committee has discretion to reduce incentive awards, as appropriate

▪	Alignment of interests of our executive officers with the long-term interests of our stockholders through stock ownership guidelines that call for significant share ownership by our executive officers

▪	Formal, SEC- and Nasdaq-compliant clawback policy applicable to both cash and equity compensation

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▪	Generally, long-term incentive awards vest ratably over three years or at the end of a three-year performance period

▪	No excessive perquisites for executive officers

Based on an assessment conducted by management consultant Willis Towers Watson, which was presented to and discussed with the Compensation Committee, management concluded that our compensation policies and practices for all employees do not create risks that are reasonably likely to have a material adverse effect on the Company.

The Compensation Committee also oversees strategies, initiatives and programs related to human capital management, including with respect to employee diversity, equity, and inclusion, talent acquisition, retention, and development, employee engagement, pay equity and corporate culture. This includes any relevant risks identified related to these matters as well.

Executive Committee

The Executive Committee is available to review and provide guidance to senior management regarding the Company’s strategy, operating plans and operating performance. The Executive Committee also plays a role in helping the Board perform its risk oversight function by considering strategic operating goals, opportunities and risks.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee oversees Board process and corporate governance-related risks, management of compliance risks, risks related to our diversity, corporate social responsibility and sustainability practices, and risks related to the Company’s data privacy and information security programs, including cybersecurity.

Our Chief Communications and Corporate Responsibility Officer provides periodic reports to the Nominating and Corporate Governance Committee on the Company’s charitable spending and related policies and other environmental, sustainability, and corporate social responsibility matters. Our General Counsel provides periodic reports to the Nominating and Corporate Governance Committee on the Company’s political spending and related policies.

Our Chief Compliance Officer provides quarterly reports to the Nominating and Corporate Governance Committee on the Company’s compliance and ethics program, including enterprise compliance risk assessments and mitigation activities. The Chief Compliance Officer also has a direct communication channel to the Nominating and Corporate Governance Committee for purposes of reporting or discussing concerns relating to the Company’s compliance and ethics programs. As noted above, the Chief Compliance Officer also has a direct communication channel to the Audit Committee for purposes of discussing or reporting financial misconduct matters.

The Transformation and Chief Information & Digital Officer, Chief Security Officer and Chief Privacy Officer provide periodic reports to the Nominating and Corporate Governance Committee on the Company’s data privacy and information and infrastructure security programs, including cybersecurity. Our Chief Security Officer and Chief Compliance Officer, among other executives, also meet with the Nominating and Corporate Governance Committee to discuss any significant events when they arise. The Nominating and Corporate Governance Committee discusses with management the Company’s privacy and data security, including cybersecurity, risk exposures, policies, practices, including the steps management has taken to detect, monitor and control such risks, as well as trends in cybersecurity threats. The Nominating and Corporate Governance Committee seeks updates to facilitate proactive governance and to allow the Nominating and Corporate Governance Committee to address emerging cybersecurity issues with management. These discussions enable the Nominating and Corporate Governance Committee to be informed of the steps management is taking to detect, monitor and manage cybersecurity risks.

The Nominating and Corporate Governance Committee, as well as the Board, receive reports from officers with responsibilities for the Company’s data privacy and information and infrastructure security programs, including cybersecurity.

Transaction Committee

The Transaction Committee oversees risks related to strategic transactions involving the Company and its businesses.

Director Compensation

NON-EMPLOYEE DIRECTOR COMPENSATION PROGRAM

Our “non-employee directors”—directors who are not employees of the Company or officers or employees of Deutsche Telekom—are eligible to participate in the Company’s non-employee director compensation program, described below. The Compensation Committee periodically reviews the compensation of our non-employee directors. As part of the review, the Compensation Committee engages Mercer to assess our non-employee director compensation program in comparison to our peer group (see “Executive Compensation—Factors Considered in Determining Executive Compensation—Executive Compensation Peer Group” for more information on our peer group). Based on such assessment, the non-employee director compensation program is adjusted as appropriate to ensure alignment with market practices. There were no changes to the Company’s non-employee director compensation program in 2023.

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KEY FEATURES OF OUR NON-EMPLOYEE DIRECTOR COMPENSATION PROGRAM

▪	A larger allocation of total director compensation to equity-based compensation rather than cash compensation

▪	All equity-based compensation is subject to a vesting period

▪	Stock ownership guidelines of five times the non-employee director’s annual cash retainer for Board services

Elements of Non-Employee Director Compensation	Amount ($)

Annual cash retainer	135,000

Additional annual cash retainer for:

Lead Independent Director	55,000

Audit Committee Chair	60,000

Compensation Committee Chair	25,000

Nominating and Corporate Governance Committee Chair	20,000

Additional Retainer for Audit Committee Members (including the Audit Committee Chair)	15,000

National Security Director	75,000

Annual award of Restricted Stock Units	240,000

Additional cash amounts for each Board and committee meeting:

Board	3,000

Committee	2,000

The annual award of time-based restricted stock units (“RSUs”) is made immediately after each annual meeting of stockholders. The RSUs vest on the one-year anniversary of the grant date or, for directors not standing for re-election, on the date of the next annual meeting of stockholders, subject to continued service as a non-employee director through the vesting date. In the event of a director’s termination of service prior to vesting, all RSUs are automatically forfeited. The RSUs immediately vest on the date of a change in control of the Company, subject to the applicable director’s continued service as a non-employee director through such date. Annual cash retainers and the annual RSU awards are prorated for any person who becomes a non-employee director and/or committee chair, or who otherwise becomes entitled to an additional annual cash retainer as described above, at any time of the year other than the date of the Company’s annual meeting of stockholders. Non-employee directors also receive reimbursement of expenses incurred in connection with their Board and committee services and are eligible to receive up to two handsets per year and up to 10 lines of U.S. service pursuant to the Board of Directors Phone Perquisite program.

OUR DIRECTORS ARE REQUIRED TO ACQUIRE AND MAINTAIN OWNERSHIP OF SHARES OF T-MOBILE

Under our stock ownership guidelines, each non-employee director is expected to acquire and maintain ownership of shares of common stock equal in value to five times his or her annual cash retainer for Board service measured as of September 30 of each year. Each non-employee director is expected to meet the ownership guidelines within the later of five years from (a) the date we adopted the policy and (b) the date on which he or she became a non-employee director, and is expected to retain at least 50% of the net shares of common stock acquired through equity awards until the ownership threshold is met.

∎ As of December 31, 2023, all then-serving non-employee directors were in compliance with our stock ownership guidelines.

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2023 NON-EMPLOYEE DIRECTOR COMPENSATION TABLE

During fiscal year 2023, the Company’s non-employee directors received the following compensation for their services:

Name	Fees Earned or Paid in Cash[3] ($)	Stock Awards[4] ($)	All Other Compensation[5] ($)	Total ($)

Marcelo Claure	162,000	251,846	11,733	425,579

Srikant M. Datar	317,000	251,846	15,928	584,774

Bavan Holloway[1]	89,000	251,846	5,720	346,566

James K. Kavanaugh[2]	138,500	—	13,810	152,310

Letitia A. Long	299,000	251,846	81,004	631,850

Teresa A. Taylor	352,000	251,846	9,310	613,156

Kelvin R. Westbrook	246,916	251,846	3,628	502,390

1	Ms. Holloway’s service on the Board terminated on June 16, 2023, the date of the 2023 annual meeting of stockholders. The amounts in this table reflect her partial year of service in 2023.
2

Mr. Kavanaugh was elected to the Board effective on July 18, 2023 and was appointed to the Audit Committee of the Board effective on August 1, 2023. The amounts in this table reflect his partial year of service in 2023.

3	Includes annual cash retainers and cash meeting fees earned in accordance with the non-employee director compensation program.
4

The value of stock awards is determined using the aggregate grant-date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation–Stock Compensation,” or ASC 718, excluding the effect of any estimated forfeitures. These amounts reflect the Company’s accounting expense and do not correspond to the actual value that will be realized by the directors. See Note 11 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 for a summary of the assumptions we apply in calculating these amounts. As of December 31, 2023, each of Mses. Long and Taylor and Messrs. Claure, Datar and Westbrook held 1,834 unvested time-based RSUs. Mr. Kavanaugh held 1,582 unvested time-based RSUs as of December 31, 2023.

5

Includes (i) phone perquisites under the Board of Directors Phone Perquisite program, (ii) personal travel expenses in connection with Board and committee meetings, and (iii) for Ms. Long, $66,000 in fees for her services in overseeing compliance with certain national security commitments.

Director Nomination, Selection and Qualifications

QUALIFICATIONS AND DIVERSITY

T-Mobile understands that diversity, inclusive of gender, race and experience, is a critical attribute of a well-functioning board of directors and a measure of sound corporate governance. T-Mobile follows its director selection guidelines as we strive to maintain a board composed of individuals with a mix of expertise, experience, skills and backgrounds to reflect the diverse nature of the business environment in which we operate and the customers we serve. In connection with the Sprint Combination, we adopted an Equity In Action Plan to further advance diversity, equity and inclusion efforts across T-Mobile, including at the Board level.

Subject to Deutsche Telekom’s board designation rights, the Nominating and Corporate Governance Committee is responsible for identifying and evaluating director nominees and recommending to the Board a slate of nominees for election at each annual meeting of stockholders.

The Nominating and Corporate Governance Committee considers, among others, the following factors:

▪   Professional experience, industry knowledge, skills and expertise

▪   Diversity in all forms, including gender, race, age, ethnic, geographic, cultural and professional backgrounds

▪   Leadership qualities, public company board and committee experience and non-business-related activities and experience

▪   High standard of personal and professional ethics, integrity and values

▪   Training, experience and ability at making and overseeing policy in business, government and/or education sectors

▪   Willingness and ability to:

▪   keep an open mind when considering matters affecting interests of the Company and its constituents

▪   devote the required time and effort to effectively fulfill the duties and responsibilities related to Board and committee membership

▪   serve on the Board for multiple terms, if nominated and elected, to enable development of a deeper understanding of the Company’s business affairs

▪   Willingness to refrain from engaging in activities or interests that may create a conflict of interest with a director’s responsibilities and duties to the Company and its constituents

▪   Willingness to act in the best interests of the Company and its constituents and to objectively assess Board, committee and management performance

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Diversity is one of many factors under our director selection guidelines that the Nominating and Corporate Governance Committee considers when evaluating potential director candidates. Our director selection guidelines define diversity broadly to include not just factors such as gender and race, but also factors such as age, ethnic, geographic, cultural and professional diversity. Our director selection guidelines mandate that the skills and backgrounds collectively represented on the Board should reflect the diverse nature of the business environment in which the Company operates and the customers it serves. In addition, according to our director selection guidelines, the Nominating and Corporate Governance Committee will include, and will require any outside consultant that it engages to include, women and minority candidates in the pool from which the committee selects director candidates. Seven of our current 14 directors are women or minorities, and all of our core Board committees are chaired by a woman or diverse director.

In connection with its general responsibility to monitor and advise the Board on the size, role, function and composition of the Board, the Nominating and Corporate Governance Committee will periodically consider whether the Board represents the overall mix of skills and characteristics described in the director selection guidelines, including diversity and the other factors described above. Subject to Deutsche Telekom’s board designation rights, the selection process for director candidates is intended to be flexible, and the Nominating and Corporate Governance Committee, in the exercise of its discretion, may deviate from the selection process when particular circumstances warrant a different approach.

The table below summarizes the key qualifications, skills, and attributes most relevant to the decision to nominate candidates to serve on the Board. A mark indicates a specific area of focus or expertise on which the Board particularly relies. Not having a mark does not mean the director does not possess that qualification or skill. Our director nominees’ biographies describe each director’s background and relevant experience in more detail.

Director Nominee Qualifications, Skills and Attributes

Qualifications and Expertise

Cybersecurity Expertise						✓	✓				✓

Executive Management Experience	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Marketing & Sales	✓	✓		✓	✓	✓	✓			✓		✓	✓	✓

Mergers & Acquisitions	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Technology & Innovation	✓	✓	✓	✓	✓		✓	✓	✓	✓	✓	✓	✓	✓

Industry & Experience	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓		✓	✓	✓

ESG Strategy and Management	✓	✓	✓	✓	✓	✓	✓	✓		✓	✓	✓		✓

Human Capital Management	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Government Affairs, Regulatory & Legal	✓	✓		✓	✓		✓		✓	✓	✓	✓	✓	✓

Global and International Operations	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Designation

Deutsche Telekom	✓	✓		✓	✓	✓	✓	✓	✓	✓				✓

Nom & Gov			✓								✓		✓

T-Mobile CEO												✓

Tenure and Independence

Tenure	2023	2020	2013	2022	2013	2018	2023	2013	2013	2020	2021	2018	2013	2013

Independence	No	Yes	Yes	No	No	No	Yes	No	No	No	Yes	No	Yes	Yes

Demographics

Age	47	53	70	53	61	59	57	61	58	59	65	54	60	68

Gender	M	M	M	M	M	M	M	M	M	F	F	M	F	M

Asian			✓	✓

African American														✓

Hispanic		✓

Asian and White								✓

White	✓				✓	✓	✓		✓	✓	✓	✓	✓

*	Financial expert as defined by Item 407(d)(5) of Regulation S-K.

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Board Diversity Matrix (as of March 31, 2024)

Board Size:

Total Number of Directors	14

Gender:	Male	Female	Non-Binary	Gender Undisclosed

Number of directors based on gender identity	11	3	—	—

Number of directors who identify in any of the categories below

African American or Black	1	—	—	—

Alaskan Native or Native American	—	—	—	—

Asian	2	—	—	—

Hispanic or Latinx	1	—	—	—

Native Hawaiian or Pacific Islander	—	—	—	—

White	6	3	—	—

Two or More Races or Ethnicities[2]	1	—	—	—

LGBTQ+ [1]	—	—	—	—

Undisclosed	—	—	—	—

1	None of our directors self-identified as lesbian, gay, bisexual, transgender, or a member of the queer community.

2	One director self-identified as both Asian and White.

NOMINATION PROCESS

In addition to candidates designated by Deutsche Telekom, the Nominating and Corporate Governance Committee may consider possible director candidates from a number of sources, including those recommended by stockholders, directors, or officers. In addition, the Nominating and Corporate Governance Committee may engage the services of outside consultants and search firms to identify potential director candidates.

A stockholder who wishes to suggest a director candidate for consideration by the Nominating and Corporate Governance Committee should submit the suggestion to the Chair of the Nominating and Corporate Governance Committee, care of our Corporate Secretary, at 3655 131st Avenue SE, Bellevue, Washington 98006, and include the candidate’s name, biographical data, relationship to the stockholder and other relevant information. The Nominating and Corporate Governance Committee may request additional information about the suggested candidate and the proposing stockholder. Subject to Deutsche Telekom’s board designation rights, the full Board will approve all final nominations after considering the recommendations of the Nominating and Corporate Governance Committee.

■ PROXY STATEMENT 2024	19

The services we can offer with our powerful 5G network positively impact the lives of our customers across the country as they connect people to social, educational, and economic opportunities and enable businesses to implement innovative and sustainable technology solutions. That’s why our ESG approach is guided by a simple yet bold aspiration to create a connected world where everyone can thrive.

That means responsibly operating our business to create long-term value for our stakeholders, while never losing sight of our opportunity to leverage our size, scale, technology, and the power of our brand to be a force for good.

We actively manage and address a range of ESG matters — from providing equitable access to connectivity and championing diversity, equity, and inclusion in our workforce and society, to managing our environmental footprint for greater sustainability and resilience as we continue to grow our business.

Fundamental to this work is our ongoing commitment to responsible business practices that promote accountability, transparency, and ethical conduct.

■	2023 ESG HIGHLIGHTS	■

Social Impact

▪

Connected nearly 6 million students nationwide and provided over $6.4 billion in products and services through the end of 2023 across education initiatives including Project 10Million, our $10.7 billion initiative launched in 2020 to bridge the education gap.

▪	Provided $1.5 billion in funding and in-kind products and services to support communities across the continental U.S. and Puerto Rico, inclusive of disaster relief and support.

▪

Continued to make progress on the diversity, equity and inclusion (“DE&I”) Promises in our Equity In Action Plan, achieving 80% of the DE&I Promises by the end of 2023 and remaining on track to achieve the rest by 2025.

▪	Achieved our goal to hire 10,000 veterans and military spouses by the end of 2023.

▪	Received a score of 100% on the Disability:IN 2023 Disability Equality Index and Human Rights Campaign’s 2023-2024 Corporate Equality Index.

Responsible Business Practices

▪

Ranked #31 overall and #1 in the telecommunications industry for environment in JUST Capital’s 2024 Rankings of America’s Most JUST Companies, in recognition of the Company’s commitments and progress around responsible business practices, our people and our impact on the environment.

▪	Continued to improve our cybersecurity management, including cybersecurity technology, security protocols, monitoring and response operations, and compliance.

▪	Published an updated Responsible Sourcing Policy as well as our annual Political Engagement and Transparency Reports.

20	PROXY STATEMENT 2024 ■

Environmental, Social and Governance Practices

Environmental Sustainability

▪

First in U.S. wireless to set a science-based net-zero emissions goal for our entire carbon footprint, aiming to reach it by 2040. In 2023, we continued to make progress toward net-zero emissions and have reduced total Scope 1, 2, and 3 emissions by 30% since 2020.

▪

Achieved an 11% reduction in energy consumption year-over-year due to ongoing efficiency efforts and network synergies. This resulted in a 62% reduction in energy consumption (MWh) per petabyte (PB) of data traffic on our network since 2019, putting us on track to achieve our energy efficiency goal of a 95% reduction by 2030.

▪	Continued to source 100% of our purchased electricity from renewable energy.[1]

▪	Ranked number 1 out of 400 companies on USA Today’s first-ever America’s Climate Leaders list, a reflection of our commitment to reducing our environmental footprint.

▪	Received an A- for our 2023 CDP Climate Change response.

Social – Investing in Our People and Communities

INVESTING IN OUR PEOPLE & CULTURE

We are a celebratory, inclusive, and customer-obsessed team of people united in our commitment to change the wireless industry for the better. Our culture begins and ends with our employees — the heart and soul of our company. We know we are a stronger company when every employee feels valued for who they are and equipped to constantly learn, aim high, and offer the best for our customers.

Diversity, Equity, and Inclusion (DE&I)

We come together as one team, made up of people with unique talents, backgrounds and perspectives which enable us to continue to deliver growth and profitability. Our strength comes from investing in a diverse workforce that reflects the communities and customers we serve. We’re committed to finding the right people within and outside of our walls who have what it takes to help us fulfill our mission and take our company to the next level.

The data below provides a snapshot of our workforce, highlighting areas of progress and opportunity. We publish more detailed workforce data in our annual Corporate Responsibility Report and EEO-1 report.

*Data shown above is as of December 31, 2023 for U.S. employees. Percentages are rounded to nearest whole number.

We continue to complete initiatives in support of our Equity In Action Plan, which is our five-year DE&I strategic plan launched in 2020, and in other areas where we see opportunities to make a positive impact. By the end of 2023, we completed 80% of our DE&I-related Promises under the Equity In Action Plan and we expect to achieve the remaining DE&I Promises by 2025.

Some of our recent achievements include:

▪

Implemented a strategic DE&I plan that is customized to the Company’s various business organizations and ties back to the business objectives and to our Equity In Action Plan. The DE&I plan includes objectives, key results, measures, and tactics supporting the Equity In Action pillars of talent, culture, brand, and digital equity.

▪

Launched the third year of our One Team Together Learning Journey (DE&I Learning) for T-Mobile employees, focusing on constructive communication that creates a productive and inclusive environment for everyone on the team.

[1]

For T-Mobile’s 100% renewable electricity commitment, please note that T-Mobile matches its own annual electrical usage with renewable energy from a portfolio of sources including: virtual power purchase agreements, a green direct program, renewable retail agreements, community solar agreements, and unbundled Renewable Energy Certificate purchases.

■ PROXY STATEMENT 2024	21

Environmental, Social and Governance Practices

▪

Continued to foster a more inclusive and equitable business environment for suppliers through updated procurement policies that promote diverse supplier inclusion in request for proposal opportunities.

▪	Achieved our goal to hire 10,000 veterans and military spouses by the end of 2023.

We have six DE&I Employee Resource Groups and four sub-affinity groups that focus on dimensions of inclusion that are most relevant to our employees and company. These groups are open to all employees of T-Mobile. Currently, we have over 40 local DE&I chapters across the nation that help spearhead volunteer opportunities, events, and meaningful conversation with employees at a local level. Approximately 40% of our employee population participates in one or more of the following Employee Resource Groups (“ERG”): Women and Allies Network, Accessibility Community at T-Mobile, Veterans and Allies Network, Multicultural Alliance, Multigenerational Network, and PRIDE. In 2023, we launched our new Immersive Experiences for ERG members, designed to emphasize development, intersectionality, and support for organizations that are doing good in their community.

We received multiple recognitions from external organizations, including a score of 100% on the 2023-2024 Human Rights Campaign’s Corporate Equality Index and on the Disability:IN 2023 Disability Equality Index, as well as being recognized as a Military Friendly Employer in 2023. While we recognize the importance of DE&I to our long-term value and performance, we also are committed to only considering legally compliant methods for achieving our goals, including our Equity In Action Promises.

Compensation, Wellness and Benefits

Putting people first and treating them right is core to our values and how we operate. That’s why we provide employees with competitive compensation and benefit packages that factor in market data, an employee’s role and experience, job location, and performance, among other things, while also embedding principles and practices of equity from the outset.

T-Mobile offers a comprehensive benefits package that supports our diverse employee base — from frontline to executives to back-office employees — through major life events. This includes:

▪	Competitive medical, dental and vision benefits

▪	Family-building benefits designed to meet the diverse needs of our employees, including IVF and IUI, adoption and surrogacy benefits

▪	Annual stock grants to all full-time and part-time employees and a discounted Employee Stock Purchase Program

▪	A 401(k) Savings Plan

▪	Nationwide minimum pay of at least $20 per hour to all full-time and part-time employees

▪	LiveMagenta: a custom-branded program for employee engagement and well-being, including free access to life coaches, financial coaches and tools for healthy living

▪	Access to personal health advocates offering independent guidance

▪	A generous paid time off program, including access to Paid Family Leave

▪	Ten free mental health visits are offered to every employee per topic each year

▪	Tuition assistance for all full-time and part-time employees, including full tuition partnerships with multiple schools

▪	A matching program for employee donations and volunteering

Career Development, Learning and Training

Career growth and development for our employees is foundational to T-Mobile’s culture and success. We have a range of development programs and resources that we make available to all employees that are designed to build a diverse group of leaders and empower employees to improve their skills and advance their careers. Resources for employees are easily accessible on our Magenta U site, which is our one-stop shop for all things related to career development and learning. The online learning portal provides our employees with access to mentoring, training, videos, books, job search and interview tips, and much more.

By strategically investing in three key areas of career development and learning, we’re helping our people to advance and grow.

▪

Evolve skills and careers: To empower our people to continually level-up their skills and expertise, we offer practical and topical development through programming, like our annual company-wide Day of Learning, and longer programs, like CareerTrax, a nine-month job rotation program for employees up through the senior manager level.

▪

Advance leadership expertise: We aim to enable leadership growth at all levels, build critical leadership capabilities, and develop skills to lead in the future. T-Mobile does this through a range of programs, including Magenta[9], an award-winning leadership development offering that invests in senior managers identified as top talent.

22	PROXY STATEMENT 2024 ■

Environmental, Social and Governance Practices

▪

Champion DE&I: We promote inclusive habits and behaviors, enhance belonging and connectedness, and advocate for equitable opportunities to learn and grow. Beyond our all-employee One Team Together Learning Journey, T-Mobile also has several programs that champion DE&I through career development, including Lead Magenta Next, which helps to develop underrepresented talent.

COMMUNITY INVESTMENT AND DIGITAL EMPOWERMENT

T-Mobile is passionate about being an even greater force for good in wireless and the world in which we live. We are committed to using our transformational 5G network, resources and scale to connect more people in more places and invest in the communities where our customers and employees live and work.

T-MOBILE FOR GOOD

Access to Connectivity and Bridging the Digital Divide

Ensuring that everyone thrives in our digital world means starting with access to fast, affordable, available, and reliable connectivity. We have rapidly built out the nation’s largest and fastest 5G network — including reaching smaller markets and rural areas — while offering more affordable options to families with limited incomes to support a more connected, digitally equitable future.

For example, we are proud of the impact we’ve been able to make on the digital divide through programs like Project 10Million, our $10.7 billion commitment launched in 2020 to offer free internet and mobile hotspots to eligible student households. We also offer school districts free and heavily subsidized data plans as well as access to affordable laptops and tablets. In collaboration with school districts, community partners like Big Brothers Big Sisters of America, and student families, we’ve connected nearly 6 million students through our education initiatives and provided over $6.4 billion in products and services through the end of 2023.

We’ve continued to expand our network coverage and reached 98% of Americans with 5G by the end of 2023. We have also continued to expand our High-Speed Internet service which provides important new home broadband connectivity options to millions of households, including those in rural communities. To make affordable and reliable connectivity an option for millions of low-income families and individuals across the U.S., T-Mobile offers a range of low-cost plans through our Connect by T-Mobile prepaid plans that feature options starting at $10 per month, as well as our most affordable unlimited talk and text plan for $15 a month.

■ PROXY STATEMENT 2024	23

Environmental, Social and Governance Practices

We also remain committed to helping America’s frontline heroes. Connecting Heroes is T-Mobile’s 10-year commitment to provide free smartphone service and 5G access to state and local nonprofit first-responder agencies across the nation.

Philanthropic Support

2023

80,000+	12,000+	$1.7M	$2.9M	$19.4M

Employee Volunteer Hours	Nonprofits Supported	Disaster Relief In-Kind Support	Employee Giving	Cash Giving by T-Mobile and the T-Mobile Foundation

Our employees are at the heart of the good we do and serve as champions for their local communities. By empowering employees to support the causes they care most about, we help to create vibrant and resilient communities. In 2012, the Company created the T-Mobile USA Foundation (the “T-Mobile Foundation”) to support charitable activities reflecting the charitable interests of the Company and its employees. For example, through the T-Mobile Foundation Magenta Match program, we match employee donations to charities of their choice and donate ten dollars for every volunteer hour, up to $2,000 per employee per calendar year. In 2023, our employees donated $2.9 million and volunteered over 80,000 hours in their communities.

Disaster Response

Connectivity is crucial when disasters impact our customers and communities. That’s why we take a comprehensive approach to disaster preparation and response. Thanks to our distributed model of warehouses around the country, we can quickly deploy supplies and our emergency management fleet, including satellite enabled vehicles, mobile command centers, Cells on Wheels and Cells on Light Trucks, to impacted areas. Vehicles can be almost anywhere in the U.S. within 12 hours to set up charging stations, WIFI and provide cellular supplies. We also partner closely with national weather forecasters to monitor and predict weather related emergencies. These investments have proven critical, especially as climate related weather events increase. In total, T-Mobile provided $1.7 million in devices, services, and other supplies to support disaster relief efforts in 2023.

Environment – Mobilizing for a Thriving Planet

We know that the long-term vitality and health of people and communities is linked to a thriving planet. That’s why we are committed to investing in initiatives that make our business more resilient and our products and services more sustainable.

TAKING CLIMATE ACTION

An important area of focus at T-Mobile is reducing emissions across our entire business and value chain. By making meaningful changes to how we operate and harnessing the power of our 5G technology solutions, we can play a role in the global transition to a net-zero economy. That’s why we’re proud of our commitment to achieve net-zero emissions across our entire carbon footprint by 2040 — a U.S. wireless industry first.

Our net-zero goal has been validated by the Science Based Targets initiative using their Net-Zero Standard. As part of this goal, we have set two science-based emissions reduction targets:

▪	Near-term target: Reduce absolute Scope 1, 2 and 3 GHG emissions 55% by 2030 from a 2020 base year

▪	Long-term target: Reduce absolute Scope 1, 2 and 3 GHG emissions 90% by 2040 from a 2020 base year

Our goal is to abate our emissions to be as close to zero as possible and only use carbon offsets to address the remaining 10% or less of emissions. In 2023, we continued to make progress toward net-zero emissions and have reduced total Scope 1, 2, and 3 emissions by 30% since 2020.

24	PROXY STATEMENT 2024 ■

Environmental, Social and Governance Practices

To bolster our net-zero goal, we also signed onto The Climate Pledge, joining a cross-sector community of companies and organizations working together to solve the challenges of cutting global carbon emissions for a sustainable future. We plan to continue to detail our progress through our annual Pathway to Net-Zero Report, Corporate Responsibility Report, and CDP Climate Change disclosures, for which we continued to score at the Leadership Level, receiving an A- on the 2023 assessment.

Sustainable Energy Management

Sustainable energy management is critical to reducing our carbon footprint. This includes investing in energy efficiency measures to conserve energy where possible while also investing in renewable energy projects to account for the electricity we purchase.

We were the first and only U.S. wireless provider to achieve a goal to source renewable energy equivalent to 100% of our electricity usage by the end of 2021. In 2023, we continued to maintain this position while exploring new renewable energy projects to further diversify our portfolio, including new community solar agreements and on-site renewable generation.

This milestone is complemented by a focus on energy conservation and investments in energy efficiency. In 2023, our energy consumption decreased 11% year-over-year, as we realized efficiencies from ongoing projects and worked to strategically decommission redundant network sites. We have continued to make progress on our energy efficiency goal to reduce energy consumption by 95% per petabyte of data traffic by 2030 (from a 2019 baseline) — achieving a cumulative reduction of 62% by the end of 2023.

Conserving Resources and Reducing Waste

Another important part of reducing our footprint includes conserving the natural resources we use and reducing the waste we generate across our business. We strive to conserve natural resources by repairing and reusing valuable materials, implementing water efficiency measures, and switching to more sustainable alternatives where possible. For the waste we do generate, we work to reuse and recycle as much of it as we can.

We detail supplier expectations in our Responsible Sourcing Policy, including around paper sourcing, plastic sourcing, and water conservation, which are all critical to preserving resources and protecting biodiversity. We also helped develop the CTIA Guidelines for Wireless Device and Accessory Packaging to provide guidance on mitigating the environmental impact from mobile wireless device and accessory packaging. These guidelines were released in 2020 and continue to be a point of engagement with our suppliers.

T-Mobile has an internal e-waste management program to help increase the percentage of network, IT and real estate e-waste that is reused or recycled. We empower our customers to reduce e-waste by offering options to bring in smartphone, tablet, smartwatch, hotspot or IoT items into select stores to be upcycled or recycled for free. In 2023, T-Mobile processed approximately 10 million devices for reuse, resale, and recycling. Our suppliers and partners that repair and recycle these devices are required to be certified to the industry-leading R2 standard, which provides a common set of processes, safety measures, and documentation requirements.

Governance – Doing it the Right Way

No matter how quickly or boldly we move, there is only one way we deliver — by doing things the right way — through ethical conduct and socially and environmentally responsible business practices.

CORPORATE POLICIES AND TRAINING

T-Mobile’s Ethics & Compliance program is comprised of a range of policies, processes, training, controls, and other programs and practices that reinforce our “Do It the Right Way, Always” culture and the high-integrity conduct we expect of our employees and supply chain partners. Our Code of Business Conduct establishes expectations for our directors, officers and employees, including workplace conduct standards and legal guidelines that we expect them to follow when working on behalf of T-Mobile.

■ PROXY STATEMENT 2024	25

Environmental, Social and Governance Practices

Our Supplier Code of Conduct outlines expectations around ethical business practices for all T-Mobile suppliers. Even before suppliers are selected, a third-party risk management process screens for anti-corruption, global sanctions, human rights, and environmental risks.

To support our commitment to doing right by the environment and driving sustainability across our business, our Environmental Policy outlines key areas of focus and objectives, from tackling climate change to reducing waste and promoting the efficient use of natural resources.

The T-Mobile Human Rights Statement underscores our commitment to respecting human rights and the expectations for our employees and business partners, as well as the mechanisms to help identify and address any potential violations.

In our Code of Business Conduct, and through our Speak-Up Policy, we encourage our employees to report a concern, a possible violation of our policies, or to seek advice on how to implement the organization’s policies and practices for responsible business conduct. We provide employees with tools that enable them to speak up anonymously through our third-party Integrity Line (online or by phone), by emailing our ethics & compliance team, or contacting our Chief Compliance Officer or for financial concerns, the Chair of the Audit Committee directly. Our Speak-Up Policy prohibits retaliation against those who raise or report suspected misconduct or a potential violation of the law in good faith.

We take a continuous learning approach so that our employees have the knowledge and tools necessary to integrate the standards set forth in our policies into how we conduct our business every day. Training takes place multiple times throughout the year and is required of all employees and officers of the Company. This training covers topics such as data safety and privacy, anti-corruption, health and safety, harassment and discrimination, and insider trading, and enables everyone to understand our expectations and commitment to ethical business practices.

DATA PRIVACY & CYBERSECURITY

Our business involves the receipt, storage, and transmission of confidential information about our customers, such as sensitive personal, account and payment card information, confidential information about our employees and suppliers, and other sensitive information about our Company, such as our business plans, transactions, financial information, and intellectual property. T-Mobile is committed to maintaining the trust of our customers, employees, partners, and the public by respecting the value of such confidential information, including that personal data entrusted to us and handling such information responsibly. See disclosures under “Corporate Governance at T-Mobile—Risk Oversight” on the management, Board and Board committees’ oversight of information security, including cybersecurity and privacy issues.

Data Privacy

We are committed to responsible data use, including as defined by legal obligations and by industry best practices T-Mobile observes, such as the CTIA Consumer Code of Conduct.

We equip our employees and key contractors with training and knowledge-based resources to help them carry out proper privacy and security practices. This basic training is supplemented by awareness work performed through our Security and Privacy Ambassador Network (“SPAN”), which is comprised of a team of privacy and security experts embedded throughout the Company. SPAN is managed by T-Mobile’s privacy team and is supported by other subject matter experts in the Company.

The Privacy Center on the T-Mobile website provides customers and employees tools to access T-Mobile’s Privacy Notices, understand how T-Mobile uses personal data, navigate the choices we offer for control of data use and sharing, and find resources and tips for online safety. T-Mobile’s Privacy Dashboard centralizes and simplifies the privacy controls and choices available to our customers and further underscores what they can do to take control of their data security.

Cybersecurity

T-Mobile, like any other company, is not immune to criminal cyberattacks and is continuing to make substantial, multi-year investments in strengthening its cybersecurity program. As the cybersecurity landscape evolves, we continue to make significant investments and upgrades to infrastructure in order to keep our network and digital systems safe. To further build on our cybersecurity oversight framework, the Company has made a concerted effort to continue to improve its cybersecurity risk management, including cybersecurity technology, security protocols, monitoring and response operations, and compliance.

Cybersecurity risk management is a core component of the Company’s governance structure. We utilize the National Institute of Standards and Technology’s Cybersecurity Framework (NIST CSF) as a guide in cyber risk management to identify, assess, and assist the Chief Security Officer in managing cybersecurity risks. Cyber risk management encompasses partnerships among teams that are responsible for cyber governance, prevention, detection, and remediation activities within the Company’s cybersecurity environment. As part of our cybersecurity risk management efforts, we conduct periodic reviews and collaborate with enterprise-wide risk assessments to assess and manage cybersecurity risks. Our cybersecurity team also provides enterprise-wide cybersecurity training for employees to continuously improve our mitigation against human-driven vulnerabilities.

26	PROXY STATEMENT 2024 ■

Environmental, Social and Governance Practices

The Transformation and Chief Information & Digital Officer under the direction of the Company’s Chief Executive Officer, is responsible for overseeing the Company’s information technology systems, digital capabilities, and cybersecurity practices. The Chief Security Officer, under the direction of the Transformation and Chief Information & Digital Officer, is responsible for overseeing the cybersecurity organization and promoting a security-centric culture throughout our business and operational functions. The Chief Security Officer is at the forefront of enhancing our cybersecurity framework and strengthening the overall cybersecurity program. This involves upgrading tools and capabilities, which are part of a broader, multi-year strategy to continue to enhance security measures. The Chief Security Officer oversees the cyber risk management function, which identifies cybersecurity threats, assesses cybersecurity risks and supports the Transformation and Chief Information & Digital Officer and the Company in managing such risks.

We also engage top-tier external cybersecurity firms, as needed, leveraging their expertise as part of our ongoing effort to evaluate and enhance our cybersecurity program. They help with cyber defense capabilities (including staff enhancement of certain functions) and transformation to mitigate associated threats, reduce risk, enhance our cybersecurity posture, and meet our evolving needs.

STOCKHOLDER ENGAGEMENT

T-Mobile is committed to fostering robust, frequent, consistent, and transparent communication with stockholders as part of our commitment to strong corporate governance. Our senior leadership team engages extensively and regularly with stockholders through various avenues, including through one-on-one meetings, group meetings, and prominent industry conferences. Our investor relations team actively facilitates ongoing year-round robust dialogue in multiple ways with stockholders, including proactive post-earnings communications, ensuring a comprehensive exchange of insights and perspectives on a variety of topics, such as corporate strategy, business performance, financial results, and ESG matters. This approach allows us to maintain meaningful two-way dialogue that cater to the diverse interests and concerns of our broad investor base.

In 2023, we met with nearly all our top 50 active institutional stockholders and continue to engage on a regular basis with stockholders of all sizes. To ensure alignment between stockholder feedback and corporate decision-making, our investor relations team provides feedback to senior management and collaborates closely with our Corporate Secretary to relay pertinent investor insights to our Board. We recognize the importance of disseminating pertinent ESG information widely and have integrated such disclosures throughout our Corporate Responsibility Report, Investor Relations website, Annual Report, Proxy Statement, and on the T-Mobile Newsroom.

■ PROXY STATEMENT 2024	27

2024 Director Nominees

The Board has nominated 14 nominees for election at the Annual Meeting to serve as directors for terms that would end at the 2025 annual meeting of stockholders. Other than Mr. Kavanaugh, all nominees were elected at the 2023 annual meeting of stockholders. Committee memberships will be determined following the conclusion of the Annual Meeting.

Each nominee was nominated by the Board on the recommendation of the Nominating and Corporate Governance Committee. The Board has found each nominee to be qualified based on his or her qualifications, experience, attributes, skills and whether he or she meets the applicable independence standards. Each of the nominees has consented to stand for election and we do not anticipate any candidate will be unavailable to serve. In the event that any of the nominees should be unavailable for election as a result of an unexpected occurrence, shares may be voted for the election of such substitute nominee as the Board may nominate. In the alternative, if a vacancy remains, the Board may fill such vacancy at a later date or reduce the size of the Board, subject to certain requirements in our certificate of incorporation. The Board knows of no reason why any of the nominees would be unavailable or unable to serve.

Messrs. Höttges, Almeida, Claure, Gopalan, Illek, Kavanaugh, Kübler, Langheim, Westbrook and Ms. Leroy were designated for nomination by Deutsche Telekom pursuant to its rights under our certificate of incorporation and the Stockholders’ Agreement. Mr. Datar and Mses. Taylor and Long were designated for nomination by the Nominating and Corporate Governance Committee.

REQUIRED VOTE

Under our bylaws, directors are elected by a plurality of the votes cast by stockholders entitled to vote on the election of directors at the Annual Meeting. Shares represented by executed proxies received by the Company will be voted, unless otherwise marked withheld, “FOR” the election of each of the nominees.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION TO THE BOARD OF EACH OF THE NOMINEES LISTED BELOW

28	PROXY STATEMENT 2024 ■

Proposal 1: Election of Directors

André Almeida

HEAD OF INVESTMENT AND PORTFOLIO MANAGEMENT OF DEUTSCHE TELEKOM

Biography:

Mr. Almeida serves as Deutsche Telekom’s head of Investment and Portfolio Management. Prior to that, he served as the European Head of Consumer and B2B Telco of Deutsche Telekom from September 2017 to May 2021, responsible for residential and B2B telco for 10 countries. From May 2020 to November 2020, he served as the Interim CEO of the European segment of Deutsche Telekom. Prior to that, from September 2013 to September 2017, he served as a Board Member for Residential Customers Portugal and International Operations at NOS SGPS, where he led the teams responsible for the residential customer segment (fixed network and mobile communications), product management, marketing and sales. From 2010 to 2013, he served as a Board member of International Operations, Strategy, Group Controlling and Corporate Finance at ZON Multimédia, one of Portugal’s largest companies. Prior to that, he served as a Board member in the residential segment of ZON Multimédia for three years. Prior to that, he also served in several leadership positions at Portugal Telecom where he became Vice President of Business Development and Pricing.

Mr. Almeida holds a Bachelor’s degree in Industrial Management Engineering from the Instituto Superior Técnico in Lisbon and a Master of Business Administration degree from Institut Européen d’Administration des Affaires.

Qualifications and Skills Supporting Election to the Board:

▪ Expertise in global telecommunications industry

▪ Core business, management and leadership skills

▪ Financial and consumer management experience

Director Since: 2023 Age: 47

Marcelo Claure

ENTREPRENEUR & INVESTOR

FORMER CHIEF EXECUTIVE OFFICER OF SOFTBANK INTERNATIONAL

Biography:

Mr. Claure is a global entrepreneur and investor, and Founder & CEO of Claure Group, a multi-billion-dollar global investment firm spanning multiple high growth sectors including AI & technology, energy transition, fashion and entertainment, and sports.

Through his investment firm, Claure Group, Mr. Claure provides strategic capital and expertise to many of his portfolio companies’ and funds’ management teams, including SHEIN, the fastest growing on-demand fashion company globally, where he is Group Vice Chairman; Bicycle Capital, Latin America’s leading growth equity fund; Open Opportunity Fund, a fund supporting Black and Hispanic tech founders in the US; and eB Capital, a Brazil-focused investment platform.

Additionally, Mr. Claure is the Co-Chair of Digital Data Design (D^3) Institute at Harvard Business School, an organization which focuses on shaping the future of business and society through digital and AI-driven business initiatives. Mr. Claure served as the Chief Executive Officer of SoftBank International and the Chief Operating Officer of SoftBank from May 2018 until January 2022. In addition, Mr. Claure served as a director of SoftBank from 2017 to 2020. He was also Executive Chairman of WeWork from October 2019 until January 2022. Previously, Mr. Claure served as Sprint’s President and Chief Executive Officer, serving as President from August 2014 until January 2018 and as Chief Executive Officer from August 2014 until May 2018. Mr. Claure was Executive Chairman of Sprint prior to the Sprint Combination and served on the Sprint board of directors. Prior to joining Sprint, Mr. Claure was Chief Executive Officer of Brightstar Corp., a company he founded in 1997 and grew from a small Miami-based distributor of mobile device accessories into a global business with more than $10 billion in gross revenue for the year ended 2013.

Mr. Claure received a B.S. in Economics and Finance and an honorary Doctorate of Commercial Science from Bentley University. He also received an honorary Doctorate of Laws from Babson College. He is also an Executive Fellow at Harvard Business School.

Qualifications and Skills Supporting Election to the Board:

▪ Former CEO and Executive Chairman of Sprint

▪ Expertise in telecommunications and technology industries

▪ Global communications and investment experience

Director Since: 2020

Age: 53

Other Public

Company Boards:

▪ SoftBank

  (2017 to November 2020)

▪ Sprint (2014 to April 2020)

▪ WeWork (2021 to February 2022)

Board Committees:

▪ CEO Selection

▪ Compensation

▪ Executive

▪ Transaction

■ PROXY STATEMENT 2024	29

Proposal 1: Election of Directors

Director Since: 2013 Age: 70 Other Public Company Boards: ▪ Novartis AG (2003 to 2021) ▪ ICF International Inc. ▪ Stryker Corporation Board Committees: ▪ Audit (Chair)

Srikant M. Datar

GEORGE F. BAKER PROFESSOR OF ADMINISTRATION;

DEAN OF THE FACULTY OF THE GRADUATE SCHOOL OF BUSINESS ADMINISTRATION AT HARVARD UNIVERSITY

Biography:

Mr. Datar is the George F. Baker Professor of Administration and Dean of the Faculty of the Graduate School of Business Administration at Harvard University since January 2021. Mr. Datar is a Chartered Accountant and planner in industry, and has been a professor of accounting and business administration at Harvard since July 1996. He previously served as a professor at Stanford University and Carnegie Mellon University. Mr. Datar received gold medals upon his graduation from the Indian Institute of Management, Ahmedabad, and the Institute of Cost and Works Accountants of India.

Mr. Datar holds a Master’s degree in Statistics and Economics and a Ph.D. in Business from Stanford University.

Qualifications and Skills Supporting Election to the Board:

▪ Expertise in finance, accounting, governance and risk management

▪ Public company director and committee experience

▪ Academic and commercial perspective on complex issues

Director Since: 2022 Age: 53 Other Public Company Boards: ▪ Hellenic Telecommunications Organization (OTE) (2017 to November 2021) Board Committees: ▪ Compensation ▪ Transaction

Srinivasan Gopalan

MANAGING DIRECTOR, TELEKOM DEUTSCHLAND GMBH

Biography:

Srinivasan Gopalan currently serves as the Managing Director of Telekom Deutschland GmbH. From January 1, 2017 to October 31, 2020, he was responsible for the Europe segment as a member of the Board of Management of Deutsche Telekom. During this time, he drove the convergence of fixed and mobile communications in the European national companies and initiated the 5G roll out. Mr. Gopalan was previously responsible for consumer business at Bharti Airtel in India, which covered broadband connections and satellite TV, in addition to mobile communications. His main focus was to position Airtel in what is an otherwise very price-sensitive market through innovative offerings. Before joining Bharti Airtel, Mr. Gopalan worked in the UK for over 10 years – at first in a number of functions for Capital One, which he left as Managing Director UK in 2009. He then worked as Chief Marketing Officer at T-Mobile UK and was part of the management team that led T-Mobile UK to the joint venture with Orange, everything-everywhere. He then transferred to Vodafone UK, where he was Director of the Consumer Business Unit for three years.

Mr. Gopalan studied Business Administration at St. Stephen’s College in New Delhi, India and later received a Master of Business Administration at Indian Institute of Management Ahmedabad in Ahmedabad, India.

Qualifications and Skills Supporting Election to the Board:

▪ Expertise in global telecommunications

▪ Core business, management and leadership skills

30	PROXY STATEMENT 2024 ■

Proposal 1: Election of Directors

Timotheus Höttges

CHIEF EXECUTIVE OFFICER OF DEUTSCHE TELEKOM

Biography:

Since January 2014, Mr. Höttges has served as Chief Executive Officer of Deutsche Telekom, our significant stockholder and a leading integrated telecommunications company. From March 2009 to December 2013, he served as Deutsche Telekom’s Chief Financial Officer and a member of the Board of Management. From December 2006 to March 2009, he was a member of the Board of Management responsible for the T-Home Unit (fixed network and broadband business, as well as integrated sales and service in Germany). From January 2003 to December 2006, Mr. Höttges headed European operations as a member of the Board of Management of T-Mobile International.

Mr. Höttges studied Business Administration at the University of Cologne.

Qualifications and Skills Supporting Election to the Board:

▪ Chief executive officer of major global communications company

▪ Core finance, business and leadership skills

Director Since: 2013

Age: 61

Other Public

Company Boards:

▪ Henkel AG & Co. KGaA

  (2018 to March 2022)

▪ BT Group plc

  (2016 to May 2020)

▪ Mercedes-Benz Group AG

Board Committees:

▪ CEO Selection (Chair)

▪ Executive (Chair)

Christian P. Illek

CHIEF FINANCIAL OFFICER OF DEUTSCHE TELEKOM

Biography:

Since January 2019, Dr. Illek serves as the Chief Financial Officer of Deutsche Telekom, our significant stockholder and a leading European telecommunications company. Since April 2015, he is Member of the Management Board of Deutsche Telekom: First as Chief Human Resources Officer (April 2015 to December 2018), then as Chief Financial Officer (January 2019 onwards).

Dr. Illek currently serves as Chairman of the Supervisory Board of Telekom Deutschland. From January 2019 to February 2024, he served as Chairman of the Supervisory Board of Deutsche Telekom Services Europe. Furthermore, he served as Chairman of the Supervisory Board of T-Systems International from November 2016 to June 2021. Dr. Illek was Chairman of the Management Board of Microsoft Germany from September 2012 to March 2015. From April 2010 to September 2012, he was Director of Marketing at Telekom Deutschland. In this position, he was responsible for all marketing activities for both consumers & business customers in Germany. He also was in charge of the Wholesale Center, the Value Added Services Center, and international product development for Deutsche Telekom’s fixed network, IP TV, and business customer portfolio.

Before joining Deutsche Telekom, Dr. Illek held various managerial positions at Bain and at Dell, both in Germany and Switzerland.

Dr. Illek studied Chemistry and Business Administration in Düsseldorf and Munich.

Qualifications & Skills Supporting Election to the Board:

▪ Expertise in global telecommunications industry

▪  Expertise in Business, Cybersecurity, Human Resources, and Finance

Director Since: 2018 Age: 59 Board Committees: ▪ CEO Selection ▪ Compensation ▪ Executive ▪ Transaction

■ PROXY STATEMENT 2024	31

Proposal 1: Election of Directors

Director Since: 2023 Age: 57 Board Committees: ▪ Audit

James Kavanaugh

CHIEF FINANCIAL OFFICER, INTERNATIONAL BUSINESS MACHINES CORPORATION

Biography:

Mr. Kavanaugh has been the chief financial officer of International Business Machines Corporation (“IBM”) since January 2018, overseeing accounting and controllership, financial planning and analysis, tax, internal audit, investor relations, corporate strategy, corporate development and treasury of the company’s worldwide financial operations. Prior to that, he was senior vice president, Transformation & Operations, where he was responsible for redesigning IBM’s operating model to align with fundamental market shifts and driving new ways of working while incorporating speed and agility throughout the enterprise. In his current role as the CFO at IBM, Mr. Kavanaugh continues to oversee Transformation & Operations, including the Chief Information Office, as well as the company’s Global Chief Data Office, Enterprise Operations & Services and Real Estate Operations. Mr. Kavanaugh first joined IBM in 1996 from AT&T Corporation, where he was the chief financial officer, Americas Global Services. He earned his Master of Business Administration degree from The Ohio State University.

Qualifications and Skills Supporting Election to the Board:

▪ Complex financial management experience

Director Since: 2013 Age: 61 Other Public Company Boards: ▪ BT Group ▪ Ströer Management SE (2018-2022) Board Committees: ▪ Compensation ▪ Executive

Raphael Kübler

SENIOR VICE PRESIDENT OF THE CORPORATE OPERATING OFFICE OF DEUTSCHE TELEKOM

Biography:

In January 2014, Mr. Kübler assumed the position of Senior Vice President of the Corporate Operating Office of Deutsche Telekom, our significant stockholder and a leading integrated telecommunications company, and he reports directly to the Chief Executive Officer of Deutsche Telekom. From July 2009 to December 2013, Mr. Kübler served as Senior Vice President Group Controlling at Deutsche Telekom. In this position, he was responsible for the financial planning, analysis and steering of the overall Deutsche Telekom Group as well as the financial management of central headquarters and shared services. From November 2003 to June 2009, Mr. Kübler served as Chief Financial Officer of T-Mobile Deutschland GmbH, the mobile operations of Deutsche Telekom in Germany, now known as Telekom Deutschland GmbH (a wholly owned subsidiary of Deutsche Telekom).

Mr. Kübler studied Business Administration at H.E.C. in Paris and the Universities of Bonn and Cologne. He holds a doctoral degree from the University of Cologne.

Qualifications and Skills Supporting Election to the Board:

▪ Expertise in global telecommunications industry

▪ Core business, management and leadership skills

▪ Complex financial management experience

32	PROXY STATEMENT 2024 ■

Proposal 1: Election of Directors

Thorsten Langheim

MEMBER OF THE DEUTSCHE TELEKOM AG BOARD OF MANAGEMENT, USA AND GROUP DEVELOPMENT

Biography:

Mr. Langheim joined the Board of Management of Deutsche Telekom, our significant stockholder and a leading integrated telecommunications company, on January 1, 2019, where he is responsible for the “USA and Group Development” Board department, overseeing Deutsche Telekom’s U.S. business as well as corporate development, portfolio strategy and group M&A activities. This includes overseeing Deutsche Telekom’s 12% stake in BT Group as well as the management of Deutsche Telekom’s subsidiary Deutsche Funkturm. In addition, Mr. Langheim also serves as the Chairman and Co-founder of Deutsche Telekom Capital Partners, where he is responsible for the venture capital and private equity activities of Deutsche Telekom.

Prior to that, from 2009 to December 2018, he first served as Senior Vice President of Corporate Development and then as Executive Vice President Group Development at Deutsche Telekom. Prior to his roles at Deutsche Telekom, Mr. Langheim was Managing Director at the Private Equity Group of The Blackstone Group, an asset management and financial services company, from May 2004 to June 2009, primarily focusing on private equity investments in Germany. Before that, Mr. Langheim was Investment Banker and Vice President European M&A at J.P. Morgan in London and Assistant Director at WestLB in Düsseldorf between 1995 and 2004.

Mr. Langheim is a member of the Supervisory Board of Deutsche Sporthilfe and FC Bayern München AG as well as Chairman of Deutsche Funkturm.

Mr. Langheim holds a Master of Science degree in International Securities, Investment and Banking from the ISMA Centre for Education and Research at the University of Reading (United Kingdom) and a Bachelor’s degree (Hons) in European Finance and Accounting from the University of Bremen (Germany) and Leeds Business School (United Kingdom).

Qualifications and Skills Supporting Election to the Board:

▪ Expertise in global telecommunications industry

▪ Experience overseeing telecommunications and technology investments

▪ Corporate strategy and M&A experience

Director Since: 2013 Age: 58 Board Committees: ▪ CEO Selection ▪ Executive ▪ Transaction (Chair)

Dominique Leroy

MEMBER OF THE DEUTSCHE TELEKOM AG BOARD OF MANAGEMENT, EUROPE

Biography:

Ms. Leroy has served as a member of the Board of Management of Deutsche Telekom since November 2020. Prior to that, from November 2019 to November 2020, she served as an independent advisor at Bain & Company. In 2011, she joined Proximus (formerly Belgacom) where she quickly became Head of the Consumer Market and held the position of CEO from January 2014 to September 2019. As the CEO of Proximus, she managed to turn around the company with a continuous growth phase and a strong customer experience focus. Ms. Leroy started her career at Unilever where her last position was Managing Director for Belgium and Luxembourg.

Ms. Leroy currently serves as a director at Compagnie de Saint Gobain and Hellenic Telecommunications Organization (“OTE”). She has also been a Board Member at Royal Ahold Delhaize, Lotus Bakeries, Proximus, and BICS. Ms. Leroy holds a Master’s degree in Commercial Engineering and Management from the Solvay Business School in Brussels.

Qualifications and Skills Supporting Election to the Board:

▪ Over 30 years of experience in consumer goods and telecommunication sector

▪ More than 10 years of board experience

Director Since: 2020

Age: 59

Other Public Company Boards:

▪ Hellenic Telecommunications

   Organization (OTE)

▪ Compagnie de Saint-Gobain S.A.

▪ Koninklijke Ahold Delhaize N.V.,

 commonly known as Royal Ahold

 Delhaize (2016 to 2021)

▪ Proximus (2014 to 2019)

Board Committees:

▪ Nominating and Corporate

 Governance

■ PROXY STATEMENT 2024	33

Proposal 1: Election of Directors

Director Since: 2021 Age: 65 Other Public Company Boards: ▪ Parsons Corporation ▪ COPT Defense Properties ▪ Chain Bridge I Board Committees: ▪ Nominating and Corporate Governance Committee

Letitia A. Long

MEMBER, VIRGINIA TECH BOARD OF VISITORS; CHAIR, BOARD OF THE INTELLIGENCE & NATIONAL SECURITY ALLIANCE

Biography:

Ms. Long currently serves on the Virginia Tech Board of Visitors and is the Chair of the Board of the Intelligence & National Security Alliance. Ms. Long previously served on the board of directors of Urthecast Corporation from 2015 to 2018, the board of directors of Raytheon Company from 2015 to 2020, and the board of directors of Sonatype from 2017 to 2019. Additionally, she was the Deputy Director of Naval Intelligence for the Department of Defense from 2000 to 2003, the Deputy Undersecretary of Defense Intelligence (Planning, Policy & Resources) from 2003 to 2006, the Deputy Director of the Defense Intelligence Agency from 2006 to 2010, and the Director of the National Geospatial-Intelligence Agency from 2010 to 2014.

Ms. Long received her Bachelor of Science in Electrical Engineering from Virginia Polytechnic Institute and State University and her Master of Science in Engineering from The Catholic University of America.

Qualifications and Skills Supporting Election to the Board:

▪ Leadership in the intelligence community

▪ Expertise on national security issues impacting the telecommunications industry

▪ Expertise on cybersecurity

Director Since: 2018 Age: 54 Other Public Company Boards: ▪ Shaw Communications (2018 to April 2023) ▪ Starbucks Corporation Board Committees: ▪ Executive ▪ Transaction

G. Michael (Mike) Sievert

PRESIDENT AND CHIEF EXECUTIVE OFFICER OF T-MOBILE US, INC.

Biography:

Mr. Sievert serves as our President and Chief Executive Officer. Mr. Sievert served as our Chief Operating Officer from February 2015 to June 2018 and our President and Chief Operating Officer from June 2018 to April 2020. From April 2013 to February 2015, he served as our Executive Vice President and Chief Marketing Officer, and from November 2012 to April 2013, Mr. Sievert was Executive Vice President and Chief Marketing Officer of T-Mobile USA.

Prior to joining T-Mobile USA, Mr. Sievert was an entrepreneur and investor involved with several Seattle-area start-up companies. From April 2009 to June 2011, he was Chief Commercial Officer at Clearwire Corporation, a broadband communications provider, responsible for all customer-facing operations. From February 2008 to January 2009, Mr. Sievert was co-founder and Chief Executive Officer of Switchbox Labs, Inc., a consumer technologies developer, leading up to its sale to Lenovo. He also served from January 2005 to February 2008 as Corporate Vice President of the worldwide Windows group at Microsoft Corporation, responsible for global product management and P&L performance for that unit. Prior to Microsoft, he served as Executive Vice President and Chief Marketing Officer at AT&T Wireless for three years. He also served as Chief Sales and Marketing Officer at E*TRADE Financial and began his career with management positions at Procter & Gamble and IBM. He has served on the boards of Rogers Wireless Communications in Canada, Switch & Data Corporation, and a number of technology start-ups.

Mr. Sievert holds a Bachelor’s degree in Economics from the Wharton School at the University of Pennsylvania.

Qualifications and Skills Supporting Election to the Board:

▪ President and Chief Executive Officer of T-Mobile

▪  Expertise in telecommunications and technology industries

34	PROXY STATEMENT 2024 ■

Proposal 1: Election of Directors

Teresa A. Taylor

CHIEF EXECUTIVE OFFICER OF BLUE VALLEY ADVISORS, LLC

Biography:

Since April 2011, Ms. Taylor has served as Chief Executive Officer of Blue Valley Advisors, LLC, an advisory firm. Ms. Taylor served as Chief Operating Officer of Qwest Communications, Inc., a telecommunications carrier, from August 2009 to April 2011. She served as Qwest’s Executive Vice President, Business Markets Group, from January 2008 to April 2009 and served as its Executive Vice President and Chief Administrative Officer from December 2005 to January 2008. Ms. Taylor served in various positions with Qwest and the former US West beginning in 1987. During her 24-year tenure with Qwest and US West, she held various leadership positions and was responsible for strategic planning and execution, sales, marketing, product, network, information technology, human resources and corporate communications.

Ms. Taylor holds a Bachelor of Science degree from the University of Wisconsin-LaCrosse.

Qualifications and Skills Supporting Election to the Board:

▪ Expertise in technology, media and telecommunications industries

▪ Expertise in strategic planning and execution, technology development, human resources, labor relations and corporate communications

▪ Public company director and committee experience

Director Since: 2013

Age: 60

Lead Independent
Director

Other Public

Company Boards:

▪ Black Hills Corporation

▪ First Interstate

 BancSystem, Inc.

 (2012 to 2020)

Board Committees:

▪ Audit

▪ CEO Selection

▪ Nominating and Corporate

 Governance (Chair)

Kelvin R. Westbrook

PRESIDENT AND CHIEF EXECUTIVE OFFICER OF KRW ADVISORS, LLC

Biography:

Mr. Westbrook is President and Chief Executive Officer of KRW Advisors, LLC, a consulting and advisory firm, a position he has held since October 2007. Mr. Westbrook also served as Chairman and Chief Strategic Officer of Millennium Digital Media Systems, L.L.C. (“MDM”), a broadband services company that later changed its name to Broadstripe LLC, from September 2006 until October 2007. Mr. Westbrook was also President and Chief Executive Officer of MDM from May 1997 until October 2006.

Mr. Westbrook holds an undergraduate degree in Business Administration from the University of Washington and a Juris Doctor degree from Harvard Law School.

Qualifications and Skills Supporting Election to the Board:

▪ Expertise in the telecommunications industry

▪ Core legal, media, marketing and risk analysis skills

▪ Public company director and committee experience

Director Since: 2013 Age: 68 Other Public Company Boards: ▪ Archer Daniels Midland Company ▪ Camden Property Trust ▪ The Mosaic Company Board Committees: ▪ Compensation (Chair) ▪ Transaction

■ PROXY STATEMENT 2024	35

The following sets forth information regarding the executive officers of the Company. Biographical information pertaining to Mr. Sievert, who is both an executive officer and a director of the Company, can be found in the Section titled “Proposal 1—Election of Directors.”

Name	Age	Position

G. Michael Sievert	54	President and Chief Executive Officer

Peter Osvaldik	46	Executive Vice President and Chief Financial Officer

Néstor Cano	60	Executive Vice President, Transformation and Chief Information and Digital Officer

Ulf Ewaldsson	58	President, Technology

Callie R. Field	45	President, Business Group

Jonathan A. Freier	48	President, Consumer Group

Michael J. Katz	45	President, Marketing, Strategy and Products

Deeanne King	57	Executive Vice President and Chief People Officer

Mark W. Nelson	56	Executive Vice President and General Counsel

PETER OSVALDIK

Mr. Osvaldik has served as our Executive Vice President and Chief Financial Officer since July 2020, and is responsible for leading the financial, procurement and supply chain functions of the Company. From June 2016 to June 2020, he served as our Chief Accounting Officer and Senior Vice President of Finance. From January 2016 to June 2016, Mr. Osvaldik served as our Vice President, External Reporting & Technical Accounting. Prior to joining T-Mobile, from May 2014 to December 2015, he served as Chief Accounting Officer at Outerwall Inc. (formerly Coinstar, Inc.), a provider of automated retail solutions, including movie and video game rental kiosks as well as coin cashing machines. From November 2010 to May 2014, he served in various capacities at Outerwall Inc. including as Corporate Controller and as Controller, Coinstar LOB. Prior to that, Mr. Osvaldik was a Senior Manager at PricewaterhouseCoopers LLP, a national public accounting firm. Mr. Osvaldik holds Bachelor’s degrees in Accounting and Biochemistry from Western Washington University.

NÉSTOR CANO

Mr. Cano has served as our Executive Vice President, Transformation and Chief Information and Digital Officer since June 2023. Mr. Cano is responsible for the Company’s information technology teams and delivery of stable, secure, IT infrastructure to run our non-network operations. From April 2020 to June 2023, Mr. Cano served as our Executive Vice President, Integration and Transformation & Strategic Advisor to our CEO. Prior to that, he served as chief operating officer at Sprint where he drove expense reductions and strengthened processes to improve the business. He led several areas of the company, including omnichannel operations, information technology, analytics and omnichannel delivery platforms, digital architecture and delivery, customer management, customer experience, leasing, and the product and supply chain. Mr. Cano also led the company’s transformation office. Prior to joining Sprint, Mr. Cano was president of European operations at Tech Data, one of the world’s largest distributors of IT products and services. He held numerous leadership roles where he re-engineered processes and controls to drive the best-ever profit in the company’s European operations. Before joining Tech Data, Mr. Cano held positions with technology companies in Spain, including Tronik and CCR Informatica. Mr. Cano studied industrial engineering at Barcelona Polytechnic University, attended the Executive Distribution Academy by INSEAD Business School in Fontainebleau, France, and also completed his post-graduate degree in executive management at IESE Business School in Barcelona, Spain.

ULF EWALDSSON

Mr. Ewaldsson has served as our President, Technology since April 2023. Prior to that, Mr. Ewaldsson served as our Executive Vice President & Chief Network Officer from October 2021 to April 2023, our Senior Vice President & Chief Network Officer from April 2020 to October 2021, and our Senior Vice President of Technology Transformation from January 2019 to April 2020. Previously, he held several leadership positions at Telefonaktiebolaget LM Ericsson, including Chief Technology Officer, Chief Strategy Officer, head of

36	PROXY STATEMENT 2024 ■

Executive Officers

radio business and head of business area digital services. Mr. Ewaldsson has been instrumental in helping to create some of the most innovative mobile communication products, such as multi-standard RBS, antenna-integrated radio units, femto base stations and NB-IoT. Mr. Ewaldsson was also instrumental in the creation and development of the 5G standard as CTO of Ericsson. Mr. Ewaldsson is currently a member of the Royal Swedish Academy of Engineering Sciences, and Chairman of the Board of Governors at 5G Americas. He is also currently a member of the board of trustees of the National Nordic Museum in Seattle, and a director at Corporate Fiber AB. He previously served as a member of the board of directors of Swedish Royal Institute of Technology (Chair) in Stockholm, ASSA-ABLOY AB, Digital Demo Stockholm, Telecom Management Forum and the Lund University. Mr. Ewaldsson received a Master of Science in Engineering and Business Management from Linköping Technical University. He also attended executive training at Columbia University in New York.

CALLIE R. FIELD

Ms. Field serves as our President, Business Group, leading our T-Mobile for Business team responsible for envisioning a 5G future for business and government customers. Prior to that, she served as our Executive Vice President and Chief Customer Experience Officer, leading the customer care and digital teams to deliver legendary customer experiences. Ms. Field began her career at T-Mobile in 2004 and has since taken on a variety of leadership roles across the company. Her deep sales expertise and obsession with customer experience, coupled with her exceptional track record leading award-winning sales and care organizations, uniquely position her to inspire best-in-class customer experiences for T-Mobile’s business and government customers. Ms. Field holds a Bachelor’s degree in literary studies from Bard College at Simon’s Rock and a Juris Doctor and a Master of Business Administration from Texas Tech University.

JONATHAN A. FREIER

Mr. Freier serves as our President, Consumer Group, leading consumer-facing brands and operations for both postpaid and prepaid customer segments. He is responsible for teams leading consumer strategy and experience, consumer marketing, consumer operations, go-to-market planning, branded retail and customer services, and the portfolio of independently owned and operated sales and distribution channels. Mr. Freier has over 25 years of experience in the telecommunications industry. Starting on the frontline with Western Wireless, T-Mobile’s predecessor company, Mr. Freier launched his wireless career in Lubbock, Texas in 1994 when the company had fewer than 75,000 total customers. With a concentration in rural, unserved markets throughout the Western United States, Western Wireless created VoiceStream in 1996, spun off VoiceStream in 1999, and then became T-Mobile in 2001. Mr. Freier holds a Bachelor of Science in organizational management from Lubbock Christian University and a Master of Science in organizational leadership from Colorado State University.

MICHAEL J. KATZ

Mr. Katz has served as our President, Marketing, Strategy and Products since October 2023, leading the Marketing, Product, Strategy, T-Ads, and Wholesale teams. Mr. Katz’s organization is a strategic partner and advisor to all lines of business and touch every facet of the business. Previously, he served as our President, Marketing Innovation and Experience, responsible for everything from brand strategy and insights to digital experiences and marketing, to media, commercial, sponsorships, events, offers, promotions and customer acquisition and management. Prior to that, from June 2022 to December 2022, he served as our Chief Marketing Officer. Prior to that, he served as our President, Business Group, leading all marketing, sales, operations, IoT, and business development for the organization, as well as for T-Mobile’s wholesale and wireline businesses. Mr. Katz started his T-Mobile career over 20 years ago working in the third-party distribution and sales organization. There, he helped launch and build distribution networks in some of the Company’s biggest markets, including Denver and Chicago. Before his current role, he worked across an array of T-Mobile teams, including marketing, corporate strategy, and sales. In 2017, Mr. Katz was recognized as one of Puget Sound Business Journal’s top 40 business leaders under 40 in the Seattle area. Mr. Katz holds a Bachelor’s degree in sociology from Colorado State University.

DEEANNE KING

Ms. King serves as our Executive Vice President and Chief People Officer. Ms. King is responsible for leading the human resources function that supports our employees across the country. Over the past 30+ years, Ms. King has held a wide variety of executive positions across nearly all functions at Sprint, including, most recently, the role of Chief Human Resources Officer and Chief Diversity Officer. Ms. King held that position from August 2018 to April 2020, encompassing leadership of all human resources operations and diversity and inclusion programs. From August 2017 to August 2018, she served as Senior Vice President, Omni-Channel Operations, Customer Experience and Fraud Operations. Prior to that, from October 2014 through August 2017 she served as Vice President, Omni-Channel Operations and Customer Experience. Ms. King received a Bachelor of Business Administration in Computer Information Systems degree from Baylor University in 1989, and completed the Strategic Business Leadership Series program from Georgetown University in 2007 and the Executive Leadership Program in 2012 from Duke University.

■ PROXY STATEMENT 2024	37

Executive Officers

MARK W. NELSON

Mr. Nelson has served as our Executive Vice President and General Counsel since October 2021. He oversees the Company’s legal and government affairs. Prior to joining T-Mobile, Mr. Nelson practiced law for more than 25 years at Cleary Gottlieb Steen & Hamilton LLP, where he worked on a broad range of complex matters involving mergers and antitrust counseling, civil and criminal litigation, and regulatory proceedings before federal and state government agencies. Mr. Nelson has earned distinction as one of the nation’s leading antitrust lawyers and litigators from numerous publications, including Chambers, American Lawyer, Benchmark Litigation, and Legal 500. Mr. Nelson received a Bachelor of Science degree from Cornell University and a Juris Doctor from Harvard Law School.

38	PROXY STATEMENT 2024 ■

The Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2024. Although ratification of the appointment of Deloitte by our stockholders is not required, the Board is submitting the appointment of Deloitte to our stockholders for ratification as a matter of good corporate governance.

Changes in Certifying Accountant

On April 13, 2022, our Audit Committee dismissed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm. The reports of PwC on the consolidated financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 2021 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s fiscal year ended December 31, 2021, and the subsequent interim period through April 13, 2022, there were: (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which, if not resolved to PwC’s satisfaction, would have caused PwC to make reference thereto in their reports, and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

We previously provided PwC with a copy of the above disclosures as included in our Current Report on Form 8-K filed with the SEC on April 15, 2022, and requested PwC to furnish us with a letter addressed to the SEC stating whether PwC agreed with the statements made by us in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree. A copy of PwC’s letter, dated April 15, 2022, is attached as Exhibit 16.1 to that Current Report on Form 8-K, and is incorporated herein by reference.

On April 13, 2022, the Audit Committee approved the engagement of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022, effective immediately after the Company filed its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022 with the SEC. During the Company’s fiscal year ended December 31, 2021, and the subsequent interim period through April 13, 2022, neither the Company nor anyone acting on its behalf consulted with Deloitte regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

We expect representatives of Deloitte to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions by stockholders.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2024

Required Vote

The affirmative vote of a majority of the votes cast by stockholders entitled to vote on the proposal is required to approve this proposal. If the stockholders do not ratify the appointment of Deloitte, the Audit Committee will reconsider the appointment but is under no obligation to appoint a different independent registered public accounting firm.

■ PROXY STATEMENT 2024	39

Proposal 2: Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm

for Fiscal Year 2024

Pre-Approval Process

The Audit Committee is responsible for reviewing and, if appropriate, pre-approving all audit, audit-related and non-audit services to be performed by our independent registered public accounting firm. The Audit Committee charter authorizes the Audit Committee to establish a policy and related procedures regarding the pre-approval of audit, audit-related and non-audit services to be performed by our independent registered public accounting firm.

The Audit Committee has delegated its pre-approval authority to the Chair of the Audit Committee, who is authorized to pre-approve services to be performed by our independent registered public accounting firm and the compensation to be paid for such services if it is impracticable to delay the review and approval of such services and compensation until the next regularly scheduled meeting of the Audit Committee; provided that, in such case, the Chair shall provide a report to the Audit Committee at its next regularly scheduled meeting of any services and compensation approved by the Chair pursuant to the delegated authority.

Fees Paid to Deloitte & Touche LLP

Deloitte billed T-Mobile the following fees for services rendered during fiscal years 2023 and 2022, which were approved in conformity with the Audit Committee’s pre-approval process, as described above under “Pre-Approval Process”:

	2023 ($)	2022 ($)

Audit Fees[1]	36,492,000	36,493,000

Audit-Related Fees[2]	660,000	1,590,000

Tax Fees[3]	65,000	346,000

All Other Fees[4]	8,000	7,000

Total Fees	37,225,000	38,436,000

1

Audit Fees relate to professional services rendered in connection with the audit of the Company’s annual financial statements and internal control over financial reporting, quarterly review of financial statements included in the Company’s Quarterly Reports on Form 10-Q and audit services provided in connection with other statutory and regulatory filings.

2

Audit-Related Fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under Audit Fees. This category includes fees related to audit and attest services, including those related to acquisition or disposals, those not required by statute or regulations, and consultations concerning financial accounting and reporting standards.

3	Tax Fees consist of fees for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance.
4	All Other Fees consist of fees for permitted services other than those that meet the criteria above and include fees associated with research subscriptions.

Audit Committee Report

In the performance of its oversight responsibilities, the Audit Committee (i) reviewed and discussed with management and the independent registered public accounting firm the Company’s audited financial statements for the fiscal year ended December 31, 2023, (ii) discussed with the Company’s independent registered public accounting firm the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC, (iii) received the written disclosures and the letter from the Company’s independent registered public accounting firm pertaining to the matters required to be discussed by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee regarding independence, and (iv) discussed with the Company’s independent registered public accounting firm any relationships that may impact its objectivity and independence and satisfied itself as to the firm’s independence.

Company management is responsible for the assessment and determination of risks associated with the Company’s business, financial reporting, operations and contractual obligations. The Audit Committee, together with the Board of Directors, is responsible for overseeing the Company’s management of risks. As part of its responsibilities for overseeing the Company’s management of risks, the Audit Committee has reviewed and discussed the Company’s enterprise-wide risk assessment, and the Company’s policies with respect to risk assessment and risk management, including discussions of individual risk areas as well as an annual summary of the overall process.

The Audit Committee has discussed with the Company’s Internal Audit Department and its independent registered public accounting firm the overall scope of and plans for their respective audits. The Audit Committee regularly meets with the head of the Company’s Internal Audit Department and representatives of the independent registered public accounting firm, in regular and executive sessions, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting and compliance programs.

40	PROXY STATEMENT 2024 ■

Proposal 2: Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm

for Fiscal Year 2024

Management is responsible for the Company’s financial reporting process, including establishing and maintaining adequate internal control over financial reporting and the preparation of the Company’s financial statements. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion on the conformity of the Company’s audited financial statements with U.S. generally accepted accounting principles. The Company’s independent registered public accounting firm also is responsible for performing an independent audit of the effectiveness of the Company’s internal control over financial reporting and issuing a report thereon. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the Company’s independent registered public accounting firm. Based on the review and discussion and the representations made by management and the Company’s independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the fiscal year ended December 31, 2023 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

The Audit Committee:

Srikant M. Datar, Ph.D., Chairman

James J. Kavanaugh

Teresa A. Taylor

The material contained in this Audit Committee Report does not constitute soliciting material, is not deemed filed with the SEC, and is not incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made on, before, or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing, except to the extent that the Company specifically incorporates the Audit Committee Report by reference therein.

■ PROXY STATEMENT 2024	41

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes our 2023 executive compensation program for the following executive officers who served in the positions set forth below during 2023 (collectively, the “Named Executive Officers”):

∎ G. Michael Sievert	∎ Peter Osvaldik	∎ Mark W. Nelson
President and Chief Executive Officer	Executive Vice President and Chief Financial Officer	Executive Vice President and General Counsel

∎ Michael J. Katz	∎ Jonathan A. Freier	∎ Callie R. Field
President, Marketing, Strategy & Products	President, Consumer Group	President, Business Group

Executive Compensation Program

Our executive compensation program is aligned with our business strategy and is designed to attract, motivate and retain top talent, reward short-term and long-term business results and exceptional performance, and maximize stockholder value. Our program is competitive in the marketplace and highly incentive-based, with Company performance determining a significant portion of total compensation.

42	PROXY STATEMENT 2024 ■

Executive Compensation

KEY FEATURES OF OUR EXECUTIVE COMPENSATION PROGRAM

WHAT WE DO

Emphasis on pay for performance

Independent compensation consultant

Executive and director stock ownership guidelines

Clawback policy covering incentive payments

Use of multiple performance measures and caps on potential incentive payments

Substantial majority of target total compensation is variable

Use of executive compensation statements (“tally sheets”)

Annual risk assessment of compensation programs

WHAT WE DON’T DO

No excise tax gross ups

No guaranteed bonuses

No plans that encourage excessive risk taking

No single-trigger payments or vesting of equity awards upon a change in control

No significant perquisites

No dividends paid on unearned or unvested equity awards

No hedging or pledging of stock

GOALS OF COMPENSATION PROGRAM

What We Pay and Why: Goals and Elements of Compensation

Emphasis on pay for performance	Attract, retain and motivate talented and experienced executives within the highly competitive and dynamic wireless communications industry	Recognize and reward executives whose skills and performance are critical to our success	Align interests of our executives with our stockholders	Encourage appropriate levels of risk taking

ELEMENTS OF TOTAL DIRECT COMPENSATION

Summary of Named Executive Officer Average Target Compensation as of December 31, 2023

To promote a performance-based culture that further aligns the interests of management and stockholders, in 2023, our executive compensation program focused extensively on variable, performance-based compensation, with approximately 90% of the target compensation package for each of our Named Executive Officers at risk and subject to Company business performance and total stockholder returns. The substantial majority of our Chief Executive Officer’s and other Named Executive Officers’ actual total compensation as reported in the 2023 Summary Compensation Table was in the form of variable compensation (short-term and long-term incentives).

■ PROXY STATEMENT 2024	43

Executive Compensation

Factors Considered in Determining Executive Compensation

COMPENSATION CONSULTANT AND MANAGEMENT

The Compensation Committee determines the target compensation levels for each of our Named Executive Officers based on their individual skills, experience and achievements, taking into account market analysis, input by its independent compensation consultant (Mercer) and, except for himself, the recommendations of our Chief Executive Officer. The Chief Executive Officer provides recommended annual compensation adjustments for the other Named Executive Officers’ base salaries as well as their target annual short-term and long-term incentive opportunities. The Compensation Committee believes that receiving input from both its independent compensation consultant and our Chief Executive Officer provides valuable assistance to the Compensation Committee in determining appropriate compensation.

The Compensation Committee has assessed the independence of Mercer pursuant to the rules prescribed by the SEC and has concluded that no conflict of interest existed in 2023 or currently exists that would prevent Mercer from serving as an independent consultant to the Compensation Committee.

APPROACH TO COMPENSATION BENCHMARKING

We believe a competitive total compensation package is necessary to attract and retain an executive management team with the appropriate abilities and experience required to lead the Company and execute on our strategic business plan. We use comparative executive officer compensation data publicly disclosed by a peer group of public companies in addition to compensation survey data with respect to that peer group to evaluate the competitiveness of our executive officer compensation and to guide us in establishing compensation for newly hired and promoted executive officers. In analyzing this information, we compare our executive compensation program as a whole to the programs of our peer group and compare the pay of our individual executives to that of the executive officers of our peer group if we believe the positions are sufficiently similar to make meaningful comparisons. We do not target a specific percentile in the range of comparative data for each individual or for each component of compensation, except as provided below for Mr. Sievert. Instead, we review the comparative compensation data and consider each executive’s level of responsibility, prior experience, past job performance, internal comparators, contribution to the Company’s success and actual results achieved. The Compensation Committee exercises its business judgment and discretion in determining target compensation and does not apply formulas or assign these factors specific mathematical weights, except for Mr. Sievert as provided pursuant to that certain Amended and Restated Employment Agreement, dated as of March 9, 2023 (the "A & R Sievert Employment Agreement"). The A & R Sievert Employment Agreement provides that 60% of the time-based RSUs granted to Mr. Sievert as annual LTI awards during 2023 shall have a total vesting schedule length no longer than the median total vesting schedule length of annual time-based equity incentive awards for Chief Executive Officers in our peer group at the time of grant. In accordance with this provision, the Company, along with the Compensation Committee and their consultant, determined that the median total vesting schedule length of annual time-based equity incentive awards for Chief Executive Officers in our peer group was three years, which is the same length as the three-year vesting schedule that generally applies to time-based RSUs granted to our employees.

EXECUTIVE COMPENSATION PEER GROUP

We select the members of our peer group based on a number of factors, including similarity to us in terms of relative size of revenue and market capitalization, the industries in which we and they compete and their ability to compete with us for talent at the executive officer level. The Compensation Committee reviews the Company’s peer group on an annual basis and makes changes as it deems appropriate.

Our 2023 peer group was the same as our 2022 peer group. This peer group, established effective as of January 1, 2022 and reaffirmed by the Compensation Committee effective January 1, 2023, was used to set executive compensation for 2023. EchoStar Corporation (“EchoStar”) completed its acquisition of DISH Network Corporation (“DISH Network”), a member of our peer group, on December 31, 2023. As a result of this acquisition, DISH Network was removed from our peer group effective December 31, 2023. The following chart shows T-Mobile’s 2023 peer group of 14 companies and each such company’s (other than DISH Network’s) revenue for its most recent fiscal year and market capitalization as of December 31, 2023.

44	PROXY STATEMENT 2024 ■

Executive Compensation

T-Mobile Executive Compensation Peer Group

Peer Company	Revenue (in billions) As of Peer Fiscal Year-End	Market Capitalization (in billions) As of December 31, 2023

AT&T, Inc.	$122.43	$119.98

Charter Communications, Inc.	$54.61	$57.49

Cisco Systems, Inc.	$57.00	$205.29

Comcast Corp.	$121.57	$176.50

DISH Network Corp.(1)	N/A	N/A

Intel Corp.	$54.23	$211.85

International Business Machines Corp.	$61.86	$149.34

Liberty Global plc	$7.49	$7.21

Lumen Technologies, Inc.	$14.56	$1.85

Microsoft Corp.	$211.92	$2,794.83

Oracle Corp.	$49.95	$289.82

QUALCOMM Incorporated	$35.82	$160.97

The Walt Disney Company	$88.90	$165.26

Verizon Communications Inc.	$133.97	$158.49

Median	$57.00	$160.97

T-Mobile US, Inc.	$78.56	$185.42

1	EchoStar completed its acquisition of DISH Network on December 31, 2023. As a result of this acquisition, DISH Network was removed from our peer group effective December 31, 2023.

ANALYSIS OF EXECUTIVE OFFICER COMPENSATION

The key components of our annual target total compensation package for executive officers are base salary, annual cash-based short-term incentive awards, and long-term equity incentive awards, including PRSUs and RSUs.

TARGET TOTAL DIRECT COMPENSATION

The Compensation Committee reviews and approves the compensation of the Named Executive Officers at least annually. As part of its review, it receives a market analysis prepared by management in partnership with the Compensation Committee’s independent compensation consultant. It then assesses the compensation of each Named Executive Officer in relation to peer proxy and survey market data related to such peer group, the executive officer’s contributions to the Company’s ongoing strategy, and, for Mr. Sievert, the peer group comparative provisions in the A & R Sievert Employment Agreement (discussed further below). For 2023, the Compensation Committee increased the total target compensation for the Named Executive Officers, including an increase to one or more of the following components: base salary, target annual short-term incentive opportunity and target annual long-term incentive opportunity.

■ PROXY STATEMENT 2024	45

Executive Compensation

The following table shows the target total direct compensation established for the Named Executive Officers for 2023.

Officer	Base Salary ($)	Target STIP Percent(1)	Target STIP Value ($)	Total Target Cash ($)	Target LTIP Percent(2)	Target LTIP Value ($)	Total Direct Compensation ($)

G. Michael Sievert	1,750,000	250%	4,375,000	6,125,000	—	18,500,000	24,625,000

Peter Osvaldik	950,000	185%	1,757,500	2,707,500	250%	6,768,750	9,476,250

Mark W. Nelson	950,000	185%	1,757,500	2,707,500	250%	6,768,750	9,476,250

Michael J. Katz	800,000	150%	1,200,000	2,000,000	250%	5,000,000	7,000,000

Jonathan A. Freier	790,000	150%	1,185,000	1,975,000	225%	4,443,750	6,418,750

Callie R. Field	790,000	150%	1,185,000	1,975,000	225%	4,443,750	6,418,750

1	Target STIP Percent reflected as a percent of base salary.
2	Target LTIP Percent reflected as a percent of total target cash compensation.

ANNUAL BASE SALARIES

Base salary is designed to provide a competitive fixed component of income. Base salaries for our Named Executive Officers are set by the Compensation Committee, with assistance from the Compensation Committee’s independent compensation consultant, after consideration of various factors including individual performance, executive experience and skill set, retention considerations, and market data. In particular, the Compensation Committee focuses on how base salary levels may impact the market competitiveness of an executive’s total compensation opportunity. Messrs. Sievert and Osvaldik’s base salary increases were made in order to bring each executive’s salary in line with the base salaries of comparable executive officers in our peer group. See further discussion under

“— Factors Considered in Determining Executive Compensation” above.

At the December 2022 Compensation Committee meeting, the Compensation Committee approved the following base salaries of the Named Executive Officers for 2023:

Officer	2022 Base Salary ($)	2023 Base Salary ($)

G. Michael Sievert	1,667,506	1,750,000

Peter Osvaldik	800,000	950,000

Mark W. Nelson	950,000	950,000

Michael J. Katz(1)		800,000

Jonathan A. Freier(1)		790,000

Callie R. Field (1)		790,000

1	Messrs. Katz and Freier and Ms. Field were not named executive officers in 2022.

ANNUAL SHORT-TERM INCENTIVES

Our executive officers are eligible for annual cash-based short-term incentive awards which, during 2023, were granted under the T-Mobile US. Inc. 2013 Omnibus Incentive Plan (the “2013 Plan”). The Compensation Committee sets the annual target value of each executive’s short-term incentive award opportunity as a percentage of the executive’s base salary. The final award is based on the applicable executive’s eligible base earnings for the performance period. Generally, award opportunities for each metric evaluated under the 2013 Plan are established at threshold, target and maximum levels. The maximum level for each metric is capped at 200% of target, and as a result, the overall potential amount that could be earned is capped at 200% of target.

The 2023 short-term incentive plan (the “2023 STIP”) awards for our executive officers, including the Named Executive Officers, were based entirely on Company performance, which was measured by: US GAAP Service Revenue, Total Net Additions, Core Adjusted EBITDA, and Adjusted Free Cash Flow. These measures and the relative weightings were aligned with the operational objectives of the Company’s business. Attainment of the threshold performance level (representing attainment of 25% of the target performance level) for at least one of the performance metrics was required in order for the executives to receive any payment under the 2023 STIP. If none of the performance thresholds had been achieved during 2023, no awards would have been paid.

46	PROXY STATEMENT 2024 ■

Executive Compensation

Metric	Weight	Minimum Performance (in millions)	Target Performance (in millions)	Maximum Performance (in millions)	Actual Performance (in millions)	Achievement

US GAAP Service Revenue(1)	20%	$60,885	$63,885	$64,635	$63,300	85%

Total Net Additions(2)	20%	4.909	6.909	7.659	7.373	162%

Core Adjusted EBITDA(1) (4)	30%	$26,500	$28,500	$29,500	$29,019	152%

Adjusted Free Cash Flow(3) (4)	30%	$11,799	$13,049	$14,049	$13,751	170%

Total Corporate Attainment						146%

1

Actual performance of US GAAP Service Revenue equals US GAAP Service Revenue for the full year 2023 of $63,241 million as reported in our Annual Report on Form 10-K, plus $59 million, reflecting the impact of certain 2023 device promotions. Actual performance of Core Adjusted EBITDA equals Core Adjusted EBITDA for the full year 2023 of $29,116 million as reported in our Annual Report on Form 10-K, minus $97 million, reflecting the impact of certain 2023 device promotions.

2

Actual performance of Total Net Additions equals Total Net Additions for the full year 2023 of 5.932 million as reported in our Annual Report on Form 10-K, plus 1.441 million to adjust for the impact of certain Postpaid other net deactivations.

3

Actual performance of Adjusted Free Cash Flow equals Adjusted Free Cash Flow for the full year 2023 of $13,586 million as reported in our Annual Report on Form 10-K, (a) minus $290 million, reflecting the net impact of settlement payment timing relating to the cyberattack that the Company publicly disclosed in August 2021 and (b) plus $455 million, reflecting adjustment for Merger-related costs and cash payments for Merger-related costs incremental to plan.

4	See Appendix A to this Proxy Statement for a reconciliation of Core Adjusted EBITDA and Adjusted Free Cash Flow as reported in our Annual Report on Form 10-K.

The Company performed above target levels with respect to three of the four performance metrics in 2023. Overall performance under the 2023 STIP, determined based on actual performance for each performance metric and the relative weighting of each such metric, was achieved at 146% of target. The following table shows the payouts under the 2023 STIP for each Named Executive Officer based on these performance results.

Officer	Base Earnings(1) ($)	Target 2023 STIP Percent (as a % of Base Salary)	Target 2023 STIP Value ($)	Company Attainment	Total 2023 STIP Payout Value ($)

G. Michael Sievert	1,750,000	250%	4,375,000	146%	6,387,500

Peter Osvaldik	950,000	185%	1,757,500	146%	2,565,950

Mark W. Nelson	950,000	185%	1,757,500	146%	2,565,950

Michael J. Katz	800,000	150%	1,200,000	146%	1,752,000

Jonathan A. Freier	790,000	150%	1,185,000	146%	1,730,100

Callie R. Field	790,000	150%	1,185,000	146%	1,730,100

1	Base earnings reflect eligible earnings as reported by T-Mobile payroll, except for Mr. Sievert whose base earnings reflect his full annual base salary as set forth in his employment agreement.

■ PROXY STATEMENT 2024	47

Executive Compensation

LONG-TERM INCENTIVES

We grant our executive officers long-term incentive compensation in the form of RSUs and PRSUs. RSUs vest in equal installments over a three-year period. RSUs provide an incentive for executive officers to stay with the Company for the long term and help it perform well so that their shares increase in value. For 2023, 65% of the PRSUs granted are measured based on our relative total shareholder return (“RTSR”) over a three-year performance period and the remaining 35% are measured based on our adjusted free cash flow (“FCF”) over a three-year performance period. RTSR, which incorporates share price changes and dividend payments, inherently reflects our current financial and operational results as well as our expected future performance, and using RTSR as a measure also directly links a significant portion of executive officer compensation to stockholder value creation. FCF provides increased focus on our ability to generate cash from operations and our core long-term financial outcomes that are most beneficial to the Company and its stockholders. Earned RTSR PRSUs are settled in shares of our common stock, and the FCF PRSUs are settled in cash (with the amount of cash paid based on the value of our common stock).

2023 Long-Term Incentive Structure

LONG-TERM INCENTIVE AWARDS GRANTED IN 2023

On February 15, 2023, we granted annual long-term incentive awards to our Named Executive Officers. Each such Named Executive Officer received half of the aggregate value of their 2023 long-term incentive awards in the form of PRSUs and half of such value in the form of RSUs. We believe this mix emphasizes long-term Company performance as well as the retention and engagement of the Named Executive Officers. RSU awards for 2023 generally vest annually in three equal tranches beginning February 15, 2024, subject to the Named Executive Officer’s continued service through the applicable vesting date. The annual PRSU awards for 2023 generally cliff vest at the conclusion of the three-year performance period ending on the third anniversary of the grant date, subject to the Named Executive Officer’s continued service through the vesting date and based on the level of RTSR or FCF performance (as applicable) attained during the performance period as certified by the Section 16 Subcommittee of the Compensation Committee.

FCF PRSUs

For the PRSU awards eligible to vest based on FCF performance, PRSU achievement can range from 0% to 200% of target based on absolute FCF performance, and payouts are determined by multiplying the target number of PRSUs by an Adjustment Percentage as set forth in the following table. No payout will be made if performance is attained below threshold performance. For FCF performance between the Threshold, Target, and Maximum values, the Adjustment Percentage shall be interpolated on a linear basis (except for a ranking below the Threshold value, in which case the Adjustment Percentage shall equal 0%). While we do not disclose the Threshold, Target, and Maximum absolute FCF performance values for competitive reasons, the Threshold, Target, and Maximum number of FCF PRSUs that could have been earned by the Named Executive Officers are disclosed in the 2023 Grants of Plan-Based Awards Table below.

2023-2026 PRSU Award Absolute FCF Design
FCF Achievement	Adjustment Percentage
Below Threshold	0%
Threshold	25%
Target	100%
Maximum	200%

48	PROXY STATEMENT 2024 ■

Executive Compensation

RTSR PRSUs

For the PRSU awards eligible to vest based on RTSR, PRSU achievement can range from 0% to 200% of target based on our total stockholder return relative to the total stockholder return of our peer group, and payouts are determined by multiplying the target number of PRSUs by an Adjustment Percentage based on the RTSR percentile performance of the Company, as set forth in the following table. For RTSR performance between the Threshold, Target, and Maximum values, the Adjustment Percentage shall be interpolated on a linear basis. No payout will be made if performance is attained below the 25th percentile and, in order for the Adjustment Percentage to be greater than 100%, Company Total Shareholder Return for the Performance Period must be positive.

RTSR for the 2023 PRSU awards is generally measured against our compensation peer group, consisting of 14 companies: AT&T, Charter Communications, Cisco Systems, Comcast, DISH Network, Intel, International Business Machines, Liberty Global, Lumen Technologies, Microsoft, Oracle, Qualcomm, The Walt Disney Company and Verizon Communications. Under the terms of the award, if one or more members of the peer group cease to be a publicly traded entity during the performance period, then that company will be removed from the peer group; however, unless otherwise determined by our Compensation Committee, any member of the peer group that ceases to be a publicly traded entity during the performance period due to bankruptcy or insolvency (as determined by the Compensation Committee) will not be removed from the peer group. No additional companies will be added to the peer group for purposes of determining any earned PRSU awards. As noted above, EchoStar completed its acquisition of DISH Network on December 31, 2023. As a result of this acquisition, DISH Network was removed from the peer group.

■ PROXY STATEMENT 2024	49

Executive Compensation

Annual Grants in 2023

The total 2023 target long-term incentive grant value and the number of annual PRSUs and RSUs awarded are shown below for each Named Executive Officer. The number of annual PRSUs and RSUs awarded was established as the total grant-date target value multiplied by the award mix and divided by the average closing price of our common stock for the 30 calendar-day period ending five business days prior to the grant date.

Officer	Grant Date	Total 2023 Grant Target Value ($)	Target PRSU/RSU Award Mix	Number of Time-Based RSUs (#)	Target Number of RTSR Performance- Based RSUs (#)	Target Number of FCF Performance- Based RSUs (#)

G. Michael Sievert(1)	2/15/2023	18,500,000	50% PRSU, 50% RSU	55,060	35,789	19,271
	4/1/2023			7,947	5,166	2,782

Peter Osvaldik	2/15/2023	6,768,750	50% PRSU, 50% RSU	23,053	14,985	8,068

Mark W. Nelson	2/15/2023	6,768,750	50% PRSU, 50% RSU	23,053	14,985	8,068

Michael J. Katz	2/15/2023	5,000,000	50% PRSU, 50% RSU	17,029	11,069	5,960

Jonathan A. Freier	2/15/2023	4,443,750	50% PRSU, 50% RSU	15,135	9,838	5,297

Callie R. Field	2/15/2023	4,443,750	50% PRSU, 50% RSU	15,135	9,838	5,297

1

For Mr. Sievert, includes both his annual award granted on February 15, 2023, plus a “true up” award, which is subject to the same terms and conditions as his annual award, which was granted on April 1, 2023 in order to satisfy the Company’s obligation under the A & R Sievert Employment Agreement to grant Mr. Sievert long-term incentive awards with an annual target value of $18,500,000 for fiscal year 2023.

SPECIAL EQUITY AWARDS IN 2023

Pursuant to the A & R Sievert Employment Agreement, in April 2023, the Company granted Mr. Sievert a one-time PRSU award with a target grant-date value of $10,000,000 (the “Sievert Special PRSUs”) in connection with the renewal of his employment agreement. The Sievert Special PRSUs are generally subject to the same terms and conditions (including vesting conditions and performance conditions) applicable to the annual awards of RTSR PRSUs granted to the Named Executive Officers on February 15, 2023 (see “— RTSR PRSUs” above for additional information), except that the Special PRSUs shall be eligible to cliff-vest on the second (2nd) anniversary of the grant date based on the RTSR of the Company during the two-year performance period ending on such date.

In addition, in July 2023, for retention purposes, the Company granted Mr. Osvaldik a one-time PRSU award with a target grant date value of $10,000,000 (the “Osvaldik Special PRSUs”). The Osvaldik Special PRSUs are generally subject to the same terms and conditions (including vesting conditions and performance conditions) applicable to the annual awards of FCF PRSUs granted to the Named Executive Officers on February 15, 2023 (see “— FCF PRSUs” above for additional information), except that the Osvaldik Special PRSUs shall be eligible to cliff-vest on July 1, 2026 based on the Company’s FCF performance during the relevant three-year performance period (January 1, 2023 through December 31, 2025), subject to Mr. Osvaldik’s continued employment through the July 1, 2026 vesting date. We believe that the award of Osvaldik Special PRSUs aligns executive retention with the Company’s key financial performance objectives.

The total target grant value and the number of PRSUs awarded under the Sievert Special PRSUs and the Osvaldik Special PRSUs are shown below. The number of PRSUs awarded was established as the total grant-date target value of the applicable award divided by the average closing price of our common stock for the 30 calendar-day period ending five business days prior to the grant date.

Officer	Grant Date	Total Grant Target Value ($)	Target Number of Performance-Based RSUs(1) (#)

G. Michael Sievert	4/1/2023	10,000,000	70,127

Peter Osvaldik	7/5/2023	10,000,000	75,586

1	The divisor price used to calculate the target number of shares for the Sievert Special PRSUs and the Osvaldik Special PRSUs is $142.60 and $132.30 respectively.

PERFORMANCE-BASED LONG-TERM INCENTIVE AWARDS VESTED IN 2023

The annual PRSUs granted in 2020 to each of the Named Executive Officers who were then-employed by us had a three-year performance period that ended on February 15, 2023 and vested based on the level of RTSR as of the conclusion of such performance period and continued service through the vesting date. Based on the Company’s RTSR at the end of the performance period, 200% of the target award was earned for each Named Executive Officer. The number of 2020 PRSUs earned by each such Named Executive Officer and paid in 2023 is set forth in the table below.

50	PROXY STATEMENT 2024 ■

Executive Compensation

In February 2023, we amended Mr. Sievert’s then-outstanding PRSUs and RSUs that were scheduled to vest in February and March 2023 such that they would be settled in cash rather than shares of our common stock. Pursuant to such amendment, the 2020 PRSUs earned by Mr. Sievert in 2023 were settled in cash rather than shares of our common stock.

Officer	Grant Date	Target Annual 2020 PRSUs (#)	RTSR Adjustment Percentage (%)	Earned PRSUs (#)

G. Michael Sievert	2/15/2020	82,843	200%	165,686

Peter Osvaldik	2/15/2020	10,874	200%	21,748

Michael J. Katz	2/15/2020	12,427	200%	24,854

Jonathan A. Freier	2/15/2020	12,427	200%	24,854

Callie R. Field	2/15/2020	12,427	200%	24,854

In April 2020, in connection with his promotion to Chief Executive Officer, the Company granted Mr. Sievert a one-time PRSU award with a target value of $20,000,000, which was generally subject to the same terms and conditions (including vesting conditions and performance conditions) applicable to the annual PRSUs granted to the Named Executive Officers in 2020, with a three-year performance period that ended April 1, 2023. The only difference as compared to the 2020 annual PRSUs was that in order for more than 100% of the target number of such PRSUs to vest, there must have been at least a twenty percent (20%) increase in the Company’s stock price over the period beginning on April 1, 2020, the date on which Mr. Sievert became our Chief Executive Officer (with the stock price on such date deemed to equal the average closing price of T-Mobile’s stock over the period commencing November 18, 2019 and ending April 1, 2020), and ending on the vesting date.

Additionally, in July 2020, in connection with his appointment to Chief Financial Officer, the Company granted Mr. Osvaldik a one-time PRSU award with a target value of $1,000,000, which was generally subject to the same terms and conditions (including vesting conditions and performance conditions) applicable to the annual PRSUs granted to the Named Executive Officers in 2020, with a three-year performance period that ended on July 1, 2023.

The number of PRSUs earned by Messrs. Sievert and Osvaldik and paid in 2023 pursuant to such one-time 2020 awards is set forth in the table below.

Officer	Grant Date	Target Special 2020 PRSUs (#)	RTSR Adjustment Percentage (%)	Earned PRSUs (#)

G. Michael Sievert(1)	4/1/2020	243,250	200%	486,500

Peter Osvaldik	7/1/2020	9,748	125%	12,185

1	Stock price threshold condition met based on 176.2% increase in stock price over the period beginning on April 1, 2020 and ending on the vesting date.

PERQUISITES

We generally do not provide perquisites to any executive officer, including the Named Executive Officers, beyond what all other employees may be eligible to receive. In 2023, we provided personal security for certain Named Executive Officers due to the range of security issues encountered by executive officers of large public companies, particularly with respect to high-profile Chief Executive Officers such as Mr. Sievert.

COMPREHENSIVE BENEFITS PACKAGE

We provide a competitive benefits package to all full-time employees, including the Named Executive Officers, that includes health and welfare benefits, such as medical, dental, vision care, disability insurance, life insurance benefits and a 401(k) savings plan (with an employer match up to 4%). We provide a non-qualified deferred compensation plan under which eligible participants may defer up to 75% of their base salary and 100% of their annual short-term incentive, annual RSUs and annual PRSUs. We do not provide any employer matching or discretionary allocations under the non-qualified deferred compensation plan.

SEVERANCE AND CHANGE-IN-CONTROL BENEFITS

We provide severance pay and other termination benefits to eligible executive officers, including the Named Executive Officers, whose employment is terminated, including due to corporate restructuring, and, in some cases, due to involuntary termination by us without cause, due to our non-renewal of the executive’s employment term, due to the executive’s retirement, due to the executive’s death or disability or due to the voluntary termination by the executive for good reason. We believe that these severance benefits provide our executive officers, including our Named Executive Officers, with security of transition income and benefit replacement, thus allowing such executive officers to focus on our prospective business priorities that create value for our stockholders. We believe the level of

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severance and termination benefits provided is consistent with the practices of our peer group and is necessary to attract and retain key employees. These benefits are provided pursuant to our Severance Guidelines, Executive Continuity Plan, the T-Mobile US, Inc. 2023 Incentive Award Plan (the “2023 Plan”), the 2013 Plan, the Sprint Corporation Amended and Restated 2015 Omnibus Incentive Plan (the “2015 Plan”) and incentive award agreements as well as written employment agreements, term sheets and/or letter agreements, as applicable, that we have entered into with each of our Named Executive Officers. These arrangements do not include any gross up for excise taxes imposed as a result of severance or other payments that are deemed made in connection with a change in control. The potential payments and benefits available under these arrangements are discussed further under “— Potential Payments upon Termination or in Connection with a Change in Control.”

Other Matters

TAX AND ACCOUNTING CONSIDERATIONS

Section 162(m) of the Code. Internal Revenue Code (“Code”) Section 162(m) generally disallows an income tax deduction to public companies for annual compensation in excess of $1 million paid to the chief executive officer and other “covered employees.” While we may take into account deductibility of compensation when making compensation decisions, we believe that maintaining the discretion to evaluate the performance of our executive officers through the use of performance-based compensation is an important part of our responsibilities and benefits our stockholders, even if it may be non-deductible under Code Section 162(m). Accordingly, the Compensation Committee retains the discretion and flexibility to design and administer compensation programs that are in the best interests of the Company and its stockholders.

Section 280G of the Code. Code Section 280G disallows a tax deduction with respect to excess parachute payments to certain executives of companies which undergo a change in control. In addition, Code Section 4999 imposes a 20% excise tax on the individual with respect to the excess parachute payment. Parachute payments are compensation linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans including RSUs, PRSUs and other equity-based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Code Section 280G based on the executive’s prior compensation. As discussed above, we do not provide tax gross-ups on income attributable to severance or other payments that are deemed made in connection with a change in control.

Section 409A of the Code. Code Section 409A requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and directors to accelerated income tax liabilities, substantial additional taxes and interest on their vested compensation under such plans. Accordingly, it is our intention to design and administer our compensation and benefit plans and arrangements for all of our employees and directors, including our Named Executive Officers, so that they are either exempt from, or satisfy the requirements of, Code Section 409A.

Accounting for Stock-Based Compensation. We follow Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC Topic 718, for stock-based compensation awards. ASC Topic 718 requires companies to calculate the grant-date “fair value” of their stock-based awards using a variety of assumptions. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award. Grants of PRSUs, RSUs and other equity-based awards under equity incentive award plans have been and will be accounted for under ASC Topic 718. We expect that we will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives. For further information on our accounting for our stock-based compensation awards, refer to our Annual Report on Form 10-K for the year ended December 31, 2023.

SECURITIES TRADING POLICY

Our policy on securities trading prohibits our directors, officers and designated employees from trading in our securities during certain quarterly and event-specific blackout periods. The policy prohibits our directors, officers and designated employees from trading in options with respect to our securities (including puts, calls and other derivative securities) on an exchange or in any other organized market, or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities. The policy also prohibits short sales of our securities, holding our securities in a margin account or pledging our securities as collateral for a loan. Mr. Claure, one of our directors, holds 1,842,191 shares of our common stock that are pledged to secure a line of credit with an unrelated third-party bank. This pledge pre-dated the Sprint Combination, and Mr. Claure has committed to unwind the pledge by December 31, 2024.

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Executive Compensation

CLAWBACK PROVISIONS

In September 2023, the Compensation Committee adopted the Company’s Amended and Restated Executive Incentive Compensation Recoupment Policy in compliance with the SEC rules and Nasdaq listing standards regarding clawback policies. The policy provides that in the event the Company is required to prepare an accounting restatement, the Company shall recover, reasonably promptly, any excess incentive-based compensation (i.e., compensation that is granted, earned or vested based in whole or in part on the attainment of one or more financial reporting measures) from current and former executive officers of the Company, unless the Compensation Committee determines that recovery would be impracticable. The policy is administered by the Compensation Committee of the Board of Directors. All awards granted under our equity plans to executive officers of the Company are subject to the provisions of any clawback policy implemented by the Company, including, without limitation, the Company’s Amended and Restated Executive Incentive Compensation Recoupment Policy, as and to the extent set forth in such clawback policy or the applicable award agreement.

STOCK OWNERSHIP GUIDELINES

Under our stock ownership guidelines, the Chief Executive Officer and all executive officers reporting to the Chief Executive Officer are expected to acquire and maintain ownership of shares of common stock equal in value to a specified multiple of the executive officer’s base salary measured as of September 30th of each year.

Position	Ownership Requirement

Chief Executive Officer	5x base salary

Executive Officers reporting to the CEO	3x base salary

Each executive officer is expected to meet the ownership guidelines within five years from the date on which he or she became an executive officer, and is expected to retain at least 50% of the net shares of common stock acquired through our equity compensation plans until the ownership thresholds are met.

As of December 31, 2023, our Chief Executive Officer and each of the other Named Executive Officers who were then executive officers of ours were in compliance with our stock ownership guidelines.

BROAD-BASED STOCK OWNERSHIP

WE BELIEVE THAT ALL EMPLOYEES SHOULD HAVE A STAKE IN THE COMPANY’S PERFORMANCE. ACCORDINGLY, WE UTILIZE A COMPANY-WIDE ANNUAL EQUITY AWARD PROGRAM.

We grant RSUs to all eligible full-time and part-time employees each year. Depending on the employee’s career band, such RSUs become shares of T-Mobile stock following a two- or three- year vesting period, with a portion vesting each year. In addition, T-Mobile’s Amended and Restated 2014 Employee Stock Purchase Plan (the “ESPP”) provides employees with a cost-effective vehicle to purchase stock.

EQUITY GRANTING PRACTICES

The Compensation Committee has adopted an equity grant policy pursuant to which the Compensation Committee (or the Section 16 Subcommittee) may approve annual grants to executive officers and other members of the executive leadership team at a specified time each year. In addition to the annual grants, equity awards may be granted on a quarterly basis to new hires. We may also grant supplemental equity awards from time to time to retain high-performing leaders, reward exceptional performance or recognize expanded responsibility. The Compensation Committee has delegated authority to the Company’s Executive Vice President and Chief People Officer, subject to certain terms and limitations as established by the Compensation Committee, to grant awards to employees who are not Section 16 officers.

RESULTS OF STOCKHOLDER ADVISORY APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION

At the 2023 annual meeting of stockholders, stockholders were asked to approve, on an advisory basis, the 2022 compensation of our then-current named executive officers as reported in the proxy statement. This say-on-pay proposal was approved by approximately 96.7% of the shares present and entitled to vote, and the Compensation Committee believes this affirms our stockholders’ strong support of our executive compensation program.

The Compensation Committee considered the results of the 2023 advisory vote along with stockholder input and other factors discussed in this Compensation Discussion and Analysis and concluded that no changes to our compensation policies and practices were warranted given the strong support received from stockholders regarding our executive compensation program. The Board has previously determined to hold advisory say-on-pay votes every three years. Accordingly, the next advisory say on pay vote is expected to occur in connection with our 2026 Annual Meeting of Stockholders.

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Executive Compensation

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with Company management. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement and incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2023.

The Compensation Committee:

Kelvin R. Westbrook, Chair

Marcelo Claure

Srinivasan Gopalan

Christian P. Illek

Raphael Kübler

The material contained in this Compensation Committee Report does not constitute soliciting material, is not deemed filed with the SEC, and is not incorporated by reference into any other Company filing under the Securities Act, or the Exchange Act, whether made on, before, or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing, except to the extent that the Company specifically incorporates the Compensation Committee Report by reference therein.

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Executive Compensation Tables

2023 SUMMARY COMPENSATION TABLE

The following table sets forth certain information with respect to compensation for the years ended December 31, 2023, 2022 and 2021 earned by or paid to our Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards ($)	Non-Equity Incentive Compensation(2) ($)	All Other Compensation(3) ($)	Total ($)

G. Michael Sievert	2023	1,748,414	—	29,281,807	—	6,387,500	71,131	37,488,851
President and Chief Executive Officer	2022	1,664,285	—	20,175,892	—	7,128,588	91,282	29,060,048
	2021	1,498,462	—	13,684,862	—	7,387,500	39,835	22,610,659

Peter Osvaldik	2023	950,000	—	17,594,929	—	2,565,950	13,200	21,124,079
Executive Vice President & Chief Financial Officer	2022	800,000	—	6,864,054	—	2,394,000	12,200	10,070,254
	2021	750,000	—	4,501,791	—	2,216,250	11,690	7,479,731

Mark W. Nelson	2023	950,000	—	7,046,147	—	2,565,950	14,115	10,576,212
Executive Vice President & General Counsel	2022	950,000	—	8,447,371	—	3,005,325	75,472	12,478,167
	2021	200,962	2,000,000	8,126,022	—	3,462,275	30,090	13,819,348

Michael J. Katz	2023	800,000	—	5,204,908	—	1,752,000	13,200	7,770,108
President, Marketing, Strategy & Products

Jonathan A. Freier	2023	790,000	—	4,626,009	—	1,730,100	22,506	7,168,616
President, Consumer Group

Callie R. Field	2023	790,000	—	4,626,009	—	1,730,100	13,200	7,159,309
President, Business Group

1

The value of stock awards (counting PRSUs at target) is determined using the aggregate grant date fair value computed in accordance with ASC 718, excluding the effect of any estimated forfeitures. These amounts reflect the Company’s accounting expense and do not correspond to the actual value that will be realized by the Named Executive Officer. See Note 11 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 for a summary of the assumptions we apply in calculating these amounts. The aggregate grant date fair value of the PRSUs granted to our Named Executive Officers during 2023, assuming maximum performance, would be as follows: Mr. Sievert, $40,013,320; Mr. Osvaldik, $28,386,918; Mr. Nelson, $7,289,353; Mr. Katz $5,384,558; Mr. Freier, $4,785,680; and Ms. Field, $4,785,680.

2

For 2023, represents amounts paid by the Company under the 2023 STIP, based on the achievement of certain Company performance measures during the year. For additional information, please see “— Annual Short-Term Incentives” above.

3	Amounts included in the “All Other Compensation” column are detailed in the table below.

Name	401k Employer Match	Security Arrangements(1)	Other(2)	Total

G. Michael Sievert	13,200	57,931	—	71,131

Peter Osvaldik	13,200	—	—	13,200

Mark W. Nelson	13,200	—	915	14,115

Michael J. Katz	13,200	—	—	13,200

Jonathan A. Freier	13,200	8,987	319	22,506

Callie R. Field	13,200	—	—	13,200

1	Represents costs associated with Company-provided personal security.
2

For Messrs. Nelson and Freier, this amount represents the value of items provided to the applicable executive in conjunction with a Company-sponsored event such as t-shirts, sunglasses or other Company-branded memorabilia or related standard employee event experience.

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Executive Compensation

2023 GRANTS OF PLAN-BASED AWARDS TABLE

The following table sets forth certain information with respect to grants of plan-based awards for the year ended December 31, 2023, to the Named Executive Officers.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards(3) ($)
Name	Type of Award	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
G. Michael Sievert	STIP			218,750	4,375,000	8,750,000	—	—	—	—	—
	PRSU RTSR	2/15/2023	2/6/2023	—	—	—	8,947	35,789	71,578	—	5,861,522
	PRSU FCF	2/15/2023	2/6/2023	—	—	—	4,818	19,271	38,542	—	2,843,436
	RSU	2/15/2023	2/6/2023	—	—	—	—	—	—	55,060	8,124,103
	PRSU RTSR	4/1/2023	3/9/2023	—	—	—	1,292	5,166	10,332	—	843,246
	PRSU FCF	4/1/2023	3/9/2023	—	—	—	696	2,782	5,564	—	402,945
	RSU	4/1/2023	3/9/2023	—	—	—	—	—	—	7,947	1,151,043
	PRSU RTSR	4/1/2023	3/9/2023	—	—	—	17,532	70,127	140,254	—	10,055,511
Peter Osvaldik	STIP			87,875	1,757,500	3,515,000	—	—	—	—	—
	PRSU RTSR	2/15/2023	2/6/2023	—	—	—	3,746	14,985	29,970	—	2,454,243
	PRSU FCF	2/15/2023	2/6/2023	—	—	—	2,017	8,068	16,136	—	1,190,433
	RSU	2/15/2023	2/6/2023	—	—	—	—	—	—	23,053	3,401,470
	PRSU RTSR	7/5/2023	7/5/2023	—	—	—	18,897	75,586	151,172	—	10,548,782
Mark W. Nelson	STIP			87,875	1,757,500	3,515,000	—	—	—	—	—
	PRSU RTSR	2/15/2023	2/6/2023	—	—	—	3,746	14,985	29,970	—	2,454,243
	PRSU FCF	2/15/2023	2/6/2023	—	—	—	2,017	8,068	16,136	—	1,190,433
	RSU	2/15/2023	2/6/2023	—	—	—	—	—	—	23,053	3,401,470
Michael J. Katz	STIP			60,000	1,200,000	2,400,000	—	—	—	—	—
	PRSU RTSR	2/15/2023	2/6/2023	—	—	—	2,767	11,069	22,138	—	1,812,881
	PRSU FCF	2/15/2023	2/6/2023	—	—	—	1,490	5,960	11,920	—	879,398
	RSU	2/15/2023	2/6/2023	—	—	—	—	—	—	17,029	2,512,629
Jonathan A. Freier	STIP			59,250	1,185,000	2,370,000	—	—	—	—	—
	PRSU RTSR	2/15/2023	2/6/2023	—	—	—	2,460	9,838	19,676	—	1,611,268
	PRSU FCF	2/15/2023	2/6/2023	—	—	—	1,324	5,297	10,594	—	781,572
	RSU	2/15/2023	2/6/2023	—	—	—	—	—	—	15,135	2,233,169
Callie R. Field	STIP			59,250	1,185,000	2,370,000	—	—	—	—	—
	PRSU RTSR	2/15/2023	2/6/2023	—	—	—	2,460	9,838	19,676	—	1,611,268
	PRSU FCF	2/15/2023	2/6/2023	—	—	—	1,324	5,297	10,594	—	781,572
	RSU	2/15/2023	2/6/2023	—	—	—	—	—	—	15,135	2,233,169

1

Represents the threshold, target and maximum amounts of annual cash incentive compensation that may have become payable to each Named Executive Officer for performance under the 2023 STIP. The actual amounts paid for 2023 are shown in the “Non-Equity Incentive Plan Compensation” column of the 2023 Summary Compensation Table.

2	Represents the threshold, target and maximum number of shares that might be paid pursuant to PRSU awards granted in 2023.
3

The value of stock awards is determined using the aggregate grant date fair value computed in accordance with ASC 718, excluding the effect of any estimated forfeitures. These amounts reflect the Company’s accounting expense and do not correspond to the actual value that will be realized by the Named Executive Officer. See Note 11 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 for a summary of the assumptions we apply in calculating these amounts.

EMPLOYMENT ARRANGEMENTS

During 2023, the Company was party to employment arrangements with Messrs. Sievert and Nelson, as more fully described below. The Company is not, and was not in 2023, party to written employment arrangements with Messrs. Osvaldik, Katz or Freier or Ms. Field. The Company is a party to certain arrangements with some of the Named Executive Officers with regard to severance and termination payments and benefits. See “— Potential Payments upon Termination or in Connection with a Change in Control” below for more information.

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2019 Employment Agreement with Mr. Sievert. During 2023, the Company was initially party to an employment agreement with Mr. Sievert, dated November 15, 2019 (the “2019 Sievert Employment Agreement”), pursuant to which Mr. Sievert served as our President and Chief Executive Officer.

The 2019 Sievert Employment Agreement provided for an initial employment term through April 1, 2023. Effective March 9, 2023, the Company and Mr. Sievert entered into the A & R Sievert Employment Agreement, which replaced the 2019 Sievert Employment Agreement (for additional detail, see “— 2023 Amended and Restated Employment Agreement with Mr. Sievert”).

Pursuant to the 2019 Sievert Employment Agreement, Mr. Sievert was entitled to (i) an annual base salary; (ii) an annual short-term incentive award targeted at 250% of base salary (with a maximum award equal to 200% of target); (iii) employee benefits to the same extent and on the same terms as such benefits are provided generally to other senior executives; and (iv) annual LTI awards.

In February 2023, we amended Mr. Sievert’s then-outstanding awards of PRSUs and RSUs scheduled to vest in February and March 2023 such that the PRSUs and RSUs that vested during such months would be settled in cash rather than shares of our common stock.

2023 Amended and Restated Employment Agreement with Mr. Sievert. In March 2023, the Company entered into the A & R Sievert Employment Agreement, which amended and restated in its entirety the 2019 Sievert Employment Agreement. The A & R Sievert Employment Agreement provides for an employment term continuing through April 1, 2028, subject to automatic one-year extensions thereafter (unless at least 90 days’ prior notice of non-renewal is given by either party).

Pursuant to the A & R Sievert Employment Agreement, Mr. Sievert is entitled to (i) an annual base salary initially equal to $1,750,000, effective as of January 1, 2023, which automatically increased or will automatically increase (as applicable) to (a) effective January 1, 2024, the greater of (x) $1,850,000 or (y) the then-current median annual base salary for Chief Executive Officers in our then-current peer group, (b) effective January 1, 2025, the greater of (x) $1,900,000 or (y) the then-current median annual base salary for Chief Executive Officers in our peer group, and (c) effective each of January 1, 2026 and January 1, 2027, the greater of (x) $2,000,000 or (y) the then-current median annual base salary for Chief Executive Officers in our peer group; (ii) an annual short-term cash incentive targeted at no less than 250% of his base salary (with a maximum award equal to 200% of target); and (iii) employee benefits to the same extent and on the same terms as such benefits are provided generally to other senior executives.

In addition, pursuant to the A & R Sievert Employment Agreement, commencing with calendar year 2023, Mr. Sievert will be entitled to LTI awards with an annual target grant-date value that is no less than $18,500,000, which will be allocated as follows: 50% of such value will be granted in the form of PRSUs and the remaining 50% of such value will be granted in the form of RSUs. Mr. Sievert’s annual target grant-date value for LTI awards automatically increased or will automatically increase (as applicable) to (i) for LTI awards granted during calendar year 2024, the greater of (x) $19,000,000, (y) the 60th percentile of the aggregate target grant-date value of annual equity incentive awards for Chief Executive Officers in our peer group, or (z) the annual target grant-date value for LTI awards for the immediately preceding calendar year; and (ii) for LTI grants made during calendar years 2025, 2026, 2027 and 2028, the greater of (x) $19,000,000, (y) the 65th percentile of the aggregate target grant-date value of annual equity incentive awards for Chief Executive Officers in our peer group, and (z) the annual target grant-date value for LTI awards in effect for the applicable prior calendar year. The A & R Sievert Employment Agreement provides that with respect to 60% of the total RSUs granted to Mr. Sievert as annual LTI awards during each of calendar years 2023 through 2028 (representing 30% of the total target grant-date value for each such year), the total length of the vesting schedule of such RSUs will be no longer than the length of the median total length of the vesting schedules of annual time-based equity incentive awards for Chief Executive Officers in our peer group at the time of grant.

Pursuant to the A & R Sievert Employment Agreement, on April 1, 2023, Mr. Sievert was granted the one-time Sievert Special PRSUs under the 2013 Plan, with a target grant date value of $10,000,000. For more information, see “— Special Equity Awards in 2023” above.

Employment Offer Letter with Mr. Nelson. During 2023, the Company was party to an offer of employment letter with Mr. Nelson that became effective on October 11, 2021 (the “Nelson Offer Letter”), pursuant to which Mr. Nelson serves as our Executive Vice President and General Counsel.

Pursuant to the Nelson Offer Letter, Mr. Nelson is entitled to receive (i) an annual base salary equal to no less than $950,000, (ii) an annual STI award targeted at no less than 185% of Mr. Nelson’s base salary during the applicable calendar year, payable based on the attainment of pre-established performance goals, (iii) annual LTI awards with an annual aggregate grant-date target value of no less than 250% of the sum of Mr. Nelson’s base salary and target STI during the applicable calendar year, and (iv) employee benefits to the same extent and on the same terms as such benefits are provided generally to other senior executives.

See “— Potential Payments upon Termination or in Connection with a Change in Control” for information regarding payments payable upon termination of employment of the Named Executive Officers.

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Executive Compensation

CASH AND INCENTIVE COMPENSATION

Non-Equity Incentive Plan Awards. The 2023 Summary Compensation Table includes payments received under the 2023 STIP. The 2023 Grants of Plan-Based Awards Table includes the range of potential payouts of awards granted under the 2023 STIP.

Equity Incentive Plan Awards. All of the Named Executive Officers received annual equity awards consisting of both RSUs that vest in three annual installments beginning in February 2024, subject to continued service through the applicable vesting dates, and PRSUs that vest as to 65% of the PRSUs based on the Company’s TSR compared to that of the Company’s peer group over a three-year measurement period and as to the remaining 35% of the PRSUs based on the Company’s FCF performance as measured over a three-year measurement period, subject to continued service through the end of the measurement period (in each case, except upon certain terminations of employment as described below).

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Executive Compensation

OUTSTANDING EQUITY AWARDS AT 2023 FISCAL YEAR-END TABLE

The following table sets forth certain information with respect to all outstanding equity awards held by the Named Executive Officers as of December 31, 2023. Actual value received upon vesting of the PRSUs will be based on Company performance at that time.

				Stock Awards

Name	Type of Award	Grant Date		Number of Shares or Units or Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(7) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(7) ($)

G. Michael Sievert	PRSU	2/15/2023	(1)	—	—	35,789	11,476,101
	PRSU	2/15/2023	(2)	—	—	19,271	3,089,719
	RSU	2/15/2023	(3)	55,060	8,827,770	—	—
	PRSU	4/1/2023	(1)	—	—	5,166	1,656,530
	PRSU	4/1/2023	(2)	—	—	2,782	446,038
	RSU	4/1/2023	(3)	7,947	1,274,143	—	—
	PRSU	4/1/2023	(4)	—	—	70,127	22,486,924
	PRSU	2/15/2022	(1)	—	—	47,727	15,304,140
	PRSU	2/15/2022	(2)	—	—	25,698	8,240,321
	RSU	2/15/2022	(3)	48,950	7,848,154	—	—
	PRSU	3/4/2021	(1)	—	—	37,268	11,950,357
	PRSU	3/4/2021	(2)	—	—	20,067	6,434,684
	RSU	3/4/2021	(3)	19,112	3,064,227	—	—

Peter Osvaldik	PRSU	2/15/2023	(1)	—	—	14,985	4,805,090
	PRSU	2/15/2023	(2)	—	—	8,068	1,293,542
	RSU	2/15/2023	(3)	23,053	3,696,087	—	—
	PRSU	7/5/2023	(5)	—	—	75,586	12,118,703
	PRSU	2/15/2022	(1)	—	—	16,237	5,206,556
	PRSU	2/15/2022	(2)	—	—	8,743	2,803,530
	RSU	2/15/2022	(3)	16,654	2,670,136	—	—
	PRSU	3/4/2021	(1)	—	—	12,260	3,931,292
	PRSU	3/4/2021	(2)	—	—	6,601	2,116,677
	RSU	3/4/2021	(3)	6,287	1,007,995	—	—

Mark W. Nelson	PRSU	2/15/2023	(1)	—	—	14,985	4,805,090
	PRSU	2/15/2023	(2)	—	—	8,068	1,293,542
	RSU	2/15/2023	(3)	23,053	3,696,087	—	—
	PRSU	2/15/2022	(1)	—	—	19,983	6,407,749
	PRSU	2/15/2022	(2)	—	—	10,759	3,449,981
	RSU	2/15/2022	(3)	20,495	3,285,963	—	—
	PRSU	10/11/2021	(6)	—	—	56,329	18,062,457

Michael J. Katz	PRSU	2/15/2023	(1)	—	—	11,069	3,549,386
	PRSU	2/15/2023	(2)	—	—	5,960	955,567
	RSU	2/15/2023	(3)	17,029	2,730,260	—	—
	PRSU	2/15/2022	(1)	—	—	10,334	3,313,700
	PRSU	2/15/2022	(2)	—	—	5,563	1,783,832
	RSU	2/15/2022	(3)	10,598	1,699,177	—	—
	PRSU	3/4/2021	(1)	—	—	7,357	2,359,096
	PRSU	3/4/2021	(2)	—	—	3,960	1,269,814
	RSU	3/4/2021	(3)	3,773	604,925	—	—

Jonathan A. Freier	PRSU	2/15/2023	(1)	—	—	9,838	3,154,653
	PRSU	2/15/2023	(2)	—	—	5,297	849,268
	RSU	2/15/2023	(3)	15,135	2,426,595	—	—
	PRSU	2/15/2022	(1)	—	—	10,334	3,313,700
	PRSU	2/15/2022	(2)	—	—	5,563	1,783,832
	RSU	2/15/2022	(3)	10,598	1,699,177	—	—
	PRSU	3/4/2021	(1)	—	—	7,357	2,359,096
	PRSU	3/4/2021	(2)	—	—	3,960	1,269,814
	RSU	3/4/2021	(3)	3,773	604,925	—	—

Callie R. Field	PRSU	2/15/2023	(1)	—	—	9,838	3,154,653
	PRSU	2/15/2023	(2)	—	—	5,297	849,268
	RSU	2/15/2023	(3)	15,135	2,426,595	—	—
	PRSU	2/15/2022	(1)	—	—	9,226	2,958,409
	PRSU	2/15/2022	(2)	—	—	4,967	1,592,718
	RSU	2/15/2022	(3)	9,462	1,517,042	—	—
	PRSU	3/4/2021	(1)	—	—	7,357	2,359,096
	PRSU	3/4/2021	(2)	—	—	3,960	1,269,814
	RSU	3/4/2021	(3)	3,773	604,925	—	—

■ PROXY STATEMENT 2024	59

Executive Compensation

1

PRSUs which vest upon the conclusion of a three-year performance period commencing on the grant date based on the relative performance of the Company’s TSR compared to that of the Company’s peer group over the performance period, subject to continued service through the end of the performance period (except as otherwise provided in the applicable award or employment arrangement).

2

PRSUs which vest upon the conclusion of a three-year performance period commencing on the grant date based on the Company’s achievement of absolute FCF over the performance period, subject to continued service through the end of the performance period (except as otherwise provided in the applicable award or employment arrangement).

3

RSUs which vest in annual installments with respect to one-third of the shares on each of the first three anniversaries of the grant date, subject to continued service through the applicable vesting date (except as otherwise provided in the applicable award or employment arrangement).

4

Special PRSUs granted to Mr. Sievert which vest upon the conclusion of a two-year performance period commencing on the grant date based on the relative performance of the Company’s TSR compared to that of the Company’s peer group over the performance period, subject to continued service through the end of the performance period (except as otherwise provided in the applicable award or employment agreement).

5

Special PRSUs granted to Mr. Osvaldik which vest upon the conclusion of a three-year performance period commencing on January 1, 2023 based on the Company’s achievement of absolute FCF over the performance period, subject to continued service through the end of the performance period (except as otherwise provided in the applicable award arrangement).

6

PRSUs granted to Mr. Nelson in connection with his commencement of employment with us during 2021, which vest upon the conclusion of a three-year performance period commencing on the grant date based on the relative performance of the Company’s TSR compared to that of the Company’s peer group over the performance period, subject to continued service through the end of the performance period (except as otherwise provided in the applicable award or employment agreement).

7

Calculated based on the number of PRSUs (except for the 2023 FCF PRSUs and the Osvaldik Special PRSUs which are disclosed at target) that may be earned upon achievement of the maximum performance level or number of time-based RSUs, as applicable, multiplied by the closing price of our common stock on December 29, 2023 of $160.33 per share. In calculating the number of PRSUs and their value, we are required by SEC rules to compare the Company’s performance through 2023 under each outstanding PRSU grant against the threshold, target, and maximum performance levels for the grant and report in this column the applicable potential payout amount. If the performance is between levels, we are required to report the potential payout at the next highest level. For example, if the previous fiscal year’s performance exceeded target, even if it is by a small amount and even if it is highly unlikely that we will pay the maximum amount, we are required by SEC rules to report the awards using the maximum potential payouts.

OPTION EXERCISES AND STOCK VESTED FOR FISCAL YEAR 2023 TABLE

The following table sets forth certain information with respect to RSUs and PRSUs vesting during the fiscal year ended December 31, 2023, with respect to the Named Executive Officers. There were no option exercises during the fiscal year ended December 31, 2023.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

G. Michael Sievert	—	—	723,388	105,309,502

Peter Osvaldik	—	—	52,171	7,556,909

Mark W. Nelson	—	—	10,247	1,511,945

Michael J. Katz	—	—	38,068	5,595,622

Jonathan A. Freier	—	—	38,068	5,595,622

Callie R. Field	—	—	37,500	5,511,813

2023 NON-QUALIFIED DEFERRED COMPENSATION

The following table shows the contributions, earnings and the aggregate balance of total deferrals as of December 31, 2023.

Name	Executive Contributions in Last Fiscal Year(1) ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year-End ($)

G. Michael Sievert	—	—	—

Peter Osvaldik	—	—	—

Mark W. Nelson	1,974,431	317,438	4,248,471

Michael J. Katz	—	—	—

Jonathan A. Freier	—	—	—

Callie R. Field	—	(330)	1,018,340

1	The amount listed in this column for Mr. Nelson was reported in the Summary Compensation Table for 2023.

All of the Named Executive Officers are eligible to participate in the Company’s non-qualified deferred compensation plan (the “Deferred Compensation Plan”). However, only Mr. Nelson has elected to do so. Under the terms of the Deferred Compensation Plan, participants are eligible to defer up to 75% of their base salary, 100% of their annual incentive compensation and 100% of annual RSU or PRSU awards. All amounts attributable to participant deferrals under the Deferred Compensation Plan are fully vested at all times. We did not provide any employer matching or discretionary allocations under the Deferred Compensation Plan for 2023.

60	PROXY STATEMENT 2024 ■

Executive Compensation

Participants choose how their deferrals (and their account balances) will be allocated among the national investment funds available under the Deferred Compensation Plan. For 2023, there were 18 funds for deferral of base salary and incentive compensation, which did not include a Company stock fund. Any deferred RSUs or PRSUs would be credited to a Company stock fund.

A participant’s account balance under the Deferred Compensation Plan will be distributed in a lump-sum when the participant terminates employment, unless termination is due to retirement or disability, in which case the participant can elect annual installments over two to 15 years. For this purpose, “retirement” means termination of employment on or after either (i) the date on which the sum of the participant’s age and years of service equals 65 or (ii) the date on which the participant completes ten years of service. Participants may also elect to have amounts attributable to their deferrals for a particular year distributed (or commence to be distributed) as of a specified date in a lump sum or in annual installments over two to five years, even if they are still employed by the Company on that date. Generally, the specified date for base salary and incentive compensation distribution may not be earlier than the first day of the second year beginning after the year in which such amounts are deferred and for RSUs or PRSUs may not be earlier than the first day of the fourth year beginning after the year in which such amounts are deferred.

If a participant’s employment with the Company terminates prior to the in-service distribution date specified by the participant or while in-service distribution installment payments are being made, then any portions of the participant’s account balances that are subject to specified distribution date elections will be distributed upon termination of employment, as described above.

If a participant dies before his or her entire interest under the Deferred Compensation Plan has been distributed, his or her remaining interest will be distributed in a lump sum to his or her beneficiary.

If a participant’s employment terminates within 24 months following a change in control (as defined in the 2023 Plan), then all amounts credited to his or her accounts under the Deferred Compensation Plan will be paid to the participant in a lump sum within 90 days after such termination. Similarly, if a change in control occurs after a participant retires or becomes disabled, any undistributed amounts remaining in such participant’s accounts under the Deferred Compensation Plan will be distributed in a lump sum within 90 days after the change in control. Notwithstanding the foregoing, if a participant is a “specified employee” for purposes of Code Section 409A at the time his or her employment with the Company terminates, then distributions on account of termination of employment will not be made (or commence to be made) prior to the earlier of the participant’s death or the six-month anniversary of the participant’s termination of employment. Each of the Named Executive Officers is a specified employee for this purpose. Distributions are made in cash or stock, as applicable.

The Deferred Compensation Plan is an unfunded plan for tax purposes and for purposes of the Employee Retirement Income Security Act of 1974, as amended. We have established a “rabbi trust” to satisfy our obligations under the Deferred Compensation Plan.

POTENTIAL PAYMENTS UPON TERMINATION OR IN CONNECTION WITH A CHANGE IN CONTROL

The following discussion describes and quantifies the estimated amount of potential payments and benefits that would be provided to each of our Named Executive Officers under the Company’s compensation plans and agreements in the event of a termination of employment and/or change in control of the Company.

Our Named Executive Officers are subject to covenants regarding protection of confidential information, a non-compete and certain other restrictive covenants regarding solicitation of employees or customers for a period through one year (or, in certain cases, eighteen months) after termination of employment. For Mr. Sievert, this period is two years after termination of employment.

Termination Due to Death or Disability

Upon a termination of the applicable executive’s employment due to death or disability, each Named Executive Officer is entitled to receive (i) an unpaid annual short-incentive award from the preceding fiscal year (if any); and (ii) a target annual short-term incentive award for the current fiscal year (or, for Mr. Sievert pursuant to the A & R Sievert Employment Agreement, the greater of a target annual short-term incentive award and a prorated annual short-term incentive award based on actual performance results). In addition, (a) any unearned time-based long-term incentive awards then-held by such Named Executive Officer will become immediately earned and vested, and (b) any performance-based long-term incentive awards will vest and be paid at target as of the date of the executive’s separation from service. Further, under the A & R Sievert Employment Agreement, upon his termination of employment due to disability, Mr. Sievert is also entitled to continued eligibility for our employee mobile service discount program (the “Continued Mobile Discounts”).

Termination Without Cause or for Good Reason

(No Change in Control)

Each of our Named Executive Officers are eligible for severance benefits upon certain terminations of their employment with the Company without “cause,” for “good reason,” or (for Mr. Sievert) upon a termination due to a Company-initiated non-renewal of his employment term, as described in more detail below. All such severance benefits are subject to the applicable executive’s timely execution and non-revocation of a release of claims in favor of the Company and compliance with certain restrictive covenants.

■ PROXY STATEMENT 2024	61

Executive Compensation

Mr. Sievert

A & R Sievert Employment Agreement. Under the A & R Sievert Employment Agreement, upon a termination of Mr. Sievert’s employment by us without “cause,” by him for “good reason” (each as defined in the A & R Sievert Employment Agreement), or due to our non-renewal of his then-current employment term, Mr. Sievert was entitled to receive:

▪	a lump-sum cash payment equal to two times the sum of his annual base salary and then-current target annual short-term incentive award;

▪	his unpaid annual short-term incentive award from the preceding fiscal year (if any);

▪	a prorated portion of his annual short-term incentive award for the fiscal year of termination, based on actual performance;

▪

(a) full vesting of any then-outstanding time-based long-term incentive awards and (b) with respect to performance-based long-term incentive awards, (x) pro rata vesting of each performance-based long-term incentive award (based the number of days elapsed between the commencement of the applicable performance period and the date of termination) based on actual performance through the termination date; and (y) pro rata vesting of each performance-based long-term incentive award (based on the portion of the performance period left to be completed) at the greater of target or actual performance through the termination date;

▪	Company-paid group medical and dental benefits for up to 18 months following termination;

▪	Company-paid office space and executive assistant (not to exceed $25,000 per month in the aggregate) for 18 months following termination (the “Continued Office/Assistant Benefits”); and

▪	The Continued Mobile Discounts.

Mr. Nelson

Pursuant to the Nelson Offer Letter, upon a termination of Mr. Nelson’s employment by us other than for “cause” or by him for “good reason” (each as defined in the Nelson Offer Letter), Mr. Nelson will be entitled to receive:

▪	a prorated annual short-term incentive award for the year of termination, based on actual performance; and

▪

full vesting of the special PRSUs he was granted in connection with his commencement of employment with us in 2021, with the number of PRSUs earned based on actual performance for the full performance period.

Annual Short-Term Incentive Award

Under our 2023 STIP, if any Named Executive Officer other than Mr. Sievert experiences a termination of employment as a result of a workforce reduction or a sale of a business unit, then the Named Executive Officer would receive (i) a prorated short-term incentive award for the year of termination, based on actual performance and (ii) any earned, unpaid annual short-term incentive award for the preceding fiscal year (if any).

Executive Severance Benefit Guidelines

Under the Company’s Executive Severance Benefit Guidelines (“Severance Guidelines”), which covered all Named Executive Officers during 2023, if an executive’s employment is terminated without cause or the executive resigns for good reason then we will consider providing the applicable executive with the following benefits (collectively referred to as the “Severance Guideline Benefits”):

▪	a lump-sum cash payment of two times the executive’s total target cash (composed of annual salary and target annual bonus);

▪	a prorated annual short-term incentive for the current fiscal year, based on actual performance;

▪	COBRA benefit payments for up to 12 months following termination; and

▪	12 months of outplacement services (valued at $4,200).

Any cash severance paid under the Severance Guidelines will be reduced by any cash severance payments payable pursuant to any other severance plans or agreements (including amounts payable under the applicable executive’s employment arrangement and/or the Executive Continuity Plan (as applicable)).

2023 Plan, 2013 Plan and 2015 Plan

Pursuant to the award agreements governing long-term incentive awards granted under the 2023 Plan, 2013 Plan and 2015 Plan, in the event the executive experiences a termination of employment as a result of a workforce reduction or divestiture, then (i) the next tranche of RSUs scheduled to vest shall immediately become fully vested, and (ii) a pro-rated number of PRSUs shall vest based on actual performance and the number of days that the executive had been employed during the performance period.

62	PROXY STATEMENT 2024 ■

Executive Compensation

Termination Due to Retirement

Mr. Sievert

The A & R Sievert Employment Agreement provides that Mr. Sievert may retire on or after April 1, 2026 by providing at least 12 months’ written notice to the Company of his proposed retirement date (a “qualifying retirement”). If Mr. Sievert’s employment terminates due to a “qualifying retirement” (including due to the Company accelerating his retirement date after receiving his retirement notice (a “Company Retirement Acceleration”)), then he will be entitled to receive (subject to his timely execution and non-revocation of a release of claims in favor of the Company and compliance with applicable restrictive covenants):

▪

a lump-sum cash payment of the product of (x) two times the sum of (i) his base salary plus (ii) his target short-term incentive (in each case, as in effect at the time of termination or, if later, as of the proposed retirement date), and (y) the applicable “Retirement Multiple” (defined as (i) 0.6 if his proposed retirement date is on or after April 1, 2026 but before April 1, 2027; (ii) 0.75 if his proposed retirement date is on or after April 1, 2027 but before April 1, 2028; and (iii) 1.0 if his proposed retirement date is on or after April 1, 2028);

▪	his unpaid annual short-term incentive award from the preceding fiscal year (if any);

▪

in the event of a Company Retirement Acceleration, a lump sum payment equal to the base salary that would have been paid to Mr. Sievert from his termination date through Mr. Sievert’s proposed retirement date;

▪

in the event of a Company Retirement Acceleration which accelerates Mr. Sievert’s termination date to an earlier calendar year than the year in which the proposed retirement date is to occur, a short-term incentive award for the year of termination, based on actual performance results for such year;

▪

either (i) in the event of a Company Retirement Acceleration which accelerates Mr. Sievert’s termination date to an earlier calendar year than the year in which the proposed retirement date is to occur, a pro-rata short-term incentive award for the year in which the proposed retirement date is to occur, based on actual performance results for such year through the proposed retirement date, or (ii) if the preceding clause (i) does not apply, a pro-rata short-term incentive award for the year in which Mr. Sievert’s termination date occurs, based on actual performance results for such year through the date of termination (or if later, through the proposed retirement date);

▪	with respect to Mr. Sievert’s then-outstanding long-term incentive awards:

▪

a portion of each time-based long-term incentive award, determined by multiplying (x) the total number of then-unvested shares or units, as applicable, subject to the award, by (y) the Retirement Multiple, will vest; and

▪	with respect to performance-based long-term incentive awards:

▪

a portion of each performance-based long-term incentive award, determined by multiplying (x) the total number of shares or units, as applicable, subject to such award by (y) a fraction, the numerator of which is the number of days between the commencement of the applicable performance period in effect as of Mr. Sievert’s termination of employment through the date of such termination, and the denominator of which is the number of days in the full performance period, by (z) the Retirement Multiple, will vest based on actual performance through the termination date; and

▪

a portion of each performance-based long-term incentive award, determined by multiplying (x) the total number of shares or units, as applicable, subject to such award by (y) a fraction, the numerator of which is the number of days between the date of Mr. Sievert’s termination of employment and the end of the applicable performance period in effect as of such termination, and the denominator of which is the number of days in the full performance period, by (z) the Retirement Multiple will vest at the greater of target or actual performance as of such termination date;

▪	Company-paid group medical and dental benefits for up to 18 months following termination (or, if later, following the proposed retirement date);

▪	the Continued Office/Assistant Benefits; and

▪	the Continued Mobile Discounts.

Mr. Nelson

Pursuant to the Nelson Offer Letter, upon Mr. Nelson’s voluntary resignation from employment after reaching 60 years of age (following at least six months’ prior written notice), he will be entitled to receive (subject to his timely execution and non-revocation of a release of claims in favor of the Company and compliance with applicable restrictive covenants):

▪

a prorated portion of his annual short-term incentive award for the fiscal year of termination, based on actual performance through the calendar quarter ending immediately prior to termination (or, for a termination during the first calendar quarter of any year, at target);

■ PROXY STATEMENT 2024	63

Executive Compensation

▪	his outstanding and unvested RSUs shall remain outstanding and shall continue to vest and be paid in accordance with the terms of the applicable award agreements;

▪

his PRSUs shall remain outstanding and shall continue to vest and be paid in accordance with the terms of the applicable award agreement, with the number of PRSUs earned based on the lesser of (i) actual performance during the full performance period or (ii) actual performance during the portion of the performance period ending on the termination date;

▪	Company-paid group medical and dental benefits for up to 18 months following termination; and

▪	the Continued Mobile Discounts.

In addition, under the Nelson Offer Letter, upon Mr. Nelson’s death or disability following his retirement but prior to the last date on which any RSUs and/or PRSUs become vested in accordance with the Nelson Offer Letter, his then-outstanding and unvested RSUs and PRSUs will vest in full as of the date of his death or disability, with the number of PRSUs earned determined as described above.

Termination in Connection with a Corporate Restructuring, Business Combination or Change in Control

Executive Continuity Plan

Each of Messrs. Osvaldik, Nelson, Katz and Freier and Ms. Field participate in the Company’s Executive Continuity Plan, which provides that participants who are terminated within 24 months following a change in control of the Company without cause or by the participant due to a constructive termination or for good reason are entitled to receive (subject to the applicable executive’s timely execution and non-revocation of a release of claims in favor of the Company) two times the sum of (a) the executive’s base salary plus (b) the greater of the executive’s target annual short-term incentive award (i) at the time of termination, or (ii) immediately prior to the change in control, payable in a lump-sum amount within 60 days following termination. Any cash severance paid under the Executive Continuity Plan will be reduced by any cash severance payments payable pursuant to any other severance plans or agreements (including employment arrangements).

Long-Term Incentive Awards

Pursuant to the 2023 Plan, the 2013 Plan, the 2015 Plan and the award agreements governing the long-term incentive awards for Messrs. Sievert, Osvaldik, Nelson, Katz and Frier and Ms. Field, if (i) a change in control occurs and outstanding awards are assumed, converted or replaced by the resulting entity, and (ii) on or after the change in control and within one year after the change in control, the executive’s employment or service is terminated by the Company other than for cause or by the executive for good reason, then: (a) all time-based long-term incentive awards will become fully vested, and (b) all performance-based long-term incentive awards will vest and be paid at the greater of target or actual performance determined as of the last trading day prior to the change in control.

Executive Severance Benefit Guidelines

Under the Severance Guidelines, which covered all Named Executive Officers during 2023 (other than Mr. Sievert), if, as a result of a corporate restructuring or business combination, a Named Executive Officer is terminated or resigns after being offered a new position that would: (i) result in a greater than 5% reduction in total cash compensation, (ii) require a move to a work location more than 50 miles from the executive’s current work location, or (iii) significantly reduce their duties and responsibilities (including such a change to their existing position), then, in any such case, we will consider providing the applicable executive with the Severance Guideline Benefits. Any cash severance paid under the Severance Guidelines will be reduced by any cash severance payments payable pursuant to any other severance plans or agreements (including amounts payable under the applicable executive’s employment arrangement and/or the Executive Continuity Plan (as applicable)).

2023 STIP

Under our 2023 STIP, which covered all Named Executive Officers during 2023, if a change in control occurs and, on or before the first anniversary of the change in control, either the executive’s employment is terminated by us without cause or the executive resigns for good reason, the executive’s annual STI award will become immediately earned and vested as of the date of termination based on the greater of target or actual performance as of the last trading day prior to the change in control or another specified date if determined by the Compensation Committee to be necessary or appropriate based on the applicable performance goal.

“Best Pay” Provisions

The employment arrangements for Messrs. Sievert and Nelson and our Executive Continuity Plan include “best pay” provisions under Code Section 280G, pursuant to which any “parachute payments” that become payable to the applicable executive will either be paid in full or reduced so that such payments are not subject to the excise tax under Code Section 4999, whichever results in the better after-tax treatment to the executive.

64	PROXY STATEMENT 2024 ■

Executive Compensation

Change in Control (No Termination)

Pursuant to the 2023 Plan, the 2013 Plan, the 2015 Plan and award agreements thereunder, in the event of a change in control of the Company in which outstanding awards are not assumed, converted or replaced by the resulting entity, (i) all time-based LTI awards will become vested, (ii) all performance-based LTI awards will be deemed to be satisfied and paid at the greater of target or actual performance as of the last trading day prior to the change in control prorated up to and including the date of the change in control, and (iii) all annual short-term incentive awards will be paid at the greater of target or actual performance as of the last trading day prior to the change in control prorated up to and including the date of the change in control.

Definitions

For each of our Named Executive Officers, “cause” generally has the following meaning:

▪	the executive’s gross neglect or willful material breach of the executive’s principal employment responsibilities or duties;

▪

a final judicial adjudication that the participant is guilty of any felony (other than a law, rule or regulation relating to a traffic violation or other similar offense that has no material adverse effect on the Company or any of its affiliates);

▪	the executive’s breach of any non-competition or confidentiality covenant between the executive and the Company or any affiliate of the Company;

▪	fraudulent conduct, as determined by a court of competent jurisdiction, in the course of the executive’s employment with the Company or any of its affiliates;

▪	the material breach by the executive of any other obligation that continues uncured for a period of 30 days after notice thereof by the Company or any of its affiliates; or

▪

for Mr. Sievert, his breach of his non-solicitation covenant, or his unlawful discrimination, harassment, or retaliation, assault or other violent act toward any employee or third party, or other act or omission that, in each case, in the view of the Board, constitutes a material breach of the Company’s written policies or Code of Conduct.

For Mr. Sievert, “good reason” is defined in the A & R Sievert Employment Agreement as any of the following:

▪

a material diminution in Mr. Sievert’s annual base salary, annual target STI award, or annual LTI target value or in the maximum potential amount payable with respect to any STI award provided for under the employment agreement;

▪

a material diminution in Mr. Sievert’s authority, duties or responsibilities, including, without limitation, any change in title or the appointment of any person as a result of which Mr. Sievert ceases to be the Company’s sole Chief Executive Officer or Mr. Sievert is not the sole executive reporting to the full Board;

▪

a change in Mr. Sievert’s reporting relationship such that Mr. Sievert no longer reports directly to the Board (including a requirement that Mr. Sievert report to a corporate officer or employee instead of reporting directly to the Board);

▪	a change of 50 miles or greater in the principal geographic location at which Mr. Sievert must perform his services under the employment agreement; or

▪

any material breach by the Company or its successor company, as applicable, of the employment agreement or any other agreement between Mr. Sievert and the Company or the successor company, as applicable.

For purposes of the Executive Continuity Plan, “constructive termination” or “good reason” means, with respect to our Named Executive Officers (other than Mr. Sievert), the occurrence, after a change in control, of any of the following conditions:

▪	a material diminution in the participant’s duties, authority or responsibilities;

▪

a material reduction in the participant’s base salary, target short-term incentive opportunity, or target long-term incentive opportunity as in effect immediately prior to the change in control, except for across-the-board salary reductions based on the Company’s and its subsidiaries’ financial performance similarly affecting all or substantially all management employees of the Company and its subsidiaries;

▪

a material reduction in the kind or level of qualified retirement and welfare employee benefits from the like kind benefits to which the participant was entitled immediately prior to a change in control with the result that the participant’s overall benefits package is materially reduced without similar action occurring to other eligible comparably situated employees;

▪

the relocation of the office at which the participant was principally employed immediately prior to a change in control to a location more than 50 miles from the location of such office, or the participant being required to be based anywhere other than such office, except to the extent the participant was not previously assigned to a principal location and except for required travel on business to an extent substantially consistent with the participant’s business travel obligations at the time of the change in control; or

■ PROXY STATEMENT 2024	65

Executive Compensation

▪	such other event, if any, as is set forth in the participant’s agreement regarding executive continuity benefits.

For purposes of the 2023 STIP and the long-term incentive awards granted under the 2023 Plan, the 2013 Plan and 2015 Plan, “good reason” means, with respect to our Named Executive Officers (other than Mr. Sievert), the occurrence of any of the following conditions:

▪	a material diminution in the participant’s duties, authority or responsibilities;

▪

a material diminution in the participant’s base salary, except for across-the-board salary reductions based on the Company’s and its subsidiaries’ financial performance similarly affecting all or substantially all management employees of the Company and its subsidiaries; or

▪

the relocation of the office at which the participant was principally employed immediately prior to a change in control to a location more than 50 miles from the location of such office, or the participant being required to be based anywhere other than such office, except to the extent the participant was not previously assigned to a principal location and except for required travel on business to an extent substantially consistent with the participant’s business travel obligations at the time of the change in control.

For purposes of the Nelson Offer Letter, “good reason” means the occurrence of any of the following events without Mr. Nelson’s express written consent, provided that he has complied with the “good reason process” (as described in the Nelson Offer Letter):

▪	a material diminution in Mr. Nelson’s responsibility, authority or duty;

▪

a diminution in Mr. Nelson’s base salary, except for across-the-board salary reductions (not to exceed 10%) based on the Company’s and its subsidiaries’ financial performance similarly affecting all or substantially all management employees of the Company and its subsidiaries; or

▪

the relocation of the office at which Mr. Nelson is principally employed to a location more than 50 miles from the location of such office, or Mr. Nelson being required to be based anywhere other than such office, except for required travel on business.

For each of our Named Executive Officers, “change in control” generally has the meaning set forth in the 2023 Plan, 2013 Plan or 2015 Plan, as applicable.

Estimated Payments

The following table presents the estimated compensation payable to each of the Company’s Named Executive Officers if a termination of employment and/or change in control (as applicable) had occurred as of December 31, 2023 under the circumstances described above. The amounts shown with respect to RSUs and PRSUs are based on the closing price of our common stock ($160.33 per share) on December 29, 2023. The estimated compensation is presented in the following benefit categories:

▪

Cash Severance: reflects cash severance (i) in the case of termination in connection with a corporate restructuring or a termination without cause (including, for Mr. Sievert, our non-renewal of his then-current employment term) or for good reason before a change in control (x) under the Severance Guidelines, or (y) pursuant to the A & R Sievert Employment Agreement and (ii) in the case of termination without cause or for good reason in connection with or after a change in control, under the Executive Continuity Plan;

▪

RSUs: market value, as of December 31, 2023, of unvested time-based RSUs that would vest pursuant to the 2023 Plan, the 2013 Plan, the 2015 Plan, related award agreements, the A & R Sievert Employment Agreement, and/or the Nelson Offer Letter;

▪

PRSUs: market value, as of December 31, 2023, of unvested PRSUs (assuming performance at target) that would vest pursuant to the 2023 Plan, the 2013 Plan, the 2015 Plan, related award agreements, the A & R Sievert Employment Agreement, and/or the Nelson Offer Letter;

▪	2023 STIP: portion of the 2023 short-term cash incentive that would be paid pursuant to (i) the 2023 STIP, (ii) the A & R Sievert Employment Agreement, and/or (iii) the Nelson Offer Letter;

▪	Medical Coverage: estimated value of payment for continued medical coverage under COBRA pursuant to (i) the terms of our Severance Guidelines, and/or (ii) the A & R Sievert Employment Agreement;

▪	Executive Office and Office Assistant: estimated potential value of this service pursuant to the terms under the A & R Sievert Employment Agreement; and

▪	Outplacement Services: estimated potential value of this service pursuant to the terms of our Severance Guidelines.

The actual amounts that may become payable to our Named Executive Officers can be determined only following the officer’s termination and the conclusion of all relevant incentive plan performance periods.

66	PROXY STATEMENT 2024 ■

Executive Compensation

Except in connection with a retirement by Messrs. Nelson or Sievert, if an executive voluntarily leaves the Company (other than for good reason), the executive is not entitled to any severance compensation.

Name	Termination in Connection with Restructuring Before a Change in Control ($)	Termination Without Cause or for Good Reason in Connection with or After a Change in Control ($)	Death or Disability ($)

G. Michael Sievert
Cash Severance	12,250,000	12,250,000	—
Time-Based RSUs	21,014,293	21,014,293	21,014,293
Performance-Based RSUs	42,310,285	42,310,285	42,310,285
2023 STIP	6,387,500	6,387,500	6,387,500
Office & Assistant	450,000	450,000	—
Medical Coverage	26,302	26,302	—
Outplacement Services	4,200	4,200	—
Total Estimated Value	82,442,580	82,442,580	69,712,078

Peter Osvaldik
Cash Severance	5,415,000	5,415,000	—
Time-Based RSUs	3,575,038	7,374,218	7,374,218
Performance-Based RSUs	8,415,082	22,843,818	22,843,818
2023 STIP	2,565,950	2,565,950	2,565,950
Medical Coverage	28,686	28,686	—
Outplacement Services	4,200	4,200	—
Total Estimated Value	20,003,956	38,231,872	32,783,986

Mark W. Nelson
Cash Severance	5,415,000	5,415,000	—
Time-Based RSUs	2,874,984	6,982,051	6,982,051
Performance-Based RSUs	13,187,127	17,656,181	17,656,181
2023 STIP	2,565,950	2,565,950	2,565,950
Medical Coverage	34,686	34,686	—
Outplacement Services	4,200	4,200	—
Total Estimated Value	24,081,947	32,658,068	27,204,182

Michael J. Katz
Cash Severance	4,000,000	4,000,000	—
Time-Based RSUs	2,364,600	5,034,362	5,034,362
Performance-Based RSUs	4,096,554	7,093,480	7,093,480
2023 STIP	1,752,000	1,752,000	1,752,000
Medical Coverage	30,145	30,145	—
Outplacement Services	4,200	4,200	—
Total Estimated Value	12,247,499	17,914,187	13,879,842

Jonathan A. Freier
Cash Severance	3,950,000	3,950,000	—
Time-Based RSUs	2,263,379	4,730,697	4,730,697
Performance-Based RSUs	4,007,973	6,789,815	6,789,815
2023 STIP	1,730,100	1,730,100	1,730,100
Medical Coverage	30,145	30,145	—
Outplacement Services	4,200	4,200	—
Total Estimated Value	11,985,797	17,234,957	13,250,612

Callie R. Field
Cash Severance	3,950,000	3,950,000	—
Time-Based RSUs	2,172,311	4,548,562	4,548,562
Performance-Based RSUs	3,837,377	6,516,613	6,516,613
2023 STIP	1,730,100	1,730,100	1,730,100
Medical Coverage	8,612	8,612	—
Outplacement Services	4,200	4,200	—
Total Estimated Value	11,702,600	16,758,087	12,795,275

In addition to the items described above, the Named Executive Officers are entitled to receive amounts earned during the term of employment through the date of termination. These amounts, which are not included in the table, include earned base salary, vested awards under our long-term incentive awards, any vested entitlements under our applicable employee benefit plans, including vested 401(k) plan balances, and rights to continuation of coverage under our group medical plans at the Named Executive Officer’s expense.

■ PROXY STATEMENT 2024	67

Executive Compensation

PAY RATIO

As required by Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K, we are providing the following information regarding the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Sievert, our Chief Executive Officer. We have calculated the median of our employees’ 2023 total annual compensation (excluding our Chief Executive Officer) to be $72,004. Our Chief Executive Officer’s total annual compensation for 2023, as set forth in the 2023 Summary Compensation Table above (adjusted to include his employer-paid health benefits with respect to 2023), was $37,500,851. The estimated ratio of the total compensation of Mr. Sievert to the median of the annual total compensation of our employees (other than Mr. Sievert) was 521 to 1. We believe this pay ratio is a reasonable estimate calculated in a manner consistent with applicable rules of the SEC. This information is being provided for compliance purposes. Neither the Compensation Committee nor management of the Company used the pay ratio measure in making compensation decisions.

We identified the median employee by preparing a listing of 66,043 individuals (including only U.S. individuals and excluding Mr. Sievert) who were employed by us on December 31, 2023, the last day of the calendar year, and examining the 2023 total compensation paid to each such individual as reflected in our payroll records for 2023. We included all such employees (other than Mr. Sievert), whether employed on a full-time, part-time, or seasonal basis who received a paycheck in the final pay period of the year. As is permitted under Item 402(u) of Regulation S-K, we utilized the “de minimis” exemption to exclude all 5 of our non-U.S. employees from the dataset. Of the excluded non-U.S. employees, one is located in Austria, one is located in Denmark and the remaining three are located in the Netherlands.

We did not make any assumptions, adjustments, or estimates with respect to total compensation paid, and we did not annualize the compensation for any employees that were not employed by us for all of 2023. We believe the use of total compensation paid for all employees as reflected in our payroll records is a consistently applied compensation measure due to our large part-time, retail and customer service employee population and practice of granting annual equity awards across our broad employee base.

Using the method described above, we identified a small sample of 15 employees, consisting of the median employee and 14 other employees whose gross pay was very close to the median employee’s gross pay (“median group”). We then calculated annual total compensation for such employees using the same methodology we use for our Named Executive Officers as set forth in the 2023 Summary Compensation Table in this proxy statement, taking into account employer-paid costs for 2023 health benefits, and selected the median employee from this median group. We believe that our median employee’s compensation reasonably reflects the actual annual compensation of our employees generally in terms of realized pay and benefits.

68	PROXY STATEMENT 2024 ■

Pay Versus Performance
The following table summarizes the relationship between the compensation paid to our Chief Executive Officer(s) (referred to in this discussion as our “PEO(s)”) and the other Named Executive Officers (referred to in this discussion as our
“Non-PEO
NEOs”) and our financial performance for the fiscal years shown in the table below.

Year (1)	Summary Compensation Table Total for PEO (Mr. Sievert) ($)	Summary Compensation Table Total for PEO (Mr. Legere) ($)	Compensation Actually Paid to PEO (Mr. Sievert) ($) (2) (3)	Compensation Actually Paid to PEO (Mr. Legere) ($) (2) (3)	Average Summary Compensation Table Total for Non-PEO NEOs (2) ($)	Average Compensation Actually Paid to Non-PEO NEOs ($) (2) (3)	Value of Initial Fixed $100 Investment Based on:		Net Income (millions) ($)	Company Selected Financial Measure (Adjusted Free Cash Flow) (5) (millions) ($)
							TMUS Total Shareholder Return (4) ($)	Peer Group Total Shareholder Return (4) ($)
(a)	(b)	(b)	(c)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

2023	37,488,851	—	55,021,146	—	10,759,665	13,633,451	206	84	8,317	13,586

2022	29,060,048	—	86,602,023	—	10,461,699	21,148,334	179	81	2,590	7,656

2021	22,610,659	—	(15,052,969)	—	9,689,891	3,906,500	148	86	3,024	5,646

2020	54,914,014	137,195,887	143,189,517	159,658,024	15,474,100	36,420,755	172	94	3,064	3,001

1
In accordance with applicable SEC rules, since Messrs. Legere and Sievert both served as Chief Executive Officer during 2020, they are each included in the table above and corresponding footnotes as a PEO. Accordingly, the PEOs and
Non-PEO
NEOs for the applicable years were as follows:

Year	PEO	Non-PEO NEOs

2023	G. Michael Sievert	Peter Osvaldik, Mark W. Nelson, Michael J. Katz, Jonathan A. Freier, Callie R. Field

2022	G. Michael Sievert	Peter Osvaldik, Neville R. Ray, Mark W. Nelson, Peter A. Ewens, Brandon D. Draper

2021	G. Michael Sievert	Peter Osvaldik, Neville R. Ray, Mark W. Nelson, Peter A. Ewens, David A. Miller

2020	G. Michael Sievert & John J. Legere	Peter Osvaldik, J. Braxton Carter, Neville R. Ray, Peter A. Ewens, David A. Miller, David R. Carey

2
The Summary Compensation Table totals reported for the PEOs and the average of the
Non-PEO
NEOs for each fiscal year were subject to the following adjustments per Item 402(v)(2)(iii) of Regulation
S-K
to calculate “Compensation Actually Paid”:

	2023
	Mr. Sievert ($)	Average Non-PEO NEOs ($)

Summary Compensation Table Total	37,488,851	10,759,665

Adjustments

Deduction for Amounts Reported under the “Stock Awards” Column in the Summary Compensation Table for Applicable Fiscal Year	(29,281,807)	(7,819,600)

Increase in Fair Value of Awards Granted during Applicable Fiscal Year that Remain Unvested as of Applicable Fiscal Year that Remained Outstanding and Unvested as of Applicable Fiscal Year End	32,211,836	8,610,626

Increase/Deduction for Fair Value of Awards Granted during Prior Fiscal Year that Remained Outstanding and Unvested as of Applicable Fiscal Year End, determined based on change in ASC 718 Fair Value from Prior Fiscal Year End to Applicable Fiscal Year End	6,351,427	1,928,043

Increase/Deduction in Fair Value of Awards Granted during Prior Fiscal Year that Vested During Applicable Fiscal Year, determined based on change in ASC 718 Fair Value from Prior Fiscal Year End to Vesting Date	8,250,838	154,718

TOTAL ADJUSTMENTS	17,532,295	2,873,786

Compensation Actually Paid	55,021,146	13,633,451

3
“Compensation Actually Paid” excludes the Stock Awards column from the relevant fiscal year’s Summary Compensation Table total. The equity values utilized in determining “Compensation Actually Paid” instead reflect the aggregate of the following components, as applicable: (i) the fair value as of the end of the listed fiscal year of unvested equity awards granted in that year; (ii) the change in fair value during the listed fiscal year of equity awards granted in prior years that remained outstanding and unvested at the end of the listed fiscal year; and (iii) the change in fair value during the listed fiscal year through the vesting date of equity awards granted in prior years that vested during the listed fiscal year, less the fair value at the end of the prior year of awards granted prior to the listed fiscal year that failed to meet applicable vesting conditions during the listed fiscal year. Equity values are calculated in accordance with ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of the grant. For additional information regarding the valuation assumptions used to calculate the fair value of our equity awards, please see the notes to our financial statements in our Annual Report on Form
10-K
for the applicable fiscal year.

4
TMUS Total Shareholder Return represents cumulative TSR on a fixed investment of $100 in our common stock for the period beginning on the last trading day of 2019 through the end of the relevant fiscal year, assuming reinvestment of all dividends. Peer Group TSR represents the cumulative TSR on a fixed investment of $100 (the “Peer Group TSR”) of the Dow Jones U.S. Telecommunications Index for the period beginning on the last trading day of 2019 through the end of the relevant fiscal year, assuming reinvestment of all dividends. The values included in the columns titled “Compensation Actually Paid” to our PEO and the
Non-PEO
NEOs, calculated in accordance with SEC disclosure rules, in each of the fiscal years reported above and over the four-year cumulative period shows how the compensation awarded fluctuated year-over-year, primarily based on our stock price as of the last day of the listed fiscal year, among other factors.

■ PROXY STATEMENT 2024	69

Executive Compensation

5
The Company has identified Adjusted Free Cash Flow as the company-selected measure for the pay versus performance disclosure, as it represents the most important financial performance measure used to link compensation actually paid to the PEO and the
Non-PEO
NEOs in 2023 to the Company’s performance. See Appendix A to this Proxy Statement for a reconciliation of Adjusted Free Cash Flow, a non-GAAP
measure, to the most directly comparable GAAP measure.

Relationship Between Compensation Actually Paid and Performance Measures
The table below reflects the relationship between the “Compensation Actually Paid” to Mr. Sievert, our PEO, and the average “Compensation Actually Paid” to the
Non-PEO
NEOs and the performance measures shown in the pay versus performance table from 2020 to 2023:

Period	Compensation Actually Paid to Mr. Sievert	Average Compensation Actually Paid to other NEOs	TMUS TSR	Peer Group TSR	Net Income	Adjusted Free Cash Flow

2020 to 2023	-62%	-63%	106%	-16%	171%	353%

Relationship Between Compensation Actually Paid to Mr.
 Sievert and the Average of the Compensation Actually Paid to the
Non-PEO
NEOs and the Company’s Cumulative TSR
. From 2020 to 2023, the compensation actually paid to our PEO and the average of the compensation actually paid to the
Non-PEO
NEOs decreased by 62% and 63%, respectively, compared to a 106% increase in our TSR over the same time period.
Relationship Between Compensation Actually Paid to Mr.
 Sievert and the Average of the Compensation Actually Paid to the
Non-PEO
NEOs and the Company’s Net Income
. From 2020 to 2023, the compensation actually paid to our PEO and the average of the compensation actually paid to the
Non-PEO
NEOs decreased by 62% and 63%, respectively, compared to a 171% increase in our Net Income over the same time period.
Relationship Between Compensation Actually Paid to Mr.
 Sievert and the Average of the Compensation Actually Paid to the
Non-PEO
NEOs and the Company’s Adjusted Free Cash Flow
. From 2020 to 2023, the compensation actually paid to our PEO and the average of the compensation actually paid to the
Non-PEO
NEOs decreased by 62% and 63%, respectively, compared to a 353% increase in our Adjusted Free Cash Flow over the same time period.
Relationship Between the Company’s TSR and the Peer Group TSR
. Peer Group TSR decreased by 16% from 2020 to 2023 as compared to the Company’s TSR, which increased by 106% over the same time period. As the values change considerably from year-to-year
based on stock price performance, they further demonstrate the
“pay-for-performance”
compensation philosophy of our executive compensation program. As the table demonstrates, the compensation of our PEO and the
Non-PEO
NEOs is higher when our stock price performs well, and lower when the stock price does not perform as well, demonstrating the clear alignment of interests of our PEO and the
Non-PEO
NEOs and our stockholders.
PAY VERSUS PERFORMANCE TABULAR LIST
We believe the following performance measures represent the most important financial performance measures used by us to link compensation actually paid to our NEOs for the fiscal year ended December 31, 2023:

•	US GAAP Service Revenue;

•	Core Adjusted EBITDA; and

•	Adjusted Free Cash Flow.
In the “Compensation Discussion and Analysis” section of this Proxy Statement, we provide greater detail on the elements of our executive compensation program and our
“pay-for-performance”
compensation philosophy. We believe the Company’s executive compensation program appropriately rewards our PEO and the
Non-PEO
NEOs for Company and individual performance, promotes retention of our senior leadership team and supports long-term value creation for our stockholders.

70	PROXY STATEMENT 2024 ■

Executive Compensation

Equity Compensation Plan Information

The following table provides information as of December 31, 2023, with respect to outstanding equity awards and shares available for future issuance under our equity compensation plans.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#) (a)		Weighted Average Exercise Price of Options, Warrants and Rights ($) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)(#) (c)

Equity Compensation Plans Approved by Stockholders:				46,065,714	(3)

Stock Options	—	(2)	—	—

Restricted Stock Units	5,459,080	(2)	—	—

Equity Compensation Plans Not Approved by Stockholders(1)	—		—	—

Total	5,459,080		—	46,065,714	(3)

1

The Layer3 TV, Inc. 2013 Stock Plan, the Sprint Corporation 2007 Omnibus Incentive Plan and the Sprint Corporation Amended and Restated 2015 Plan were assumed by the Company in connection with prior mergers or other acquisitions and have not been approved by T-Mobile’s stockholders. No further awards may be granted under any of these plans. An aggregate of 3,320,603 shares of common stock may be issued upon the exercise or settlement (as applicable) of outstanding options, RSUs and PRSUs (calculated assuming target performance) under our non-stockholder approved equity compensation plans as follows: (i) Layer3 TV, Inc. 2013 Stock Plan, 6,374 shares; (ii) Sprint Corporation 2007 Omnibus Incentive Plan, 166,231 shares; and (iii) Sprint Corporation Amended and Restated 2015 Plan, 3,147,998 shares. The weighted average exercise price of options granted under our non-stockholder approved equity compensation plans is $54.91. RSUs and PRSUs do not have an exercise price and are not included in the weighted average exercise price.

2

Represents the number of underlying shares of common stock associated with outstanding options or RSUs and PRSUs, as applicable, granted under our 2023 Plan and 2013 Plan (with PRSUs calculated assuming target performance).

3

Represents the number of shares available for future issuance under stockholder approved equity compensation plans as of December 31, 2023, which is comprised of 32,773,763 shares under our 2023 Plan and 13,291,951 shares under our ESPP. 13,291,951 shares are subject to outstanding rights under the ESPP (of which 950,082 were purchased on March 31, 2024 for the offering period that included December 31, 2023). The ESPP allows eligible employees to purchase shares at 85% of the lower of the fair market value on the first or last trading day of the six-month offering period.

■ PROXY STATEMENT 2024	71

The following table sets forth information, as of March 31, 2024, regarding the beneficial ownership of our common stock by:

▪	each of our directors and director nominees;

▪	each of the Named Executive Officers;

▪	all of our directors and executive officers as a group; and

▪	each person known by us to beneficially own more than 5% of the outstanding shares of our common stock.

The beneficial ownership information has been presented in accordance with SEC rules and is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below and except to the extent authority is shared by spouses under applicable law, to our knowledge, each of the persons set forth below has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by him or her. The number of shares of common stock used to calculate each listed person’s percentage ownership of each such class includes the shares of common stock underlying options or other convertible securities held by such person that are exercisable or vest within 60 days after March 31, 2024.

	Common Stock Beneficially Owned
	Number	Percentage

Directors, Nominees and Named Executive Officers[1]

André Almeida	—	*

Marcelo Claure[2]	6,844,088	*

Srikant M. Datar[3]	38,497	*

Callie R. Field	71,474	*

Jonathan A. Freier	160,979	*

Srinivasan Gopalan	—	*

Timotheus Höttges	—	*

James J. Kavanaugh[4]	—	*

Christian P. Illek	—	*

Michael J. Katz	93,421	*

Raphael Kübler	—	*

Thorsten Langheim	—	*

Dominique Leroy	—	*

Letitia A. Long	3,462	*

Mark W. Nelson[5]	4,209	*

Peter Osvaldik	45,135	*

G. Michael Sievert	347,550	*

Teresa A. Taylor	11,180	*

Kelvin R. Westbrook	26,172	*

All directors and executive officers as a group (22 persons)	7,914,329	*

Beneficial Owners of More Than 5%:

Deutsche Telekom AG6 Friedrich-Ebert-Alle 140 53113 Bonn, Germany	681,805,806	57.9%

SoftBank Group Corp.[7] 1-9-1 Higashi-Shimbashi, Minato-ku, Tokyo, 105-7303 Japan	92,089,766	7.8%

*	Represents less than 1%
1	Unless otherwise indicated, the address of each person is c/o T-Mobile US, Inc., 3655 131st Avenue SE, Bellevue, Washington 98006.

72	PROXY STATEMENT 2024 ■

Security Ownership of Principal Stockholders

2

Includes 5,000,000 shares of common stock held indirectly by Claure Mobile and 1,842,191 shares of common stock held by Mr. Claure are pledged to secure a line of credit with an unrelated third-party bank, which pre-dated the Sprint Combination. Mr. Claure has committed to unwind the pledge by December 31, 2024.

3

Includes 8,200 shares of common stock held by Datar Investment LLC, 13,724 shares held by Safari LLC, and 13,843 shares held by Legacycap LLC. Mr. Datar is a co-manager of Datar Investment LLC, Safari LLC, and Legacycap LLC and has shared voting and investment power over the securities held by these entities.

4	Mr. Kavanaugh was appointed to the Board effective on July 18, 2023 and was appointed to the Audit Committee of the Board effective on August 1, 2023.
5	Includes 4,030 shares of common stock from vested RSUs that have been deferred.
6

According to the Form 4 filed by Deutsche Telekom on April 2, 2024, reflecting 593,282,440 shares of common stock held of record by Deutsche Telekom Holding B.V., which is a direct wholly owned subsidiary of T-Mobile Global Holding GmbH, which is a direct wholly owned subsidiary of T-Mobile Global Zwischenholding GmbH, which is a direct wholly owned subsidiary of Deutsche Telekom, over which shares each of the foregoing entities claims sole voting and dispositive power. Also includes (i) 39,771,809 shares of common stock held by Delaware Project 6 L.L.C. (“Project 6 LLC”), a wholly owned subsidiary of SoftBank and (ii) 48,751,557 shares of Common Stock held by Project 9 L.L.C. (“Project 9 LLC”), a wholly owned subsidiary of SoftBank, both of which are subject to a voting proxy (the “SoftBank Proxy”) pursuant to the Proxy Agreement, pursuant to which SoftBank has agreed to vote such shares in the manner directed by Deutsche Telekom (with respect to 34,971,809 of which shares Deutsche Telekom has call options that can be exercised at any time prior to June 22, 2024).

7

According to the Schedule 13D/A filed by SoftBank on December 26, 2023, reflecting sole dispositive power with respect to 92,089,766 shares of common stock. The shares are held directly by Project 4 L.L.C. (“Project 4 LLC”), Project 6 LLC, Project 9 LLC, each a wholly owned subsidiary of SoftBank. SoftBank has entered into the SoftBank Proxy pursuant to which SoftBank has agreed to vote any shares beneficially owned by SoftBank (other than the shares held by Project 4 LLC) in the manner directed by Deutsche Telekom. As a result, SoftBank does not have voting power with respect to any such shares of common stock (other than the shares held by Project 4 LLC).

■ PROXY STATEMENT 2024	73

Related Person Transactions

We are a participant in a number of related person transactions (as defined in the Related Person Transaction Policy described below) with our significant stockholders, Deutsche Telekom and SoftBank, and their respective affiliates. These transactions include important financing arrangements and commercial arrangements pursuant to which we obtain or provide various services and/or license intellectual property or technology. SoftBank and its affiliates ceased to be related persons in September 2021 and became related persons again in December 2023, following the issuance of additional shares of the Company common stock pursuant to the Letter Agreement.

As noted below, certain transactions with Deutsche Telekom that occurred before the Metro Combination and certain transactions with SoftBank that occurred before the Sprint Combination or during the period when SoftBank and its affiliates ceased to be related persons following the Sprint Combination were not required to be approved in accordance with our Related Person Transaction Policy as Deutsche Telekom or SoftBank, as applicable, did not qualify as a related person at the time such transactions were entered into. Otherwise, each of the related person transactions with Deutsche Telekom or SoftBank or their respective affiliates was reviewed and approved by the Audit Committee in accordance with our then-current Related Person Transaction Policy. The Audit Committee considered, among other things, whether the terms of each transaction were comparable to those generally available in arm’s-length transactions with unaffiliated third parties and whether the related person transaction is consistent with the best interests of the Company. All factors that are considered by the Audit Committee are described below.

Related Person Transaction Policy

Under the Company’s written Related Person Transaction Policy, any proposed or existing transaction, arrangement or relationship involving a director, director nominee, executive officer, or a member of the immediate family of any of the foregoing, or a greater than 5% owner of our stock (a “related person”), must be reviewed by our General Counsel to determine whether such transaction is a related person transaction. A “related person transaction” is any transaction, arrangement or relationship or any series of transactions, arrangements or relationships in which:

▪	the Company, or any of its subsidiaries, is, was or will be a participant;

▪	the aggregate amount involved exceeds, or may be expected to exceed, $120,000; and

▪	any related person has, had or will have a direct or indirect material interest.

A transaction, arrangement or relationship that is determined to be a related person transaction must be submitted to our Audit Committee for review, approval or ratification based on certain factors, including the following:

▪	the nature of the related person transaction and the terms of the related person transaction;

▪	the extent of the related person’s interest in the transaction;

▪	the business reasons for the Company to enter into the related person transaction;

▪	whether the transaction involves the provision of goods or services to the Company that are available from unaffiliated third parties;

▪	whether the terms are comparable to those generally available in arm’s-length transactions with unaffiliated third parties;

▪	whether the related person transaction is consistent with the best interests of the Company; and

▪

in the case of any related person transaction involving an outside director of the Company, the potential impact of such related person transaction on such outside director’s independence and the Company’s continued compliance with the requirements under the Exchange Act, NASDAQ rules, or other applicable rules, laws and regulations.

74	PROXY STATEMENT 2024 ■

Transactions with Related Persons and Approval

Transactions with Deutsche Telekom and SoftBank

Certain of the related person transactions with Deutsche Telekom or its affiliates described below were not required to be approved in accordance with our current Related Person Transaction Policy because they were entered into prior to or in connection with the consummation of the Metro Combination, at which time Deutsche Telekom became a “related person” and our current Related Person Transaction Policy became effective.

Similarly, certain of the related person transactions with SoftBank or its affiliates described below were not required to be approved in accordance with our current Related Person Transaction Policy because they were entered into prior to the consummation of the Sprint Combination or during the period when SoftBank or its affiliates ceased to be related persons following the consummation of the Sprint Combination.

STOCKHOLDERS’ AGREEMENT

Pursuant to the Second Amended and Restated Stockholders’ Agreement we entered into with Deutsche Telekom and SoftBank on June 22, 2020 (the “Stockholders’ Agreement”), we granted certain governance and other rights to Deutsche Telekom and SoftBank, and each of Deutsche Telekom and SoftBank agreed to certain restrictions. In September 2021, the Stockholders’ Agreement generally terminated with respect to SoftBank (except with respect to certain surviving provisions, including with respect to indemnification and contribution) when SoftBank ceased to hold at least 5% of the voting percentage of the outstanding stock of the Company. The Stockholders’ Agreement will also terminate with respect to Deutsche Telekom at any time Deutsche Telekom no longer holds at least 5% of the voting percentage of the outstanding stock of the Company.

The rights and restrictions applicable to Deutsche Telekom under the Stockholders’ Agreement are further outlined below:

▪

Under the Stockholders’ Agreement, at all times when the sum of the collective voting percentage of Deutsche Telekom, SoftBank and Marcelo Claure is 50% or more, Deutsche Telekom can designate up to 10 nominees for election to our Board.

▪

So long as Deutsche Telekom beneficially owns 30% or more of the outstanding shares of our common stock, without Deutsche Telekom’s consent, we are not permitted to take certain actions, including the incurrence of debt (excluding certain permitted debt) if our consolidated ratio of debt to cash flow for the most recently ended four full fiscal quarters for which financial statements are available would exceed 5.25 to 1.0 on a pro forma basis, the acquisition of any business, debt or equity interests, operations or assets of any person for consideration in excess of $1 billion, the sale of any of the Company’s or its subsidiaries’ divisions, businesses, operations or equity interests for consideration in excess of $1 billion, any change in the size of our Board, the issuances of equity securities in excess of 10% of our outstanding shares or for the purpose of redeeming or purchasing debt held by Deutsche Telekom, the repurchase or redemption of equity securities or the declaration of extraordinary or in-kind dividends or distributions other than on a pro rata basis, or the termination or hiring of our Chief Executive Officer.

▪

We must notify Deutsche Telekom any time it is reasonably likely that we will default on any indebtedness with a principal amount greater than $75 million, and Deutsche Telekom will have the right, but not the obligation, to provide us with new debt financing up to the amount of the indebtedness that is the subject of the potential default plus any applicable prepayment or other penalties, on the same terms and conditions as such indebtedness (together with any waiver of the potential default).

▪

As long as Deutsche Telekom beneficially owns 10% or more of the outstanding shares of our common stock, we must provide Deutsche Telekom with certain information and consultation rights, subject to certain confidentiality restrictions.

▪

Deutsche Telekom may not support, enter into or vote in favor of any transaction in excess of $120,000 in the aggregate between or involving both us and Deutsche Telekom or any of its affiliates, or any amendment or modification to, extension or waiver of, or statement of work under, any such transaction, without the approval of our Audit Committee.

▪

In the event that Deutsche Telekom’s voting percentage would be reduced to less than 30% as a direct result of a dilutive issuance, Deutsche Telekom will have the right to acquire newly issued voting securities issued from us up to an amount that would cause Deutsche Telekom’s voting percentage to equal its voting percentage prior to the dilutive issuance.

▪

Deutsche Telekom and its affiliates are generally prohibited from acquiring our common stock if such acquisition would cause their collective beneficial ownership to exceed a certain percentage of the outstanding shares of our common stock unless they make an offer to acquire all of the then-remaining outstanding shares of our common stock at the same price and on the same terms and conditions as the proposed acquisition from all other stockholders of the Company, which is either (i) accepted or approved by the majority of the directors, which majority includes a majority of non-affiliated directors or (ii) accepted or approved by holders of a majority of our common stock held by stockholders other than Deutsche Telekom and its affiliates.

▪

Deutsche Telekom is prohibited from transferring any shares of the Company’s common stock in any transaction that would result in the transferee owning more than 30% of the outstanding shares of the Company’s common stock unless (i) such transfer is approved by the majority of the directors or (ii) such transferee offers to acquire all of the then-outstanding shares of the Company’s common stock at the same price and on the same terms and conditions as the proposed transfer.

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Transactions with Related Persons and Approval

▪	We have granted Deutsche Telekom certain demand and piggyback registration rights for shares of our common stock and debt securities beneficially owned by Deutsche Telekom.

▪

Deutsche Telekom’s ability to compete with the Company in the United States, Puerto Rico and the territories and protectorates of the United States is subject to certain restrictions during the period beginning on the date of the closing of the Sprint Combination and ending on the date that is six months after the date on which Deutsche Telekom beneficially owns less than 10% of the outstanding shares of the Company’s common stock. In addition, in the case of Deutsche Telekom, for the period that commenced at the closing of the Sprint Combination and expires on the first anniversary of the termination of the trademark license in accordance with its terms, Deutsche Telekom may not manufacture, market or distribute any products or services under, or use in any way, the trademark “T-Mobile” in connection with certain specified activities, other than by the Company and its affiliates in accordance with the terms of the trademark license. The trademark license is more fully described below.

DEUTSCHE TELEKOM TRADEMARK LICENSE AGREEMENT

In connection with the Metro Combination, we and Deutsche Telekom entered into a trademark license agreement, pursuant to which we received (i) a limited, exclusive, non-revocable and royalty-bearing license to certain T-Mobile trademarks (including internet domains) for use in connection with telecommunications and broadband products and services in the United States, Puerto Rico and the territories and protectorates of the United States, (ii) a limited, non-exclusive, non-revocable and royalty-bearing license to use certain other trademarks for use in connection with telecommunications and broadband products and services in the United States, Puerto Rico and the territories and protectorates of the United States, and (iii) free of charge, the right to use the trademark “T-Mobile” as a name for the Company.

In 2023, we paid Deutsche Telekom royalties totaling approximately $80.0 million under the terms of the trademark license agreement. On the fifth anniversary of the trademark license, the Company and Deutsche Telekom have agreed to adjust the royalty rate to the royalty rate found under similar licenses for trademarks in the field of wireless telecommunication, broadband and information products and services in the territory through a binding benchmarking process.

The Business Combination Agreement included a proposed “Amendment No. 1 to the License Agreement” by which the parties agreed to a new royalty rate for the 10-year period commencing January 1, 2019, which retroactively took effect upon the successful conclusion of the Sprint Combination on April 1, 2020. Under Amendment No. 1 to the License Agreement, we are obligated to pay Deutsche Telekom a royalty in an amount equal to 0.25% (the “royalty rate”) of the net revenue (as defined in the trademark license) generated by products and services sold by the Company under the licensed trademarks subject to a cap of $80 million per calendar year through December 31, 2028. The trademark license contains certain quality control requirements, branding guidelines and approval processes that the Company is obligated to maintain.

Deutsche Telekom is obligated to indemnify us against trademark infringement claims with respect to certain licensed T-Mobile marks and has the right (but not the obligation) to indemnify us against trademark infringement claims with respect to certain other licensed trademarks. If Deutsche Telekom chooses not to defend us against trademark infringement claims with respect to certain other licensed trademarks, we have the right to defend ourselves against such claims. We are obligated to indemnify Deutsche Telekom against third-party claims due to the Company’s advertising or anti-competitive use by the Company of the licensed trademarks. Except for indemnification obligations and intentional misconduct, the liability of the Company and Deutsche Telekom is limited to €1 million per calendar year.

We and Deutsche Telekom are obligated to negotiate a new trademark license agreement when (i) Deutsche Telekom has 50% or less of the voting power of the outstanding shares of capital stock of the Company or (ii) any third party owns or controls, directly or indirectly, 50% or more of the voting power of the outstanding shares of capital stock of the Company, or otherwise has the power to direct or cause the direction of the management and policies of the Company. If we and Deutsche Telekom fail to agree on a new trademark license, either we or Deutsche Telekom may terminate the trademark license and such termination shall be effective, in the case of clause (i) above, on the third anniversary after notice of termination and, in the case of clause (ii) above, on the second anniversary after notice of termination. We have the right to continue to sell products under the licensed trademarks for a period of 12 months after termination or expiration of the trademark license. Additionally, we have the right to continue to use advertising materials bearing the licensed trademarks for a period of up to six months after termination or expiration of the trademark license.

DEUTSCHE TELEKOM FINANCING ARRANGEMENTS

During 2023, Deutsche Telekom held the T-Mobile USA senior notes described in the table below, which were issued in 2018. The outstanding notes are T-Mobile USA’s unsecured obligations and are guaranteed on a senior unsecured basis by the Company and by all of T-Mobile USA’s wholly owned domestic restricted subsidiaries (other than certain designated special purpose entities, a reinsurance subsidiary and immaterial subsidiaries), all of T-Mobile USA’s restricted subsidiaries that guarantee certain of T-Mobile

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Transactions with Related Persons and Approval

USA’s indebtedness and any future subsidiary of the Company that directly or indirectly owns any of T-Mobile USA’s equity interests. T-Mobile USA may, at its option, redeem some or all of these notes at any time on or after the date set forth in the table below under “Earliest optional redemption” at the redemption price set forth in the governing indenture, or prior to such dates at a specified “make-whole” redemption price, plus accrued and unpaid interest to, but not including, the redemption date.

Series	Largest principal amount outstanding during 2023	Principal amount as of March 31, 2024	Interest payment dates	Maturity	Earliest optional redemption	Principal paid in 2023	Interest paid in 2023	Other amounts paid (or received) in 2023

4.750% Senior Notes due 2028-1	$1,500,000,000	$1,500,000,000	February 1 and August 1	February 1, 2028	February 1, 2023	—	$71,250,000	$—

The series of T-Mobile USA senior notes held by Deutsche Telekom was issued pursuant to an indenture (the “Indenture”), dated as of April 28, 2013, among T-Mobile USA, the Company, the other guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee. The Indenture, as amended and supplemented with respect to the notes, contains covenants that, among other things, restrict the ability of T-Mobile USA and its restricted subsidiaries to create liens or other encumbrances, and merge, consolidate or sell, or otherwise dispose of, substantially all of their assets. The Indenture, as so amended and supplemented, also contains customary events of default. These covenants and events of default are subject to a number of important qualifications and exceptions.

T-Mobile USA’s 4.750% Senior Notes due 2028-1 held by Deutsche Telekom (the “Specified DT Notes”) have substantially the same terms and conditions as T-Mobile USA’s 4.750% Senior Notes due 2028 issued in a public offering (the “Specified Public Notes”), other than issue date, registration rights and CUSIP. If T-Mobile USA exercises its rights in respect of the Specified Public Notes, T-Mobile USA has agreed to exercise the same rights under the Specified DT Notes on an equal and ratable basis.

OTHER RELATED PERSON TRANSACTIONS WITH DEUTSCHE TELEKOM AND SOFTBANK ENTITIES

The related person transactions described below consist of ongoing arrangements under which the execution of transactions or the provision of services, and the payments related thereto, may vary from period to period or may only occur from time to time, depending on the circumstances of the parties involved and the terms of the applicable arrangements.

Management Agreement

The Management Agreement covers certain international multinational corporation (“MNC”) services that Deutsche Telekom Business Solutions GmbH (“DTBS”), an affiliate of Deutsche Telekom, provides to T-Mobile USA in the MNC segment. These services include sales, business development and account management services, marketing and bid management services, business strategy and information technology services, and business solicitation services aimed toward multinational enterprises. The Management Agreement may be terminated by either party on 12 months’ notice. During 2023, T-Mobile USA incurred approximately $0.4 million in expenses for DTBS’s services under the Management Agreement.

Discount Agreements on Inter-Operator Tariffs

T-Mobile USA has entered into Discount Agreements on Inter-Operator Tariffs with certain Deutsche Telekom affiliates. The Discount Agreements establish a reciprocal discount scheme for roaming charges based on inter-operator tariffs to be paid by the Home Public Mobile Network operator to the Visited Public Mobile Network operator according to their respective international roaming agreements. The Discount Agreements had an initial term ending on December 31, 2016 with yearly or bi-annual renewal terms thereafter. During 2023, T-Mobile USA received approximately $4.9 million in net revenue and incurred approximately $4.3 million in net expenses for Deutsche Telekom’s and its affiliates’ services under the Discount Agreements.

Agreement on Commercial Roaming Broker Services Between Deutsche Telekom and T-Mobile USA

Under this agreement, Deutsche Telekom negotiates, for the benefit of certain of its wireless affiliates, including T-Mobile USA (“NatCos”), the terms of group roaming discount agreements with third-party network/service operators, or roaming partners. This agreement has an indefinite term, but by September 30 of each year, T-Mobile USA has the right to elect to participate or decline to participate under the broker arrangement for the following calendar year, and the parties negotiate the scope of roaming partners with which Deutsche Telekom is entitled to negotiate for T-Mobile USA’s benefit. If T-Mobile USA agrees to be a participating NatCo in a given calendar year, T-Mobile USA will receive and/or provide roaming services according to the terms of the group roaming discount agreements during such calendar year, and at the end of a specified settlement period, Deutsche Telekom will receive from, or make payments to, the roaming partners for T-Mobile USA and the other participating NatCos, pursuant to the

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Transactions with Related Persons and Approval

payment terms of the roaming agreements. Intercompany payments are made between Deutsche Telekom and T-Mobile USA to settle any amounts due to, or owed by, T-Mobile for roaming services under the roaming agreements.

Deutsche Telekom may realize volume discounts for roaming services based on the NatCos’ participation in the group roaming discount agreements. Deutsche Telekom also allocates its commercial roaming costs, which consist of certain strategic and financial planning costs associated with roaming transactions, to the NatCos, including T-Mobile USA. During 2023, T-Mobile USA experienced an approximately $11.6 million increase in roaming revenues and experienced an approximately $4.6 million increase in roaming expenses for roaming usage provided to, or delivered by, third-party operators under this agreement.

Telecom Master Services Agreement

Pursuant to the Master Services Agreement, Deutsche Telekom North America, a wholly owned subsidiary of Deutsche Telekom, provides international long-distance and IP transit (internet connectivity) services to T-Mobile USA. The Master Services Agreement will remain in effect for so long as there remain statements of work pending. During 2023, T-Mobile USA incurred approximately $20.3 million in expenses for Deutsche Telekom North America’s services and received revenues of approximately $2.0 million for T-Mobile’s services provided under the Master Services Agreement.

Insurance Brokerage Services Provided by DeTeAssekuranz-Deutsche Telekom Assekuranz-Vermittlungsgesellschaft mbH (DeTeAssekuranz)

DeTeAssekuranz, a wholly owned subsidiary of Deutsche Telekom, provides certain insurance brokerage services for T-Mobile USA. During 2023, T-Mobile USA incurred approximately $8.6 million in expenses for DeTeAssekuranz’s services under this arrangement.

Services Agreement

In February 2015, T-Mobile entered into a Services Agreement effective as of January 1, 2014 with Deutsche Telekom pertaining to the provision by T-Mobile of certain financial, tax and accounting-related services to Deutsche Telekom and the payment by Deutsche Telekom for such services. The services related to certain operating and financial data and other information that Deutsche Telekom may request from T-Mobile. The agreement was further amended with updates to the fees and services schedule, and an extension to the term following the closing of the Sprint Combination. Pursuant to the Services Agreement, as amended, T-Mobile received approximately $2.5 million in revenues for such services in 2023.

Reimbursement Letter Agreement

T-Mobile has entered into a Reimbursement Letter Agreement with Deutsche Telekom pursuant to which Deutsche Telekom has agreed to reimburse various costs incurred by T-Mobile in connection with the IFRS off-balance sheet treatment of T-Mobile’s service receivable sale arrangement (the “Airtime facility”) and its EIP receivable sale arrangement (the “EIP facility,” and together with the Airtime facility, the “Existing Receivable Sale Arrangements”). The Reimbursement Letter Agreement provides that T-Mobile and Deutsche Telekom will further discuss whether the IFRS off-balance sheet treatment will be necessary in any future receivable sale arrangements (including for any extension of the Existing Receivable Sale Arrangements). T-Mobile received or expects to receive approximately $114,000 from Deutsche Telekom for its expenses incurred during 2023 in connection with the IFRS off-balance sheet treatment of the Existing Receivable Sale Arrangements.

Connected Solutions Agreement

In November 2016, T-Mobile entered into a Connected Car Agreement effective as of November 18, 2016 with Mojio, Inc. (“Mojio”), a company in which an affiliate of Deutsche Telekom at the time owned an approximately 14% equity interest. In December 2018, the Connected Car Agreement was further amended and restated in the form of a Master Agreement for Connected Solutions, effective December 20, 2018. The amended and restated agreement enables Mojio to provide cloud platform and software support to the Company for multiple connected device product lines, including the connected car services, as well as attendant or related one-off professional services. In September 2023, the Product Schedule for the connected car services was terminated, and Mojio will continue to provide services and deliverables for the connected car services for a period of up to 18 months. During 2023, the Company incurred approximately $3.6 million in expenses under the arrangement.

Sprint International Wireline Agreements and Purchase Orders

Prior to the closing of the Sprint Combination, Sprint international entities entered into various wireline agreements and purchase orders with affiliates of Deutsche Telekom, including the Company, that provide for transport, co-location and peering arrangements to provide Sprint international wireline customers local access outside of the United States. These agreements continued following the closing of the Sprint Combination and were assumed by Cogent Communications Holdings, Inc., (“Cogent”) following the closing of the sale of the wireline business to Cogent in May 2023. In 2023, the Company received less than $0.1 million in revenues and incurred approximately $0.7 million in expenses pursuant to these arrangements.

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Transactions with Related Persons and Approval

Framework Agreement for Collaboration on Internet of Things Services

In September 2022, the Company and an affiliate of Deutsche Telekom entered into a Framework Agreement and related addendum to collaborate on global IoT Services to provide a unified approach to win market share by building upon the parties’ existing global assets, including to provide support to T-Mobile’s automotive business customers with an international footprint. In 2023, the Company incurred approximately $0.5 million in expenses under the Framework Agreement and related addendum.

Master Agreement and Statement of Work for Application Development Services

In May 2023, the Company and an affiliate of Deutsche Telekom entered into a Master Agreement and related Statement of Work, pursuant to which Deutsche Telekom agrees to provide application development services and managed services. In 2023, the Company incurred approximately $1.2 million in expenses under the Master Agreement and related Statement of Work.

Master Services Agreement with T-Systems

Prior to the closing of the Sprint Combination, Sprint entered into agreements with T-Systems, an affiliate of Deutsche Telekom, pursuant to which T-Systems provided submarine cable operations and maintenance services. In 2023, the Company incurred approximately $0.2 million in expenses and received less than $0.1 million in revenues pursuant to this arrangement.

Aircraft Time Sharing Agreement

In February 2021, T-Mobile entered into an Aircraft Time Sharing Agreement with G. Michael Sievert, the Company’s Chief Executive Officer, pursuant to which any personal usage by Mr. Sievert will be fully reimbursed in accordance with government regulations. In 2023, Mr. Sievert fully reimbursed the Company for any personal usage of the Company’s corporate aircraft under this arrangement.

International Roaming Agreement

Prior to the closing of the Sprint Combination, Sprint and an affiliate of SoftBank were parties to an agreement pursuant to which each party allows the other party’s customers to roam on certain of its networks free of charge or to roam on certain networks at a discount rate. The parties also entered into the Roaming Agreement Addendum—Inter Operator Tariff Agreement for M2M Traffic. The agreement and related addendum continued and was further amended following the closing of the Sprint Combination. In 2023, the Company received approximately $5.7 million in revenues and incurred approximately $5.3 million in expenses.

Global Wholesale Wireline Master Services Agreement

Prior to the closing of the Sprint Combination, Sprint and an affiliate of SoftBank entered into a Global Wholesale Wirelines Master Services Agreement, pursuant to which SoftBank purchases wireline wholesale services from Sprint for resale to its end users. The agreement continued following the closing of the Sprint Combination and was assumed by Cogent following the closing of the sale of the wireline business to Cogent in May 2023. In 2023, the Company received approximately $0.1 million in revenues under this arrangement.

Domestic Wholesale Wireline Master Services Agreement

Prior to the closing of the Sprint Combination, Sprint and an affiliate of SoftBank entered into a Domestic Wholesale Wirelines Master Services Agreement, pursuant to which Sprint International Japan Corporation sells wireline wholesale services to SoftBank. The agreement continued following the closing of the Sprint Combination and was assumed by Cogent following the closing of the sale of the wireline business to Cogent in May 2023. In 2023, the Company received approximately $0.4 million in revenues and incurred approximately $0.1 million in expenses under this arrangement.

InMobi Master Services Agreement

Prior to the closing of the Sprint Combination, Sprint and InMobi Pte. Ltd. (“InMobi”), an affiliate of SoftBank, entered into a Master Services Agreement, pursuant to which InMobi licenses data and provides certain distribution, mobile advertising and data services. The agreement continued following the closing of the Sprint Combination. In 2023, the Company received approximately $5.0 million in revenues and incurred approximately $0.2 million in expenses under this Master Services Agreement.

Wireless Wholesale Master Services Agreement and Solution Provider Agreement

Pursuant to a Wireless Wholesale Master Services Agreement and Solution Provider Agreement, Netradyne, Inc., an affiliate of SoftBank, resells the Company’s 5G/LTE IoT data to Netradyne’s end customers as a package bundled with its fleet dash camera products. In 2023, T-Mobile received approximately $6.7 million in revenues from Netradyne under this arrangement.

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Transactions with Related Persons and Approval

Supplier Agreement

Pursuant to a Supplier Agreement, GoBrands, Inc., d/b/a goPuff, an affiliate of SoftBank, provides the Company with certain products and services for use in connection with rewards, offers, and sweepstakes that the Company offers through its T-Mobile Tuesdays mobile applications, including unique codes redeemable on GoBrands’ website. In 2023, T-Mobile received approximately $0.3 million in revenues from GoBrands under this arrangement.

Wireless Services Agreements

The Company entered into agreements with SoftBank and several of its affiliates to provide wireless services. In 2023, the Company received approximately $0.4 million in revenues pursuant to these wireless services agreements.

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WHY DID I RECEIVE THESE MATERIALS?

As a holder of common stock of T-Mobile US, Inc. at the close of business on April 16, 2024, the record date, you are entitled to vote at the Annual Meeting. We are providing you with these proxy materials in connection with the solicitation of proxies by our Board to be used at the Annual Meeting. These proxy materials were first made available to our stockholders on or about April 26, 2024. This Proxy Statement describes the proposals to be voted on at the Annual Meeting by the holders of record of our common stock on the record date and includes information required to be disclosed to our stockholders.

HOW DO PROXIES WORK?

You may vote by authorizing the persons selected by us as your proxy to vote your shares at the Annual Meeting according to your instructions on the matters discussed in this Proxy Statement, and according to their discretion on any other business that may properly come before the Annual Meeting. We have designated two of our executive officers as proxies for the Annual Meeting: G. Michael Sievert and Peter Osvaldik.

WHO IS ENTITLED TO VOTE?

If you are a holder of record of our common stock as of the record date (April 16, 2024), you may vote your shares on the matters to be voted on at the Annual Meeting. You will receive only one proxy card for all the shares of common stock you hold in certificate and book-entry form.

If, as of the record date, you hold shares of our common stock in “street name”—that is, through an account with a bank, broker or other institution—you may direct the registered holder how to vote your shares at the Annual Meeting by following the instructions that you will receive from the registered holder.

HOW DO I VOTE?

By Internet. Go to www.proxyvote.com, available 24 hours a day, seven days a week, and follow the on-screen instructions to submit your proxy. You will need to have your proxy card available and use the Company number and account number shown on your proxy card to cast your vote. This method of voting will be available until 11:59 p.m. Eastern Daylight Time, or EDT, on June 11, 2024, or the date immediately before any date to which the Annual Meeting may be continued, adjourned or postponed.

By Mail. You may submit your proxy by mail by returning your executed proxy card. You should sign your proxy card using exactly the same name as appears on the card, date your proxy card and indicate your voting preference on each proposal. You should mail your proxy card with plenty of time in advance to allow for delivery prior to the Annual Meeting. Proxy cards received after 9:00 a.m. Pacific Daylight Time on June 12, 2024 may not be considered unless the Annual Meeting is continued, adjourned or postponed and then only if such proxy cards are received before the date and time the continued, adjourned or postponed Annual Meeting is held.

By Phone. You also may submit your proxy by phone from the United States and Canada, using the toll-free number on the proxy card and the procedures and instructions described on the proxy card. Telephone voting will be considered at the Annual Meeting if completed prior to 11:59 p.m. EDT on June 11, 2024, or the date immediately before any date to which the Annual Meeting may be continued, adjourned or postponed.

At the Annual Meeting. You may also vote electronically at the virtual Annual Meeting. See “What do I need in order to virtually attend the Annual Meeting?” below.

HOW ARE THE VOTES RECORDED? WHAT IS THE EFFECT IF I DO NOT VOTE?

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If you are a registered holder and we receive a valid proxy card from you by mail or receive your vote by phone or internet, your shares will be voted by the named proxy holders as indicated in your voting preference selection.

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If you return your signed and dated proxy card without indicating your voting preference on one or more of the proposals to be considered at the Annual Meeting, or if you otherwise do not indicate your voting preference via phone or internet on one or more of the proposals to be considered at the Annual Meeting, your shares will be voted on the proposals for which you did not indicate your voting preference in accordance with the recommendations of the Board.

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Questions and Answers About the Annual Meeting and Voting

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If you hold your shares in street name and want your shares to be voted, you must instruct your broker, bank or other institution how to vote such shares. Absent your specific instructions, NASDAQ rules do not permit brokers and banks to vote your shares on a discretionary basis for non-routine corporate governance matters, such as the election of directors proposal (resulting in a “broker non-vote”), but your shares can be voted without your instructions on the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm because this is considered a routine matter.

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If you indicate that you wish to withhold authority or abstain from voting on a proposal, your shares will not be voted and will have no direct effect on the outcome of that proposal. Your shares, however, will count toward the quorum necessary to hold the Annual Meeting.

Proposal	Recommended Vote	Vote Required		Withhold Votes/ Abstentions	Broker Non-Votes

1. Election of Directors	FOR	Plurality		No Effect	No Effect

2. Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2024	FOR	Majority	*	No Effect	**

*

Under our bylaws, this proposal is decided by the vote of a majority of the votes cast in person (virtually) or by proxy at the Annual Meeting by the holders of our shares of common stock entitled to vote thereon. Under this voting standard, this proposal will be approved if a majority of the votes cast “FOR” the proposal exceed the number of votes cast “AGAINST” the proposal. Neither abstentions nor broker non-votes will count as votes cast “FOR” or “AGAINST” the proposal. Therefore, abstentions and broker non-votes, if any, will have no direct effect on the outcome of the proposal.

**	Broker non-votes are not expected for this proposal.

CAN I CHANGE MY VOTE OR REVOKE MY PROXY?

Yes. If you are a holder of record of our common stock, you may revoke your proxy at any time prior to the voting deadlines referred to in “How do I vote?” above by:

▪	delivering a written revocation to our Corporate Secretary at our principal executive office located at 3655 131st Avenue SE, Bellevue, Washington 98006

▪	submitting another valid proxy card with a later date by mail;

▪	submitting another, later-dated proxy by phone or internet; or

▪	virtually attending the Annual Meeting and voting electronically.

Attendance at the virtual Annual Meeting will not, by itself, revoke a proxy.

If your shares are held in street name, you must contact your broker or other registered holder in order to revoke your previously submitted voting instructions. Such revocation should be made sufficiently in advance of the Annual Meeting to ensure that the revocation of the proxy card submitted by your registered holder is received by our Corporate Secretary prior to the date and time of the Annual Meeting.

WHAT IS REQUIRED FOR A QUORUM AT THE ANNUAL MEETING?

To transact business at the Annual Meeting, a majority of the shares of our common stock issued and outstanding on the record date and entitled to vote at the Annual Meeting must be present, in person (virtually) or by proxy, at the Annual Meeting. If a quorum is not present at the Annual Meeting, no business can be transacted at that time, and the meeting will be continued, adjourned or postponed to a later date. On April 16, 2024, the record date, there were 1,172,858,640 shares of our common stock outstanding and entitled to vote at the Annual Meeting.

A stockholder’s instruction to “withhold authority,” abstentions, and broker non-votes will be counted as present and entitled to vote at the Annual Meeting for purposes of determining a quorum.

WHAT DO I NEED IN ORDER TO VIRTUALLY ATTEND THE ANNUAL MEETING?

The Annual Meeting will again be held solely by means of remote communication, in a virtual only format. You will not be able to attend the Annual Meeting in person. You can virtually attend the Annual Meeting at the meeting time by visiting www.virtualshareholdermeeting.com/TMUS2024 and entering the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card or on the instructions that accompany your proxy materials. The Annual Meeting will begin promptly at 9:00 a.m. PDT. Online check-in will begin at 8:45 a.m. PDT, and you should allow ample time for the online check-in procedures.

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Questions and Answers About the Annual Meeting and Voting

WHO WILL TABULATE AND COUNT THE VOTES?

Representatives of Broadridge Financial Solutions will tabulate the votes and act as the Company’s Inspector of Elections.

WHERE CAN I FIND THE VOTING RESULTS FOR EACH PROPOSAL?

We will file a Current Report on Form 8-K within four business days after the Annual Meeting to announce the preliminary results of voting.

WHO BEARS THE COST OF THE PROXY SOLICITATION?

We will bear all of the costs of soliciting proxies, including the preparation, assembly, printing and distribution of all proxy materials. We also reimburse brokers, banks, fiduciaries, custodians and other institutions for their costs in forwarding the proxy materials to the beneficial owners or holders of our common stock. Our directors, officers and employees also may solicit proxies by mail, personally, by telephone, by email or by other appropriate means. No additional compensation will be paid to directors, officers or other employees for such services.

WHAT IF I AM HAVING TECHNICAL DIFFICULTIES ATTENDING THE VIRTUAL ANNUAL MEETING?

We encourage stockholders to join 15 minutes before the start time to ensure a proper connection and to give time to resolve any technical difficulties. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the phone numbers displayed on the meeting website on the meeting date.

HOW TO ASK QUESTIONS AT THE VIRTUAL ANNUAL MEETING?

If you are attending the meeting as a stockholder of record or beneficial owner who has registered in advance, you will be able to submit questions. Questions can be submitted through the “Ask A Question” box in the bottom left-hand corner of the page within the meeting center site. Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Questions should relate to matters of concern to stockholders generally. We ask that stockholders please limit themselves to one question or topic. Questions from multiple stockholders on the same topic or that are otherwise related may be grouped, summarized, and answered together.

■ PROXY STATEMENT 2024	83

Company Information

Our website contains the Company’s current Corporate Governance Guidelines, Director Selection Guideline, committee charters, Speak Up Policy (f.k.a. Whistleblower Protection Policy), Code of Business Conduct, Code of Ethics for Senior Financial Officers, Supplier Code of Conduct, Supplier Data Processing Requirements and SEC filings. You may view or download any of these documents free of charge on the Investor Relations section of our website at http://investor.t-mobile.com by selecting “Governance Documents” under the “Corporate Governance” tab. By selecting “SEC Filings” under the “Financials” tab, you will also find a copy of this Proxy Statement, a copy of the 2023 Annual Report to Stockholders, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and copies of the Company’s quarterly reports on Form 10-Q and current reports on Form 8-K. You may obtain a copy of any of the above-listed documents, including the Company’s Annual Report on Form 10-K, upon request, free of charge, by sending a request in writing to the Company’s Investor Relations Department at T-Mobile US, Inc., 3655 131st Ave SE, Bellevue, WA 98006.

Duplicate Mailings (Householding)

We have adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, we may deliver only one copy of our Notice of Internet Availability of Proxy Materials, and for those stockholders that received a paper copy of proxy materials in the mail, one copy of this Proxy Statement and our 2023 Annual Report to Stockholders, to multiple stockholders who share the same address unless we have received contrary instructions from an affected stockholder.

If you received only one copy of this Proxy Statement and the 2023 Annual Report to Stockholders or Notice of Internet Availability of Proxy Materials and wish to receive a separate copy for each stockholder in your household, or if you wish to participate in householding, please contact Broadridge Financial Solutions, Inc. by calling toll free at (866) 540-7095 or by writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York, NY 11717. We will promptly deliver, upon written or oral request to the address or telephone number above by stockholders at a shared address to which a single copy of the documents was delivered, a separate copy of the Proxy Statement and the 2023 Annual Report to Stockholders.

A number of brokerage firms have instituted householding. If you hold your shares in street name, please contact your bank, broker or other holder of record to request information on householding.

Stockholder Proposals for the 2025 Annual Meeting of Stockholders

Proposals Pursuant to Rule 14a-8. Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our Proxy Statement and for consideration at our 2025 annual meeting of stockholders. To be eligible for inclusion in our 2025 Proxy Statement under Rule 14a-8, your proposal must be received by us no later than the close of business on December 27, 2024, and must otherwise comply with Rule 14a-8. While the Board will consider stockholder proposals, we reserve the right to omit from our Proxy Statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Business Proposals and Nominations Pursuant to Our Bylaws. Under our bylaws, in order to nominate a director or bring any other business before the stockholders at the 2025 annual meeting of stockholders that will not be included in our Proxy Statement pursuant to Rule 14a-8, you must comply with the procedures and timing specifically described in our bylaws. In addition, assuming the date of the 2025 annual meeting of stockholders is not more than 30 days before and not more than 60 days after the anniversary date of the 2024 Annual Meeting, you must notify us in writing, and such written notice must be delivered to our secretary no earlier than February 12, 2025, and no later than March 14, 2025.

A copy of our bylaws setting forth the requirements for the nomination of director candidates by stockholders and the requirements for proposals by stockholders may be obtained free of charge from our Corporate Secretary at 3655 131st Avenue SE, Bellevue, Washington 98006. A nomination or proposal that does not comply with the above procedures will be disregarded. Compliance with the above procedures does not require the Company to include the proposed nominee or proposal in the Company’s proxy solicitation material.

In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than nominees by our Board of Directors must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

84	PROXY STATEMENT 2024 ■

Other Information and Business

We intend to file a proxy statement and WHITE proxy card with the SEC in connection with the solicitation of proxies for our 2025 annual meeting of stockholders.

Other Business

Management does not know of any other items or business, other than those in the accompanying Notice of Annual Meeting of Stockholders, that may properly come before the Annual Meeting or other matters incident to the conduct of the Annual Meeting.

As to any other item or proposal that may properly come before the Annual Meeting, including voting on a proposal omitted from this Proxy Statement pursuant to the rules of the SEC, it is intended that proxies will be voted in accordance with the discretion of the proxy holders.

■ PROXY STATEMENT 2024	85

Appendix A

Reconciliation of Non-GAAP Financial Measures

“Adjusted EBITDA”: Earnings before Interest expense, net of Interest income, Income tax expense, Depreciation and amortization, stock-based compensation and certain income and expenses not reflective of T-Mobile’s ongoing operating performance.

“Core Adjusted EBITDA”: Core Adjusted EBITDA represents Adjusted EBITDA less device lease revenues.

Adjusted EBITDA and Core Adjusted EBITDA are reconciled to Net income (loss) as follows:

	Quarter								Year Ended December 31,
(in millions)	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023	2022	2023

Net income (loss)	$713	$(108)	$508	$1,477	$1,940	$2,221	$2,142	$2,014	$2,590	$8,317

Adjustments:

Interest expense, net	864	851	827	822	835	861	790	849	3,364	3,335

Other expense (income), net	11	21	3	(2)	(9)	(6)	(41)	(12)	33	(68)

Income tax expense (benefit)	218	(55)	(57)	450	631	717	705	629	556	2,682

Operating income	1,806	709	1,281	2,747	3,397	3,793	3,596	3,480	6,543	14,266

Depreciation and amortization	3,585	3,491	3,313	3,262	3,203	3,110	3,187	3,318	13,651	12,818

Stock-based compensation (1)	136	149	145	146	173	155	152	164	576	644

Merger-related costs	1,413	1,668	1,296	592	358	276	152	248	4,969	1,034

Impairment expense	—	477	—	—	—	—	—	—	477	—

Legal-related expenses (recoveries), net (2)	—	400	(19)	10	(43)	—	—	1	391	(42)

Loss (gain) on disposal group held for sale	—	—	1,071	16	(42)	17	—	—	1,087	(25)

Other, net (3)	10	110	(48)	55	153	54	513	13	127	733

Adjusted EBITDA	6,950	7,004	7,039	6,828	7,199	7,405	7,600	7,224	27,821	29,428

Lease revenues	(487)	(386)	(311)	(246)	(147)	(69)	(53)	(43)	(1,430)	(312)

Core Adjusted EBITDA	$6,463	$6,618	$6,728	$6,582	$7,052	$7,336	$7,547	$7,181	$26,391	$29,116

1.

Stock-based compensation includes payroll tax impacts and may not agree to stock-based compensation expense in the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. Additionally, certain stock-based compensation expenses associated with the Sprint Combination have been included in Merger-related costs.

2.	Legal-related expenses (recoveries), net, consists of the settlement of certain litigation associated with the August 2021 cyberattack and is presented net of insurance recoveries.
3.

Other, net, primarily consists of certain severance, restructuring and other expenses and income, including gains from the sale of IP addresses and severance and related costs associated with the August 2023 workforce reduction, not directly attributable to the Merger which are not reflective of T-Mobile’s core business activities (“special items”), and are, therefore, excluded from Adjusted EBITDA and Core Adjusted EBITDA.

Core Adjusted EBITDA and Adjusted EBITDA are non-GAAP financial measures utilized by T-Mobile’s management to monitor the financial performance of our operations. T-Mobile historically used Adjusted EBITDA and T-Mobile currently uses Core Adjusted EBITDA internally as a measure to evaluate and compensate its personnel and management for their performance. T-Mobile uses Adjusted EBITDA and Core Adjusted EBITDA as benchmarks to evaluate its operating performance in comparison to competitors. Management believes analysts and investors use Core Adjusted EBITDA and Adjusted EBITDA as supplemental measures to evaluate overall operating performance and to facilitate comparisons with other wireless communications services companies because they are indicative of T-Mobile’s ongoing operating performance and trends by excluding the impact of interest expense from financing, non-cash depreciation and amortization from capital investments, stock-based compensation, Merger-related costs, including network decommissioning costs, impairment expense, loss and gain on disposal group held for sale and certain legal-related recoveries and expenses, as well as other certain special income and expenses, including severance and related costs associated with the August 2023 workforce reduction, which are not reflective of T-Mobile’s core business activities. Management believes analysts and investors use Core Adjusted EBITDA because it normalizes for the transition in the company’s device financing strategy, by excluding the impact of device lease revenues from Adjusted EBITDA, to align with the exclusion of the related depreciation expense on leased devices from Adjusted EBITDA. Core Adjusted EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as a substitute for income from operations, Net income or any other measure of financial performance reported in accordance with GAAP.

■ PROXY STATEMENT 2024	A-1

APPENDIX A

“Adjusted Free Cash Flow”: Adjusted Free Cash Flow is a non-GAAP financial measure utilized by T-Mobile’s management, investors, and analysts of its financial information to evaluate cash available to pay debt, repurchase shares, pay dividends and provide further investment in the business. It represents Net cash provided by operating activities less Cash purchases of property and equipment, plus Proceeds from sales of tower sites and Proceeds related to beneficial interests in securitization transactions and less Cash payments for debt prepayment or debt extinguishment costs. Starting in the first quarter of 2023, we renamed Free Cash Flow to Adjusted Free Cash Flow. This change in name did not result in any change to the definition or calculation of this non-GAAP financial measure.

Adjusted Free Cash Flow is reconciled to Net Cash Provided by Operating Activities as follows:

	Quarter								Year Ended December 31,
(in millions)	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023	2021	2022	2023

Net cash provided by operating activities	$3,845	$4,209	$4,391	$4,336	$4,051	$4,355	$5,294	$4,859	$13,917	$16,781	$18,559

Cash purchases of property and equipment, including capitalized interest	(3,381)	(3,572)	(3,634)	(3,383)	(3,001)	(2,789)	(2,424)	(1,587)	(12,326)	(13,970)	(9,801)

Proceeds from sales of tower sites	—	—	—	9	6	2	2	2	40	9	12

Proceeds related to beneficial interests in securitization transactions	1,185	1,121	1,308	1,222	1,345	1,309	1,131	1,031	4,131	4,836	4,816

Cash payments for debt prepayment or debt extinguishment costs	—	—	—	—	—	—	—	—	(116)	—	—

Adjusted Free Cash Flow	$1,649	$1,758	$2,065	$2,184	$2,401	$2,877	$4,003	$4,305	$5,646	$7,656	$13,586

A-2	PROXY STATEMENT 2024 ■

T-MOBILE US, INC. ATTN: BROADY HODDER 12920 SE 38TH STREET BELLEVUE, WA 98006

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time on June 11, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting -Go to www.virtualshareholdermeeting.com/TMUS2024

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time on June 11, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

                                V40090-P10792          KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —  — — — —  — — — — — — — — — — — — — –

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

T-MOBILE US, INC.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1. Election of Directors Nominees:	☐	☐	☐

    01)  André Almeida      08)  Raphael Kübler

    02)  Marcelo Claure           09)  Thorsten Langheim

    03)  Srikant M. Datar       10)  Dominique Leroy

    04)  Srinivasan Gopalan      11)  Letitia A. Long

    05)  Timotheus Höttges        12)   G. Michael Sievert

    06)  Christian P. Illek      13)  Teresa A. Taylor

    07)  James J. Kavanaugh      14)  Kelvin R. Westbrook

The Board of Directors recommends you vote FOR proposals 2.					For	Against	Abstain

2. Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2024.					☐	☐	☐

NOTE: Consider any other business that is properly brought before the Annual Meeting or any continuation, adjournment or postponement of the Annual Meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

[Graphic Appears Here]
T-MOBILE US, INC. ATTN: BROADY HODDER 12920 SE 38TH STREET BELLEVUE, WA 98006
VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time on June 11, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting—Go to www.virtualshareholdermeeting.com/TMUS2024
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time on June 11, 2024. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
     V40090-P10792     KEEP THIS PORTION FOR YOUR RECORDS
     THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.     DETACH AND RETURN THIS PORTION ONLY
T-MOBILE US, INC.        For     Withhold For All To withhold authority to vote for any individual
     All     All Except  nominee(s), mark “For All Except” and write the
The Board of Directors recommends you vote FOR the following:      number(s) of the nominee(s) on the line below.
1. Election of Directors       !     ! !
Nominees:
01)  André Almeida     08) Raphael Kübler
02)  Marcelo Claure     09) Thorsten Langheim
03)  Srikant M. Datar     10) Dominique Leroy
04)  Srinivasan Gopalan     11) Letitia A. Long
05)  Timotheus Höttges     12) G. Michael Sievert
06)  Christian P. Illek     13) Teresa A. Taylor
07)  James J. Kavanaugh     14) Kelvin R. Westbrook

2024 ANNUAL MEETING OF STOCKHOLDERS OF

T-MOBILE US, INC.

Wednesday, June 12, 2024

9:00 A.M., Pacific Daylight Time

Online only at www.virtualshareholdermeeting.com/TMUS2024

At the Annual Meeting, stockholders will vote upon the proposals outlined in the Notice of 2024 Annual Meeting of Stockholders of T-Mobile US, Inc. and any other business as may properly come before the Annual Meeting. We look forward to your participation.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — V40091-P10792

T-MOBILE US, INC.

Annual Meeting of Stockholders

June 12, 2024, 9:00 A.M., Pacific Daylight Time

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) G. Michael Sievert and Peter Osvaldik, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of T-MOBILE US, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 A.M. PDT on Friday, June 16, 2023, virtually at www.virtualshareholdermeeting.com/TMUS2024.

This proxy, when properly executed, will be voted in the manner directed herein and, in the proxyholders’ discretion, upon any other business that properly comes before the meeting. If no direction is given, this proxy will be voted in accordance with the recommendation of the Board of Directors: FOR the election of each of the nominees to the Board and FOR Proposal 2.

Continued and to be signed on reverse side

The Board of Directors recommends you vote FOR proposal 2.       For     Against Abstain
2. Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2024.      !     !     !
NOTE: Consider any other business that is properly brought before the Annual Meeting or any continuation, adjournment or postponement of the Annual Meeting.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.
Signature [PLEASE SIGN WITHIN BOX]   Date     Signature (Joint Owners)     Date
2024 ANNUAL MEETING OF STOCKHOLDERS OF
T-MOBILE US, INC.
Wednesday, June 12, 2024 9:00 A.M., Pacific Daylight Time
Online only at www.virtualshareholdermeeting.com/TMUS2024
At the Annual Meeting, stockholders will vote upon the proposals outlined in the Notice of 2024 Annual Meeting of Stockholders of T-Mobile US, Inc. and any other business as may properly come before the Annual Meeting. We look forward to your participation.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.
V40091-P10792

T-MOBILE US, INC. Annual Meeting of Stockholders June 12, 2024, 9:00 A.M., Pacific Daylight Time This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) G. Michael Sievert and Peter Osvaldik, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of T-MOBILE US, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 A.M. PDT on Wednesday, June 12, 2024, virtually at www.virtualshareholdermeeting.com/TMUS2024.
This proxy, when properly executed, will be voted in the manner directed herein and, in the proxyholders’ discretion, upon any other business that properly comes before the meeting. If no direction is given, this proxy will be voted in accordance with the recommendation of the Board of Directors: FOR the election of each of the nominees to the Board and FOR Proposal 2.
Continued and to be signed on reverse side